                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.    )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:
[X] Preliminary Proxy Statement           [_] Confidential, For Use of the
[_] Definitive Proxy Statement              Commission Only (as permitted by
[_] Definitive Additional Materials         Rule 14a-6(e)(2))
[_] Soliciting Material Pursuant to Exchange Act Rule 240.14a-11 or 14a-12

                           NATIONAL MEDIA CORPORATION
--------------------------------------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

--------------------------------------------------------------------------------
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X] No Fee Required
[_] Fee computed on table below per Exchange Act Rules 14(a)-6(i)(1) and 0-11.

  (1) Title of each class of securities to which investment applies:
    ------------------------------------------------------------------------

  (2) Aggregate number of securities to which investment applies:
    ------------------------------------------------------------------------

  (3) Per unit price or other underlying value of investment computed pursuant to Exchange Act Rule 0-11: (set forth the amount on which the filing fee is calculated and state how it was determined.)
    ------------------------------------------------------------------------

  (4) Proposed maximum aggregate value of investment:
    ------------------------------------------------------------------------

  (5) Total Fee paid:
    ------------------------------------------------------------------------

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid:
    ------------------------------------------------------------------------

  (2) Form, Schedule or Registration Statement No.:
    ------------------------------------------------------------------------

  (3) Filing Party:
    ------------------------------------------------------------------------

  (4) Date Filed:
    ------------------------------------------------------------------------

                          NATIONAL MEDIA CORPORATION
                              ELEVEN PENN CENTER
                                  SUITE 1100
                              1835 MARKET STREET
                            PHILADELPHIA, PA 19103

                                                              September  , 1998

DEAR FELLOW STOCKHOLDER:

  You are cordially invited to attend the special meeting of stockholders (the "Stockholders' Meeting") of National Media Corporation ("National Media") to
be held on    , October  , 1998, at [10:00 A.M., LOCAL TIME, AT THE UNION
LEAGUE, 140 SOUTH BROAD STREET, PHILADELPHIA, PENNSYLVANIA 19102].

  At the Stockholders' Meeting, stockholders will vote upon a proposal related to the transactions contemplated by a Stock Purchase Agreement between National Media and an investor group led by Stephen C. Lehman pursuant to which the investor group will purchase $20,000,000 to $22,000,000 of newly-issued shares of National Media's Series E Convertible Preferred Stock from the Company. Simultaneously with the execution of the Stock Purchase Agreement, the investor group consummated the purchase of $10,000,000 of National Media's Series D Convertible Preferred Stock from the original holders thereof. At the Stockholders' Meeting, you will also be asked to consider and vote upon the election of nine members of the Board of Directors, certain of whom have agreed to resign in the event of consummation of the transactions contemplated by the Stock Purchase Agreement in order to create sufficient vacancies on the Board of Directors for the appointment of three additional Directors by the investor group. You will also be asked to consider and approve an amendment to the Company's 1991 Stock Option Plan increasing the number of shares of Common Stock available for awards thereunder by 800,000 shares. Last, you will be asked to consider and approve Ernst & Young LLP as National Media's independent certified public accountants for the fiscal year ending March 31, 1999. Our Annual Report on Form 10-K to Stockholders for the fiscal year ended March 31, 1998 accompanies this Proxy Statement.

  We look forward to seeing you at the Stockholders' Meeting and we strongly urge your favorable vote on the transactions contemplated by the Stock Purchase Agreement and the other proposals in the Proxy Statement. Whether or not you are planning to attend, we urge you to return the enclosed proxy at your earliest convenience.

                                          Sincerely,

                                          Frederick S. Hammer
                                          Chairman of the Board of Directors

                          NATIONAL MEDIA CORPORATION
                              ELEVEN PENN CENTER
                                  SUITE 1100
                              1835 MARKET STREET
                            PHILADELPHIA, PA 19103

                               ----------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                         TO BE HELD ON OCTOBER  , 1998

  To the Stockholders of National Media Corporation ("National Media" or the "Company"):

  A special meeting of stockholders (the "Stockholders' Meeting") of National Media will be held on October , 1998, at [10:00 a.m., at The Union League, 140 South Broad Street, Philadelphia, Pennsylvania 19102], for the following purposes:

  . To consider and vote upon a proposal to approve the consummation of the transactions (the "Transactions") contemplated by that certain stock purchase agreement (the "Stock Purchase Agreement"), dated as of August 11, 1998, by and between National Media and NM Acquisition Co., LLC ("ACO"), including among other things, (i) the issuance of a minimum of 20,000 and, at the option of the Company, a maximum of 22,000 shares of the Company's Series E Convertible Preferred Stock; (ii) the amendment of National Media's Certificate of Incorporation increasing the authorized number of shares of common stock of the Company ("Common Stock") to 150,000,000 shares; (iii) an agreement with ValueVision International, Inc. ("ValueVision") amending, among other things, certain terms of a $10,000,000 promissory note payable to ValueVision and certain warrants of the Company held by ValueVision; and (iv) the grant to Temporary Media Co., LLC ("TMC"), an affiliate of ACO, of options to purchase up to 212,500 shares of Common Stock and warrants to purchase up to 3,762,500 shares of Common Stock, 2,612,500 of which may be exercised by TMC or its affiliates.

  . To consider and vote upon the election of nine members of the Board of Directors, certain of whom have agreed to resign upon consummation of the Transactions contemplated by the Stock Purchase Agreement, if the proposal regarding the Transactions is approved at the Stockholders' Meeting, in order to create sufficient vacancies on the Board of Directors for the appointment of three ACO nominees by the Company's Board of Directors;

  . To consider and vote upon a proposal to amend the Company's 1991 Stock Option Plan to increase the number of shares of Common Stock available for awards thereunder by 800,000 shares;

  . To consider and vote upon a proposal to ratify the appointment of Ernst & Young LLP as the Company's independent certified public accountants for the fiscal year ending March 31, 1999; and

  . To transact such other business as may properly come before the Stockholders' Meeting and any or all adjournments or postponements thereof.

  THE NATIONAL MEDIA BOARD OF DIRECTORS HAS APPROVED THE TRANSACTIONS AND RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL AND ADOPTION OF THE TRANSACTIONS. THE NATIONAL MEDIA BOARD OF DIRECTORS ALSO RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE DIRECTORS NOMINATED HEREIN, FOR APPROVAL OF THE AMENDMENT TO THE COMPANY'S 1991 STOCK OPTION PLAN, AND FOR RATIFICATION OF ERNST & YOUNG LLP AS NATIONAL MEDIA'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING MARCH 31, 1999.

  The Stock Purchase Agreement and other important matters are explained in the accompanying Proxy Statement, which you are urged to read carefully. A copy of the Stock Purchase Agreement is attached as Annex A to the Proxy Statement and copies of additional agreements and instruments related to the Stock Purchase Agreement have been filed as exhibits to the Company's Current Report on Form 8-K dated August 13, 1998 and are incorporated by reference in the Proxy Statement. In addition, a copy of the Fairness Opinion of Janney

Montgomery Scott Inc. dated August 28, 1998 is attached as Annex B to the Proxy Statement and a copy of the Company's 1991 Stock Option Plan is attached as Annex C to the Proxy Statement.

  The National Media Board of Directors has fixed the close of business on September 18, 1998 as the record date for determining the stockholders entitled to receive notice of and to vote at the Stockholders' Meeting and at any and all adjournments or postponements thereof.

  Management welcomes your attendance at the Stockholders' Meeting. Whether or not you expect to attend the Stockholders' Meeting in person, you are requested to complete, sign, date and promptly return the enclosed proxy in the accompanying postage-paid envelope. The prompt return of your proxy will save expenses involved in further communication. Your proxy will not affect your right to vote in person if you attend the Stockholders' Meeting. FAILURE TO RETURN A PROPERLY EXECUTED PROXY CARD OR FAILURE TO VOTE IN PERSON AT THE STOCKHOLDERS' MEETING WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE TRANSACTIONS AND THE OTHER PROPOSALS SET FORTH IN THE PROXY STATEMENT.

                                          Brian J. Sisko
                                          Senior Vice President,
                                          General Counsel and Secretary

Philadelphia, Pennsylvania
September  , 1998

                            YOUR VOTE IS IMPORTANT.
    TO VOTE YOUR SHARES, PLEASE SIGN, DATE AND COMPLETE THE ENCLOSED PROXY
      AND MAIL IT PROMPTLY IN THE ENCLOSED, POSTAGE PAID RETURN ENVELOPE.

                               TABLE OF CONTENTS

VOTING AT THE SPECIAL MEETING; REVOCATION OF PROXIES.......................   1
INCORPORATION BY REFERENCE.................................................   2
ADDITIONAL INFORMATION.....................................................   3
SOLICITATION OF PROXIES....................................................   3
PROPOSAL I
  APPROVAL OF THE TRANSACTIONS.............................................   4
PROPOSAL II
  ELECTION OF DIRECTORS....................................................  24
  Meetings of the Board of Directors and its Committees....................  27
PROPOSAL III
  APPROVAL OF AMENDMENT TO THE COMPANY'S 1991 STOCK OPTION PLAN............  30
PROPOSAL IV
  RATIFICATION OF APPOINTMENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS..  33
SECURITY OWNERSHIP OF MANAGEMENT...........................................  34
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS............................  36
EXECUTIVE COMPENSATION.....................................................  38
  Summary Compensation Table...............................................  38
  Employment Contracts, Termination of Employment and Change-in-Control
   Arrangements............................................................  40
  Stock Options Granted During Fiscal 1998.................................  43
  Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End
   Option Values...........................................................  44
  10-Year Option Repricings................................................  44
  Compensation of Directors................................................  45
  Options..................................................................  45
COMPENSATION COMMITTEE REPORT..............................................  46
COMPARATIVE STOCK PERFORMANCE GRAPH........................................  49
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS.......................  50
OTHER STOCKHOLDER MATTERS..................................................  51
  Stockholder Proposals and Nominations of Directors for the Company's Next
   Annual Meeting of Stockholders..........................................  51
  Other Business...........................................................  52
  Section 16(a) Beneficial Ownership Reporting Compliance..................  52
  Independent Certified Public Accountants.................................  52
  Annual Report to Stockholders............................................  52
Annex A: Stock Purchase Agreement.......................................... A-1
Annex B: Fairness Opinion of Janney Montgomery Scott Inc................... B-1
Annex C: 1991 Stock Option Plan............................................ C-1

                          NATIONAL MEDIA CORPORATION
                              ELEVEN PENN CENTER
                                  SUITE 1100
                              1835 MARKET STREET
                       PHILADELPHIA, PENNSYLVANIA 19103

                               ----------------

                                PROXY STATEMENT

                               ----------------

  The enclosed proxy is solicited by the Board of Directors of National Media Corporation ("National Media" or the "Company"), a Delaware corporation, for use at the special meeting of stockholders of the Company (the "Stockholders'
Meeting") to be held on    , October  , 1998, at [THE UNION LEAGUE, 140 SOUTH
BROAD STREET, PHILADELPHIA, PENNSYLVANIA 19102, AT 10:00 A.M., LOCAL TIME,] or any adjournments or postponements thereof. This Proxy Statement and accompanying proxy are first being mailed to the Company's stockholders on or
about September   , 1998.

             VOTING AT THE SPECIAL MEETING; REVOCATION OF PROXIES

  The Company's Board of Directors has fixed the close of business on September 18, 1998 as the record date (the "Record Date") for determining the stockholders entitled to notice of and to vote at the Stockholders' Meeting. As of the Record Date there were [25,453,752] shares of common stock, par value $.01 per share ("Common Stock") issued and outstanding, each of which is entitled to one vote as to all matters to be acted upon at the Stockholders' Meeting; and 81,250 shares of its Series B Convertible Preferred Stock, par value $.01 per share (the "Series B Preferred Stock") issued and outstanding, each of which is entitled to ten votes per share as to all matters to be voted upon at the Stockholders' Meeting, except the election of the nine Directors, as to which the holders of the Series B Preferred Stock shall have no voting rights. The presence, in person or by properly executed proxy, of the holders of a majority of the Common Stock and the Series B Preferred Stock entitled to vote at the Stockholders' Meeting is necessary to constitute a quorum at the Stockholders' Meeting. Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Stockholders' Meeting or any adjournments or postponements thereof.

  Shares of Common Stock and Series B Preferred Stock represented at the Stockholders' Meeting in person or by proxy will be counted for the purposes of determining whether a quorum is present at the Stockholders' Meeting. Shares which abstain from voting as to a particular matter will be treated as shares that are present and entitled to vote at the Stockholders' Meeting for purposes of determining whether a quorum exists, but will not be counted as votes cast on such matter. If a broker or nominee holding stock in "street name" indicates on a proxy that it does not have discretionary authority to vote as to a particular matter ("broker non-votes"), those shares will be treated as present and entitled to vote at the Stockholders' Meeting for purposes of determining whether a quorum exists, but will not be counted as votes cast on such matter. Further, abstentions (but not broker non-votes) will have the same effect as votes against approval of the Stock Purchase Agreement and the other proposals set forth in this Proxy Statement.

  Except with respect to the election of Directors, on all matters presented to the Company's stockholders for a vote at the Stockholders' Meeting, the Common Stock and the Series B Preferred Stock will vote as a single class. The holders of Common Stock do not have cumulative voting rights in connection with the election of Directors. All shares of Common Stock and Series B Preferred Stock which are entitled to vote and are represented at the Stockholders' Meeting by properly executed proxies received prior to or at the Stockholders' Meeting, and not revoked, will be voted at the Stockholders' Meeting in accordance with the instructions indicated on such proxies. If no instructions are indicated (other than in the case of broker non-votes), such proxies will be voted for approval and adoption of the proposals set forth in this Proxy Statement.

  Paragraph 312.03(c) of the New York Stock Exchange Listed Company Manual requires stockholder approval as a condition to list shares of Common Stock for trading on the New York Stock Exchange (the "NYSE") in connection with the issuance by the Company of securities convertible into or exercisable for shares of Common Stock if the number of shares of Common Stock to be issued has, or will have upon issuance, voting power greater than or equal to 20% of the total voting power of the shares of Common Stock outstanding before the issuance of such stock or other securities. As of September 18, 1998, the Company has [25,453,752] shares of Common Stock outstanding. The Company is required to obtain stockholder approval regarding the issuance of securities convertible and/or exercisable into shares of Common Stock in excess of the 20% limitation on account of the Transactions. In the event that stockholders do not approve Proposal I, the Company will not be able to consummate the Transactions without violating the rules of the NYSE.

  Each member of the Board of Directors as of the date immediately prior to the execution of the Stock Purchase Agreement entered into a Stockholders Voting Agreement pursuant to which such Directors agreed to vote their shares of Common Stock in favor of the Transactions. Parties to the Stockholders Voting Agreement, other than ACO, will represent approximately 2.5% of the shares of Common Stock eligible to vote on Proposal I at the Stockholders' Meeting. As of the Record Date, ACO was the record holder of % of the shares of Common Stock eligible to vote on Proposal I at the Stockholders' Meeting.

  The Board of Directors does not intend to bring any matter before the Stockholders' Meeting other than the matters specifically referred to in the notice of the Stockholders' Meeting, nor does the Board of Directors know of any other matter which anyone else proposes to present for action at the Stockholders' Meeting. However, if any other matter is properly brought before the Stockholders' Meeting, the persons named in the accompanying proxy or their duly constituted substitutes acting at the Stockholders' Meeting will be deemed authorized to vote or otherwise act thereon in accordance with their judgment on such matter. Proxies indicating a vote against the proposals contained herein may not be voted by the persons marked in the accompanying proxy or their duly constituted substitutes for adjournment of the Stockholders' Meeting for the purpose of giving management additional time to solicit votes to approve such proposals.

  Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company, at or before the taking of a vote at the Stockholders' Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of the Company before the taking of a vote at the Stockholders' Meeting or (iii) attending the Stockholders' Meeting and voting in person (although attendance at the Stockholders' Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent to National Media Corporation, Eleven Penn Center, Suite 1100, 1835 Market Street, Philadelphia, Pennsylvania 19103, Attention: Secretary, or hand delivered to the Secretary of National Media at or before the taking of the vote at the Stockholders' Meeting.

  Enclosed herewith are WHITE proxy card(s) for use by holders of the Company's Common Stock and/or WHITE proxy card(s) with a BLUE STRIPE for use by the holders of the Series B Preferred Stock. Properly executed proxies will be voted in accordance with the instructions therein. In the absence of instruction, the shares of Common Stock represented at the Stockholders' Meeting by the enclosed proxy will be voted FOR each of the proposals set forth herein.

                          INCORPORATION BY REFERENCE

  The Company's Annual Report, the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998 (the "June 30, 1998 10-Q") and the Company's Current Report on Form 8-K dated August 13, 1998 (the "Transactions Form 8-K") are hereby incorporated by reference into this Proxy Statement.

                            ADDITIONAL INFORMATION

  A copy of the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1998 accompanies this Proxy Statement and the Company will furnish without charge to any stockholder, upon written or oral request, any other documents filed by the Company pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"). Requests for such documents should be addressed to John
J. Sullivan, Senior Vice President and Chief Financial Officer of National Media Corporation, Eleven Penn Center, Suite 1100, 1835 Market Street, Philadelphia, Pennsylvania 19103, telephone number (215) 988-4600. Documents filed by the Company pursuant to the Exchange Act may be reviewed and/or obtained through the Securities and Exchange Commission's (the "SEC") Electronic Data Gathering Analysis and Retrieval System, which is publicly available through the SEC's web site (http://www.sec.gov).

                            SOLICITATION OF PROXIES

  All expenses of the Company's solicitation of proxies for the Stockholders' Meeting will be borne by the Company. In addition to solicitation by use of the mails, proxies may be solicited from National Media stockholders by directors, officers and employees of National Media in person or by telephone, telegram or other means of communication. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. The Company reserves the right to retain a proxy solicitation firm for assistance in connection with the solicitation of proxies for the Stockholders' Meeting, should the Board of Directors deem such action prudent. Arrangements will also be made with brokerage houses, custodians, nominees and fiduciaries for forwarding of proxy solicitation materials to beneficial owners of shares held of record by such brokerage houses, custodians, nominees and fiduciaries, and the Company will reimburse such brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses incurred in connection therewith.

                                  PROPOSAL I

                         APPROVAL OF THE TRANSACTIONS

  This section of the Proxy Statement describes certain aspects of the Stock Purchase Agreement and other agreements entered into in connection therewith and the transactions contemplated thereby (the "Transactions"). The following description does not purport to be complete and is qualified in its entirety by reference to the Stock Purchase Agreement which is attached as Annex A to this Proxy Statement and to the exhibits thereto, each of which is attached as an exhibit to the Company's Current Report on Form 8-K, dated August 13, 1998. ALL STOCKHOLDERS ARE URGED TO READ THE STOCK PURCHASE AGREEMENT IN ITS ENTIRETY.

                                   OVERVIEW

  On August 11, 1998, National Media Corporation ("National Media" or the "Company") executed definitive agreements with NM Acquisition Co., LLC ("ACO"), a new Delaware limited liability company formed for the purpose of the transactions described herein, and certain other persons, relating to a transaction pursuant to which an investor group (the "Investor Group") acting through ACO agreed to acquire a substantial equity interest in and operational control of the Company through the purchase (the "Series D Purchase") from the original holders thereof (the "Series D Holders") of $10,000,000 of the Company's Series D Convertible Preferred Stock, par value of $.01 per share (the "Series D Preferred Stock") and 992,942 warrants issued in connection therewith, and the purchase from the Company of a minimum $20,000,000 and a maximum of $22,000,000 of the Company's newly-created Series E Convertible Preferred Stock, par value $.01 per share (the "Series E Preferred Stock") (together with the other transactions contemplated thereby, other than the Series D Purchase, the "Transactions").

  At the time of the execution of the definitive agreements regarding the Transactions, the Investor Group consummated the Series D Purchase, consisting of the acquisition of 10,000 shares of the Company's outstanding Series D Preferred Stock, along with warrants to purchase 992,942 shares of Common Stock which had previously been issued to the Series D Holders (the "Series D Warrants," and together with the Series D Preferred Stock, the "Series D Securities"), for an aggregate of $10,000,000. Upon consummation of the Series D Purchase, the Investor Group, the Series D Holders and the Company eliminated the floating conversion price feature of the Series D Preferred Stock, fixing the conversion price at $1.073125 per share of Common Stock, and agreed to certain limitations regarding sales of the Series D Securities and the Common Stock issuable upon conversion and/or exercise of the Series D Securities. In the event the Transactions are not consummated, or upon the occurrence of certain events, including a subsequent "change in control" of the Company, the agreements related to the elimination of the floating conversion price feature of the Series D Preferred Stock, the sales limitations with respect to the Series D Securities and the Common Stock issuable upon conversion and/or exercise of the Series D Securities and certain other covenants with respect to sales of the Series D Securities and the Common Stock issuable upon conversion and/or exercise of the Series D Securities will terminate. See "Description of Related Agreements and Transactions--The Series D Agreement."

  In addition to the Series D Purchase, ACO entered into a stock purchase agreement (the "Stock Purchase Agreement") with the Company pursuant to which the Investor Group agreed to invest a minimum of $20,000,000 and a maximum of $22,000,000 directly into the Company in exchange for shares of the Company's newly-created Series E Preferred Stock. The Series E Preferred Stock will be convertible into shares of Common Stock at a fixed conversion price of $1.50 per share (subject to adjustment for certain anti-dilution events).

  Upon execution of the definitive agreements regarding the Transactions, Stephen C. Lehman was named Acting Chief Executive Officer of the Company. Mr. Lehman, Eric R. Weiss and Andrew M. Schuon were also named to the Company's Board of Directors as designees of ACO. The Company also entered into a consulting agreement (the "Consulting Agreement") with Temporary Media Co., LLC ("TMC"), a newly-formed Delaware limited liability company controlled by Mr. Lehman, Mr. Weiss and Daniel M. Yukelson, pursuant to which TMC is presently providing executive management consulting services to the Company pending consummation of the Transactions. In connection with the Consulting Agreement, the Company granted to TMC (i) a five-year option (the "TMC Options") to purchase up to 212,500 shares of Common Stock, subject to certain vesting requirements, at an exercise price of $1.32 per share and (ii) contingent warrants (the "TMC Warrants"), which will only become effective following consummation of the Transactions, to purchase up to 3,762,500 shares of Common Stock, at exercise prices ranging from $1.32 per share to $3.00 per share. See "The TMC Options and TMC Warrants." In the event that the Company's stockholders do not approve the Transactions, all TMC Warrants and all non-vested TMC Options will be canceled. Additionally, if TMC materially breaches its duties and obligations under the Consulting Agreement and such breach remains uncured for 30 days, all TMC Warrants and all non-vested TMC Options will be cancelled. 1,000,000 of the TMC Warrants may not be exercised by TMC or any employee of TMC and may only be transferred to any officer, Director, employee or consultant of the Company other than Messrs. Lehman, Weiss, Yukelson or any employee of TMC. TMC expects to use such 1,000,000 TMC Warrants to retain and attract highly qualified executive personnel and other persons associated with the Company's programming to the Company and that such 1,000,000 TMC Warrants will have additional terms which provide for the vesting of the TMC Warrants over a three to five year period.

  As a result of negotiations initiated by the Company and ACO, the Company also executed agreements with First Union National Bank ("First Union") and ValueVision International, Inc. ("ValueVision") providing for modifications to the Company's two primary credit facilities. First Union agreed to waive all outstanding financial covenant violations and to modify certain financial covenants pending consummation of the Transactions in consideration of the receipt of a $190,000 fee. First Union also agreed to accept payment of 75% of all outstanding principal obligations in full satisfaction of the Company's indebtedness, provided such payment is made to First Union by November 15, 1998 and all other outstanding fees and accrued interest are paid in full.

  As a result of negotiations initiated by the Company and ACO, ValueVision has agreed to waive its right to accelerate repayment of its $10,000,000 demand note (the "ValueVision Note") pending Closing of the Transactions, other than in the event of an acceleration of the First Union facility or any failure by the Company to make any required interest payment to ValueVision. ValueVision also agreed to certain standstill provisions and certain limitations regarding the Company's payment of the ValueVision Note prior to January 1, 1999. In consideration thereof, the Company agreed to re-price 500,000 warrants held by ValueVision to $2.74 per share. The Company retained its right to repay the ValueVision Note upon maturity in cash or shares of Common Stock (valued at $1.073125 per share), at the Company's option.

  ACO has advised the Company that, following the consummation of the Transactions, ACO will distribute its interests in the Company to the members of ACO.

                        BACKGROUND OF THE TRANSACTIONS

  During the past fiscal year, the Company has engaged in discussions with a number of third parties regarding the possibility of entering into investment and/or strategic transactions. The Company, having experienced severe cash flow and liquidity problems, has sought to find a strategic partner with the financial strength to support the cyclical nature of the Company's business and which could provide the Company with more cost effective operational and fulfillment capabilities or investors who would provide the necessary funds to pay down the Company's existing long-term debt and who would help to attract or provide executive management personnel for the Company's future capable of maximizing the Company's future growth opportunities.

  The Company incurred a pre-tax loss for the fiscal year ended March 31, 1997 of approximately $45,000,000. The Company was also in technical default of its bank loan. In connection with the audit of the

Company's fiscal 1997 annual financial statements, the Company's auditors issued an opinion questioning the Company's ability to continue as a "going concern."

  In August 1997, the Company announced the execution of an agreement pursuant to which it would receive $20,000,000 in equity financing from the Series D Holders. That transaction was consummated in September 1997. At the same time, the Company's principal credit facility was extended through December 31, 1998.

  Throughout the Summer and Fall of 1997, the Company made and received inquiries regarding potential strategic and investment transactions, including business combinations, and asset-based financing transactions with third parties. Discussions were held with a number of third parties, including ValueVision. None of such discussions resulted in any strategic or financing transactions being agreed upon except as discussed in this Proxy Statement.

  On August 18, 1997, the Company and ValueVision entered into a confidentiality agreement in order to exchange certain financial and other information. After extensive due diligence, and lengthy negotiations, in January 1998, the Company and ValueVision executed a merger agreement which was subject to the approval of the shareholders of both the Company and ValueVision. Subsequent to the execution of the ValueVision merger agreement, the companies began a joint search for a new chief executive officer to manage the combined company. One of the persons who indicated an interest in such a position was Stephen C. Lehman, who, at the time, was President, Chief Executive Officer and Chairman of the Board of Premiere Radio Networks, Inc.

  During the proxy solicitation process leading up to the shareholder meetings to be held to approve the proposed ValueVision merger, ValueVision was notified by its largest shareholder that such shareholder intended to exercise its right under Minnesota law to dissent from the intended merger and seek an appraisal of its holdings. Based on the receipt of the dissenters' rights notice, the exercise of which would have violated a condition to closing under the ValueVision merger agreement, the companies agreed to postpone the upcoming shareholders' meetings to approve the proposed merger and attempted to renegotiate the terms of the proposed merger. During such period, the Company received several inquiries from third parties regarding the Company and certain confidentiality agreements were executed to facilitate the flow of due diligence information to such third parties. One of the parties executing a confidentiality agreement was an entity affiliated with Messrs. Lehman, Weiss and Yukelson. The Company and ValueVision were unable to reach terms upon which the ValueVision merger agreement would be amended and the Company's discussions with ValueVision terminated. The Board of Directors considered all inquiries from third parties, none of which led to a bona fide offer being made to the Company.

  Following the termination of the ValueVision merger agreement, Mr. Lehman expressed his interest in making an investment in the Company and becoming the Chief Executive Officer of the Company. The discussions which ensued resulted in Mr. Lehman retaining BT Alex. Brown Inc. to assist with assembling an investor group and making a proposal to the Company. On June 23, 1998, Messrs. Lehman, Weiss and Yukelson, along with representatives from BT Alex. Brown Inc., made a presentation to the Company's Board of Directors concerning their interest in the Company. Following such meeting, Messrs. Lehman, Weiss and Yukelson, at the suggestion of the Company, met with representatives of the Series D Holders, First Union and ValueVision to address complexities arising due to the nature of such entities' interests in the Company.

  In early July 1998, the Company announced that it had incurred a loss for the fiscal year ended March 31, 1998 of approximately $56,700,000, that it was in technical default of its bank loan and that the Company's auditors had issued an opinion questioning the Company's ability to continue as a going concern in connection with the audit of the Company's fiscal 1998 annual financial statements.

  Following discussions with the Series D Holders, First Union and ValueVision and negotiation between the Company and ACO, a letter of intent was executed between the Company and ACO on July 10, 1998. The letter of intent was entered into on July 10, 1998 and was amended on July 15, 1998. The effectiveness of the letter of intent was conditioned upon the execution of agreements with First Union, the Series D Holders and ValueVision, each of which was executed on July 15, 1998.

  During the weeks following the execution of the letter of intent, ACO and its representatives conducted a further due diligence review of the Company. On August 11, 1998 the Company's Board of Directors met and approved the Stock Purchase Agreement and such agreement was executed late that evening.

                   INFORMATION REGARDING THE INVESTOR GROUP

  The Investor Group is led by Stephen C. Lehman, former President, Chief Executive Officer and Chairman of the Board of Premiere Radio Networks, Inc., a subsidiary of Jacor Communications, Inc. Other members of the Investor Group include Jacor Communications, Inc., Gruber/McBain Management, Mark Cuban and Todd Wagner, Chief Executive Officer and President, respectively, of Broadcast.com, David E. Salzman, Executive Producer of "Mad TV," and Andrew M. Schuon, Executive Vice President and General Manager of Warner Bros. Records. ACO, the limited liability company through which the Investor Group has entered into the Stock Purchase Agreement, was formed for the purposes of the Transactions. Messrs. Yukelson and Schuon and entities controlled by Messrs. Lehman and Weiss are members of ACO, and own beneficial interests in ACO of 1.28%, less than 1%, 12.81% and 4.34%, respectively. John W. Kirby, President and a Director of the Company, and Bruce M. Goodman, a Senior Vice President of the Company, are also members of the Investor Group and have invested $300,000 and $150,000 in and have 1.20% and .53% membership interests of ACO, respectively. See "Interests of Certain Persons in the Transactions." TMC was formed for the purposes of the Consulting Agreement. TMC is the Manager of ACO. Mr. Lehman, Mr. Weiss (through an entity controlled by Mr. Weiss) and Mr. Yukelson are the managing members of TMC, and own beneficial interests of 43.36%, 35.66% and 20.98%, respectively, of TMC. For further information about the members of the Investor Group who have agreed to serve on the Company's Board of Directors, see "Proposal II, Election of Directors."

                         REASONS FOR THE TRANSACTIONS

  The Board of Directors of the Company (the "Board of Directors"), by unanimous vote of those Directors present, with the exception of John W. Kirby, who abstained from the discussion and vote regarding the Transactions due to Mr. Kirby's minority interest in ACO, has approved the Transactions and believes that the Transactions are in the best interest of the Company and its stockholders. In reaching its decision to approve the terms of the Transactions, the Board of Directors considered, among other matters, the following factors:

    (a) The Board of Directors believes that the Company's severe cash needs have required management, since the beginning of the 1997 calendar year, to focus nearly exclusively on short-term financial strategies because of its tight cash position. The Transactions should provide the Company with improved financial strength and stability. The Transactions will result in the Company's principal debt facility being replaced with equity capital. As a result of the Transactions, the Company should have the ability to address longer-term opportunities as follows:

      (i) Flexibility to negotiate and secure longer-term credit facilities with improved terms and conditions.

      (ii) Additional management skills contributed by Messrs. Lehman, Weiss and Yukelson and other affiliates of the Investor Group who are expected to focus on stabilization and expansion of the Company's businesses.

      (iii) Stability to address opportunities to improve operations, such as exploiting alternate sales media for the Company's products, reducing overhead cost structures, developing enhanced delivery systems, and updating information technology capabilities.

      (iv) Target capital resources and management time to market share growth in the United States and internationally, and strategic integration of its United States and international operations with expanded business development efforts.

      (v) Greater access to capital and management resources in implementing long-term growth initiatives, including technology and training, and expansion of the Company's business lines, including sales through new media such as the Internet.

    (b) Due to the Company's recent financial performance and its financial condition, without a capital infusion of the magnitude which will occur as part of the Transactions, the Company did not believe that it would be able to repay its First Union debt facilities and/or the ValueVision debt facility when due (or upon default). The Transactions will result in the full satisfaction of the First Union facilities and should provide a basis for the Company to make arrangements to repay ValueVision on or before maturity.

    (c) The Board of Directors believes that there are material potential advantages to the Company and its stockholders from the Company's association with the Investor Group. The Board of Directors believes that the Company will benefit from direct association with members of the Investor Group, particularly with respect to the expertise and contacts of the Investor Group's affiliates in industries related to Internet marketing, television and radio. It will be in the interests of the Investor Group, as the Company's largest stockholder, to make available to the Company the resources and expertise of the Investor Group personnel.

    (d) The Company's financial advisor, Janney Montgomery Scott Inc., has given its opinion to the effect that, as of the date of such opinion, and based on and subject to the assumptions, limitations and qualifications set forth in such opinion, the aggregate consideration to be received by the Company in connection with the Transactions is fair to the holders of Common Stock from a financial point of view. See "Opinion of Financial Advisor" attached hereto as Annex B.

    (e) Based upon the Company's lengthy exploration of strategic and recapitalization alternatives, the Board of Directors believes that there is no alternative equity infusion transaction available to it which would be more advantageous to stockholders than the proposed Transactions.

    (f) The Transactions are structured to provide that stockholders of the Company will generally benefit as the Investor Group benefits from the Transactions.

    (g) Three of the principals of the Investor Group have begun providing services to the Company pursuant to the Consulting Agreement. This has allowed the Investor Group to begin to implement plans to restore the Company to profitability.

    (h) The new Directors appointed in connection with the Transactions have strong and successful backgrounds in business and as investors. With the representatives of the Investor Group, it is expected that such persons will provide strong and cohesive leadership for the Company.

    (i) Unsatisfactory results of operations of the Company have created a need for positive changes in the Company's management and governance, which will be facilitated by the Transactions.

    (j) The Board of Directors considered its knowledge of the management, business operations, properties, assets, financial condition, operating results and prospects of the Company, including the Company's liquidity issues and its long-term strategic plan and believes that the Company will benefit from the Transactions.

    (k) The Board of Directors considered the financial and strategic benefits which would be derived from the Transactions by the Company, including the substantial increase in the Company's available cash to immediately address the Company's debt obligations and believes that the Company will benefit from the Transactions.

    (l) The Board of Directors considered the various reports from the Company's management and financial and legal advisors and believes that the Company will benefit from the Transactions.

    (m) The Board of Directors considered the level of interest of parties expressing an interest in receiving further information regarding the Company (including the Investor Group) and the results of discussions with such parties. The Board of Directors concluded that the terms of the Investor Group's proposal were more favorable than those of the alternative courses of action available to the Company. The Board of Directors also considered the fact that the Investor Group's proposal was a fully developed, definitive proposal which was not subject to any unusual conditions. In particular, the Board of Directors took note of the absence of any financing contingencies.

    (n) Additionally, the Board of Directors considered the fact that all of the Company's existing stockholders would retain their entire equity interest in the Company and that although their interest would be diluted, all of the Company's existing common stockholders would be able to participate in any future improvement in the Company's operating performance that might occur following the consummation of the Transactions.

    (o) The Board of Directors considered the benefits to the Company that would be derived from having representatives of the Investor Group control the Board of Directors and assist the Board of Directors in planning the Company's strategic course and making other important decisions facing the Board of Directors.

    (p) The Board of Directors considered the implications of having a stockholder group own approximately 52% of the Company's outstanding Common Stock (on a fully-diluted basis but without giving effect to conversions and/or exercises of securities held by persons other than ACO or TMC) and the conflicts of interest that might arise and the potential deterrent effect on other transactions that might result from such share holding.

    (q) The Board of Directors considered that certain persons affiliated with the Company would have interests in the Transactions which were in addition to those of holders of Common Stock generally. See "Interests of Certain Persons in the Transactions."

    (r) The Board of Directors considered the purchase price for the Series E Preferred Stock, the number of TMC Options and TMC Warrants granted, including the exercise prices and vesting schedules thereof, to be issued to the Investor Group, and the relationship of such prices to the current and historical market prices of the Common Stock and the prices of the Common Stock at the time the Company entered into the letter of intent with the Investor Group establishing the basic economic terms of the Transactions.

    (s) The Board of Directors took into account that the Company's stockholders will have the opportunity to review and approve the Transactions and that such stockholder approval is a condition to the consummation of the Transactions.

  Based upon all of the factors mentioned above, and the Board of Directors' evaluation of the Company's prospects as an ongoing business without the Transactions, the Board of Directors concluded that the prospects for enhancing stockholder value will be materially increased by the Transactions. In view of the variety of factors considered by the Board of Directors in connection with this evaluation of the Transactions, the Board of Directors did not assign relative weights to the individual factors considered in reaching its determination and recommendations set forth herein.

                         OPINION OF FINANCIAL ADVISOR

  The Board of Directors retained Janney Montgomery Scott Inc. ("Janney Montgomery") as its financial advisor to review the Transactions and to render an opinion as to the fairness, from a financial point of view, of the Transactions to the holders of the Common Stock. As described herein, Janney Montgomery's opinion, dated August 28, 1998, together with the related presentation to the Board of Directors, was only one of many factors taken into consideration by the Board of Directors in making its determination to approve the Transactions.

  On August 28, 1998, Janney Montgomery delivered its opinion to the Board of Directors to the effect that, as of such date, and based upon and subject to certain matters stated therein, the Transactions were fair, from a financial point of view, to the holders of the Common Stock.

  THE FULL TEXT OF JANNEY MONTGOMERY'S WRITTEN OPINION, DATED AUGUST 28, 1998, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON REVIEW UNDERTAKEN, IS ATTACHED TO THIS PROXY STATEMENT AS ANNEX B AND IS INCORPORATED HEREIN BY REFERENCE. JANNEY MONTGOMERY'S OPINION IS DIRECTED TO

THE BOARD OF DIRECTORS OF THE COMPANY AND ADDRESSES THE FAIRNESS OF THE TRANSACTIONS TO THE HOLDERS OF THE COMMON STOCK OF THE COMPANY FROM A FINANCIAL POINT OF VIEW. JANNEY MONTGOMERY'S OPINION DOES NOT ADDRESS THE UNDERLYING DECISION OF THE COMPANY TO ENGAGE IN THE TRANSACTIONS AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER AS TO HOW SUCH STOCKHOLDER SHOULD VOTE OR AS TO ANY OTHER ACTION SUCH STOCKHOLDER SHOULD TAKE IN CONNECTION WITH THE TRANSACTIONS. THE SUMMARY OF THE OPINION OF JANNEY MONTGOMERY SET FORTH IN THIS PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

  In connection with its opinion, Janney Montgomery reviewed: 1) certain publicly available business and financial information relating to the Company that Janney Montgomery deemed relevant; 2) certain information, including financial forecasts, relating to the business and prospects of the Company; 3) selected financial and stock market data for certain other publicly traded companies that Janney Montgomery deemed relevant; 4) the financial terms of certain other business combinations that Janney Montgomery deemed relevant; 5) the recent trading history of the Common Stock; 6) various agreements, including, among others, the Series D Stock Purchase Agreement, the Series E Stock Purchase Agreement, the Consulting Agreement, the First Union Agreement and the ValueVision Agreement; and 7) other financial studies and analyses as Janney Montgomery deemed necessary. In addition, Janney Montgomery held discussions with members of management of the Company regarding the Company's business, financial condition and prospects.

  In preparing its opinion, Janney Montgomery assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to it, discussed with or reviewed by or for it, or publicly available, and Janney Montgomery has not assumed any responsibility for independently verifying such information or undertaken any independent evaluation or appraisal of any of the assets or liabilities of the Company or been furnished with any such evaluation or appraisal. In addition, Janney Montgomery has not assumed any obligation to conduct any physical inspection of the properties or facilities of the Company. With respect to the financial forecast information furnished to or discussed with it by the Company, Janney Montgomery has assumed that it has been reasonably prepared and reflects the best currently available estimates and judgment of the Company's management as to the expected future financial performance of the Company. Janney Montgomery's opinion expresses no view with respect to the obtainability of such projections or the assumptions on which they were based. Further, Janney Montgomery has relied upon the assurances of management of the Company that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. Janney Montgomery's opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated on, and on the information made available to it as of August 28, 1998.

  In arriving at its opinion as described herein, Janney Montgomery did not ascribe a specific range of values to the Company, but made its determination as to the fairness, from a financial point of view, of the Transactions to the holders of the Common Stock on the basis of a variety of financial and comparative analyses, including those described below. The summary of analyses performed by Janney Montgomery as set forth below does not purport to be a complete description of the analyses underlying Janney Montgomery's opinion. The presentation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to partial or summary description. No company or transactions used in such analyses as a comparison is identical to the Company or the Transactions, nor is an evaluation of the results of such analyses entirely mathematical; rather, it involves complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies or transactions being analyzed. The estimates contained in such analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by such analyses. In addition, analyses relating to the value of the business or securities do not purport to be appraisals or to reflect the prices at which businesses, companies or securities actually may be sold. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty. In arriving at this opinion, Janney Montgomery made qualitative judgments as to the significance and relevance of each analysis and factor considered by it. Accordingly, Janney Montgomery believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors, without considering all analyses and factors, could create an incomplete view of the processes underlying such analyses and its opinion.

  The following is a summary of the material analyses performed by Janney Montgomery and presented to the Board of Directors at a meeting on August 28, 1998.

HISTORICAL OPERATING RESULTS AND FINANCIAL CONDITION

  In rendering its opinion, Janney Montgomery reviewed and analyzed the historical and current operating results and financial condition of the Company which included (i) an assessment of the Company's recent financial statements and (ii) an analysis of the Company's revenue, growth and operating performance trends.

PROJECTIONS

  Janney Montgomery analyzed the Company's projections in support of its fairness opinion. The projections were not reviewed by independent auditors and were not prepared in accordance with generally accepted accounting principles. Such projections were based on numerous estimates and other assumptions and are inherently subject to significant uncertainties and contingencies. There is no assurance that the projections will be achieved and the use thereof by Janney Montgomery should not be regarded as an indication that the Company or any other person considers such estimates an accurate prediction of future events.

HISTORICAL STOCK PRICE PERFORMANCE

  Janney Montgomery reviewed and analyzed the reported daily closing market prices and trading volume of the Common Stock for the three year period ended August 27, 1998. The Common Stock closed at a three year high of $21.50 per share on January 3, 1996, and at a three year low of $1.06 per share on June 24, 1998. For the fifty trading days prior to July 10, 1998 (April 29 through July 9), the date the Company and ACO executed a letter of intent regarding the Transactions, the Common Stock closed at a price from between $1.06 per share to $1.25 per share on 14 days; from between $1.26 per share to $1.50 per share on 26 days; and from between $1.51 per share to $1.75 per share on 10 days. The historical stock performance review was performed to provide background information and to add context to the other analyses performed by Janney Montgomery, as described below.

ANALYSIS OF SELECTED PUBLICLY TRADED COMPARABLE COMPANIES

  Using publicly available information, Janney Montgomery compared the financial performance and stock market valuation for the Company with respective corresponding data and ratios of certain similar publicly traded companies. Janney Montgomery selected these companies from the universe of possible companies based upon Janney Montgomery's view as to the comparability of financial and operating characteristics of these companies to the Company. With respect to each such analysis, Janney Montgomery made such comparisons among the following companies: Catalina Marketing Corporation, DAMARK International Inc., DM Management Company, Fingerhut Companies Inc., Genesis Direct Inc., Harte-Hanks Inc., Reader's Digest Association Inc., Shop at Home Inc., Sport Supply Group Inc., and ValueVision International Inc. (the "Comparable Companies").

  Among other multiples calculated and reviewed by Janney Montgomery were the Comparable Companies' (a) stock price multiples to historical and estimated net income and (b) enterprise value (total stock market value adjusted for debt and cash) multiples to latest twelve months ("LTM") revenues, earnings before interest and taxes ("EBIT") and earnings before interest, taxes, depreciation and amortization ("EBITDA").

  Because the Company's EBIT, EBITDA and net income for the LTM period is negative, and because the Company projects a net loss for the fiscal year ending March 31, 1999, any comparison with multiples thereof would not be meaningful. Janney Montgomery also indicated that, due to the differences between the operations, profitability and financial condition of the Company relative to the Comparable Companies, a comparison of enterprise value based on revenue multiples was of limited value. Janney Montgomery further noted that the stock prices of the Comparable Companies as multiples of projected net income for the year ending December 31, 1999 ranged from 11.6 times to
23.9 times, with a mean value of 17.1 times. Applying these multiples to the Company's projected net income of $0.14 per share for the fiscal year ending March 31, 2000 results in low, high and mean per share values of $1.63, $3.35 and $2.39, respectively. Applying the same multiples to the Company's projected net income of $0.14 per share for its fiscal year ending March 31, 2000, and assuming conversion of the Company's Series B Preferred Stock and Series D Preferred Stock (thereby increasing shares outstanding by the 19.4 million shares into which they are collectively convertible), results in low, high and mean per share values of $0.92, $1.89 and $1.35, respectively.

  Based on the current and projected financial and operating performance of the Company, including its LTM operating losses and net losses, and its projected net loss for the fiscal year ending March 31, 1999, Janney Montgomery believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of this analysis.

ANALYSES OF SELECTED COMPARABLE TRANSACTIONS

  Janney Montgomery also reviewed publicly available information relating to certain merger and acquisition transactions in respect of companies primarily in industries related to the Company's business ("Comparable Transactions"). With respect to the Company, Janney Montgomery examined multiples of the value of common equity and indebtedness assumed in each of the transactions to, among other measures, such acquired companies' revenue, EBITDA and EBIT, and examined multiples of the value of the common equity in each of the transactions to net income. For each measure, revenue, EBITDA, EBIT and net income consisted of the latest twelve months of available financial information on the respective date of each transaction.

  Janney Montgomery identified and examined twelve Comparable Transactions since 1995. However, due to (i) the differences between the operations, financial condition and/or transaction sizes of the selected Comparable Transactions and the Transactions and (ii) the Company's lack of LTM EBITDA, EBIT and net income, Janney Montgomery advised the Board of Directors that there was insufficient information to evaluate its Transactions based on these transactions. Consequently, this analysis was deemed to be of limited value.

DISCOUNTED CASH FLOW ANALYSIS

  Janney Montgomery prepared a discounted cash flow analysis of the future unleveraged free cash flows that the Company's operations could be expected to generate during various periods using projections provided to Janney Montgomery by the Company. Unleveraged free cash flows of the Company were projected over a period ending March 31, 2005. A terminal value was calculated utilizing an exit multiple between 10.0 and 12.0 times projected EBITDA in fiscal 2005. The estimated future unleveraged free cash flows and the terminal value were discounted to present values using a range of discount rates from between 15.0% and 25.0%. After subtracting the present value of payments due to debtholders, and assuming the conversion of the Company's Series B Preferred Stock and Series D Preferred Stock, Janney Montgomery arrived at a range of estimated per share values for the Common Stock of between $0.96 and $2.15. Based on a midpoint exit multiple of 11.0 times EBITDA in the fiscal year 2005, and a midpoint discount rate of 20.0%, this analysis produced a midpoint per share value for the Common Stock of $1.45.

  Janney Montgomery is a nationally recognized investment banking firm and, as part of its investment banking activities, is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of securities, private placements and valuations for corporate and other purposes.

  Pursuant to the terms of Janney Montgomery's engagement, the Company has agreed to pay Janney Montgomery for its financial advisory services in connection with the Transactions as follows: (i) a financial advisory fee of $25,000 payable on the date of the engagement; and (ii) a fee of $150,000 to be paid on the closing of the Transactions. As of the date hereof, the Company has paid Janney Montgomery $25,000 of such fees. In addition, the Company has agreed to reimburse Janney Montgomery for its out-of-pocket expenses, and to indemnify Janney Montgomery against certain liabilities, or to contribute to payments Janney Montgomery may be required to make in respect thereof.

                                USE OF PROCEEDS

  Pursuant to the Stock Purchase Agreement, the proceeds received upon consummation of the Transactions (the "Closing") shall be applied as follows:
(a) approximately $16,200,000 to First Union, in full satisfaction of the Company's credit facilities with First Union; (b) the payment of all reasonable fees and disbursements of the Company, ACO and their respective counsel in connection with the Transactions; and (c) the balance to be used for working capital and for general corporate purposes.

          SPECIAL CONSIDERATIONS IN CONNECTION WITH THE TRANSACTIONS

  Completion of the Transactions will result in (i) the addition of a new, large stockholder group of the Company; and (ii) the dilution of the equity and voting interests of the Company's existing stockholders. Currently, the Company is not aware of any other stockholder or stockholder group that holds in the aggregate more than 12% of the outstanding shares of Common Stock. If the Company's stockholders approve the Transactions and the Company issues and sells shares of Series E Preferred Stock to ACO and assuming the purchase of 20,000 shares of Series E Preferred Stock and full conversion of all such shares of Series E Preferred Stock and the Series D Preferred Stock held by the Investor Group, and the full exercise of the TMC Options and the TMC Warrants, the Investor Group would own approximately 52% of the then outstanding shares of the Common Stock. In addition, consummation of the Transactions will result in a new management team managing the operations of the Company, including Stephen Lehman as President and Chief Executive Officer of the Company. Also, the Investor Group will have the voting power to elect or appoint the Company's Board of Directors. Accordingly, the Investor Group will effectively have the ability to control the Company and its policies. The consummation of the Transactions could have a deterrent effect on anyone considering attempting to acquire the Company at a later date. The control of the Company by the Investor Group could delay or prevent a change in control of the Company or impede a merger, consolidation, takeover or other business combination involving the Company. In addition, the large number of shares to be held by the Investor Group could have, if offered or sold as a block, an adverse impact on the market price for the Common Stock. Although a majority of the securities owned and to be owned by the Investor Group are or will be "restricted securities" which cannot be sold publicly for a period of time without registration under the Securities Act, the Company has granted the Investor Group certain registration rights pursuant to a Registration Rights Agreement between the Company and ACO and is obligated to register the re-sale of such shares of Common Stock following the Closing of the Transactions.

               INTERESTS OF CERTAIN PERSONS IN THE TRANSACTIONS

  In considering the recommendation of the Board of Directors with respect to the Transactions, holders of Common Stock should be aware that certain members of management of the Company have interests in the Transactions that are different from, or in addition to, the holders of Common Stock generally. The Board of Directors was fully informed of such interests and considered them, among other matters, in approving the Stock Purchase Agreement and the transactions contemplated thereby.

  John W. Kirby, President and a Director of the Company, and Bruce D. Goodman, a Senior Vice President of the Company, and Andrew M. Schuon, a Director of the Company, through an interest in Alex. Brown NM Partners LLC, are members of the Investor Group and have invested $300,000, $650,000 and $50,000 in and have 1.20%, 2.67% and 0.18% membership interests of ACO, respectively.

  In connection with the execution of the Stock Purchase Agreement, Robert N. Verratti, Director and former Chief Executive Officer of the Company, Constantinos I. Costalas, Vice Chairman of the Board of Directors and a Director of the Company and Frederick S. Hammer, Chairman of the Board of Directors of the Company, each entered into agreements with the Company pursuant to which such persons waived the applicability of the change-in-control provisions of such officers' employment agreements which otherwise would have entitled them to cash payments of $600,000, $975,000 and $200,000, respectively, if such officers' employment with the Company terminates following consummation of the Transactions. In consideration thereof, the Company agreed to reprice 50,000, 125,000 and 450,000 previously issued options to purchase Common Stock held by Messrs. Costalas, Hammer and Verratti, respectively, to $2.00 per share. Mr. Costalas also agreed to a continuing consulting relationship with the Company. See "Certain Waivers" and "Executive Compensation--Employment Contracts, Termination of Employment and Change-in-Control Arrangements."

              SECTION 203 OF THE DELAWARE GENERAL CORPORATION LAW

  The Board of Directors has approved the Transactions so that the provisions of Section 203 of the Delaware General Corporation Law ("DGCL") will not apply to the Transactions. Section 203 of the DGCL prohibits a Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless (i) prior to that date, either the business combination or such transaction is approved by the board of directors of the corporation; (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of the corporation's outstanding voting stock; or (iii) on or after that date, the business combination is approved by the board of directors and by an affirmative vote of at least 66% of the outstanding voting stock which is not owned by the interested stockholder.

  A "business combination" is defined to include mergers, assets sales, and other transactions resulting in a financial benefit to the interested stockholder. An "interested stockholder" is a person who, together with affiliates and associates, owns 15% or more of the corporation's outstanding voting stock.

                  DESCRIPTION OF THE STOCK PURCHASE AGREEMENT

  The following is a summary of the material provisions of the Stock Purchase Agreement, a copy of which is attached hereto as Annex A, and certain other agreements entered into and instruments issued in connection with the Stock Purchase Agreement. This summary is not intended to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Stock Purchase Agreement. The Company reserves the right to amend or waive the provisions of the Stock Purchase Agreement and the other documents related thereto in all respects before or after the approval of the Transactions by the stockholders. In addition, the Board of Directors reserves its right to terminate the Stock Purchase Agreement in accordance with its terms notwithstanding stockholder approval.

GENERAL

  Pursuant to the Stock Purchase Agreement, the Company has agreed to sell, and ACO has agreed to purchase, a minimum of 20,000 newly-created shares of Series E Preferred Stock at a purchase price of $1,000 per share. In addition, ACO has agreed to purchase, if requested by the Company, up to an additional 2,000 shares of Series E Preferred Stock, also at a purchase price of $1,000 per share.

RIGHTS AND PREFERENCES OF SERIES E PREFERRED STOCK

  The holders of the Series E Preferred Stock will be entitled to vote together with the holders of Common Stock as a single class of capital stock. Holders of Series E Preferred Stock shall have that number of votes per share as is equal to the number of shares of Common Stock into which such shares of Series E Preferred Stock are convertible on the record date for such vote. Shares of Series E Preferred Stock are convertible, at any time at the option of the holder, into shares of Common Stock at a fixed conversion price of $1.50 per share of Common Stock (subject to adjustment for certain anti-dilution events). Subject to the satisfaction of certain conditions, shares of Series E Preferred Stock outstanding on the third anniversary of the issuance date will be automatically converted into shares of Common Stock. Holders of Series E Preferred Stock are entitled to a liquidation preference of $1,000 per share:
(i) before any distribution to the holders of Common Stock and Series A Junior Participating Preferred Stock, (ii) on parity and ratably with the holders of Series D Preferred Stock and (iii) after any distributions to the holders of Series B Preferred Stock.

  The holders of the Series E Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, a premium equal to 4% of the face amount ($1,000) of each share outstanding on the thirtieth day of the calendar month during which the one year anniversary of the consummation of the Transactions occurs. The premium may be paid in cash or in shares of Common Stock (at then prevailing market prices), at the Company's option. No premium is payable subsequent to such first anniversary.

REPRESENTATIONS AND WARRANTIES

  The Stock Purchase Agreement contains customary representations and warranties of the Company with respect to the Company and its subsidiaries relating to, among other things, the following matters: (a) organization, standing and qualification to do business; (b) equity interest in other companies; (c) the Company's capital structure; (d) the authorization, execution, delivery performance and enforceability of the Stock Purchase Agreement and related documents; (e) absence of conflict with or violation of the Certificate of Incorporation or By-Laws of the Company or any material agreements; (f) documents filed by the Company with the SEC, the accuracy of information contained therein and the absence of undisclosed liabilities; (g) the absence of certain changes or events since the date of certain financial statements of the Company, including material adverse changes with respect to the Company; (h) tax returns and reports; (i) real estate related matters, including ownership of real property and valid leasehold interests in leased real property; (j) intellectual property matters; (k) the absence of defaults or violations under material contracts; (l) pending or threatened material litigation; (m) environmental matters; (n) benefit plans, employment matters and other matters relating to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); (o) compliance with applicable laws; (p) maintenance of adequate insurance; (q) broker fees; (r) absence of existing discussions with another party relating to an acquisition proposal; (s) Board of Directors approval with respect to Section 203 of the DGCL; (t) recommendation of the Board of Directors for stockholder approval; (u) the Company Rights Plan; (v) required stockholder vote; and (w) the accuracy and completeness of disclosures to ACO.

  The Stock Purchase Agreement also contains customary representations and warranties of ACO relating to, among other things, the following matters: (a) the organization, standing, composition of ACO and TMC, and similar corporate matters; (b) the authorization, execution, delivery, performance and enforceability of the Stock Purchase Agreement and related documents; (c) accredited investor status and investment intent; (d) the absence of public solicitation; (e) the existence of sufficient funds to consummate the Transactions; (f) certain restrictions on transfer or disposition of the Series E Preferred Stock; (g) broker commissions; and (h) the absence of any untrue statements or omissions of material fact with regard to information supplied by ACO for inclusion in this Proxy Statement.

COVENANTS OF THE COMPANY

  Pursuant to the Stock Purchase Agreement, the Company has agreed, unless ACO otherwise consents in writing, to comply with certain covenants, including those described below. The following covenants apply only until the earlier of the Closing or termination of the Stock Purchase Agreement, except that the covenant described below under "Provision of Information" applies for so long as ACO or TMC is the beneficial owner of at least 1,000 shares of Series E Preferred Stock or 100,000 shares of Common Stock issued upon conversion of the Series E Preferred Stock or upon exercise of the TMC Options and the TMC Warrants.

  Conduct of Business. The Company has agreed that, unless ACO otherwise consents in writing, the business of the Company and its subsidiaries will be conducted in the same general manner as now conducted and so as to implement the most recent annual operating plan adopted by the Company. The Company has agreed, among other things: (a) to pay timely all material obligations of the Company; (b) to maintain the Company's property in good condition; (c) to maintain adequate insurance; (d) to maintain reserves for potential patent infringement actions; (e) to maintain proper books and records; (f) to preserve the corporate existence of the Company's subsidiaries; (g) to comply with all applicable laws; (h) to make all necessary filings with respect to the registration of applicable securities; and (i) to comply with its Certificate of Incorporation and By-Laws.

  The Company has also agreed, among other things, that neither it nor its subsidiaries will, subject to specified exceptions: (a) incur additional indebtedness; (b) merge or consolidate; (c) make any restricted payments with respect to any capital stock; (d) make any investments in any other person;
(e) engage in transactions with affiliates; (f) amend its Certificate of Incorporation or By-Laws; or (g) adopt or amend any employee benefit plan.

  No Solicitation of Competing Transactions. Until the earlier of the Closing or termination of the Stock Purchase Agreement, the Stock Purchase Agreement provides that, subject to the Board of Directors' fiduciary duties and obligations, the Company will not take any action to encourage, solicit, initiate, respond to, continue or engage in discussions or negotiations concerning any offer or proposal for, or indication of interest in, any acquisition of or a substantial portion of the assets of the Company or the acquisition of any equity interest in the Company.

  Use of Proceeds. The Company has agreed to apply the proceeds received in connection with the Transactions as follows: (a) approximately $16,200,000 to First Union, in full satisfaction of the Company's credit facilities with First Union; (b) payment of all reasonable fees and disbursements of ACO, the Company and their respective counsel in connection with the Transactions; and
(c) the balance to be used for working capital and for general corporate purposes.

  Provision of Information. The Company has agreed to deliver certain financial, operational and legal information relating to the Company and its subsidiaries to ACO, including financial statements, budgets, forecasts, SEC filings, audit reports, or any information relating to ERISA matters, litigation or any defaults pursuant to the Stock Purchase Agreement or other related agreements.

  Consultation with ACO. The Company has agreed that it will not adopt any budget or other fiscal plan for the Company without the prior written approval of ACO, that ACO-designated directors will be compensated consistent with other directors of the Company, that the Company will consult with ACO on all strategic and material operational matters and that the Company and ACO will consult with each other regarding any public announcements.

  Best Efforts. Both the Company and ACO have agreed to use their reasonable best efforts to take all actions necessary to consummate the Transactions. The Company has agreed to use its best efforts to insure that all stock issued upon conversion of the Series E Preferred Stock or upon the exercise of the TMC Options or the TMC Warrants is continuously registered with the SEC in accordance the terms and conditions of the Registration Rights Agreement.


CONDITIONS TO CLOSING

  The obligations of each of the parties to the Stock Purchase Agreement are subject to, among other things, the conditions that: (i) the Company's stockholders approve the Transactions by the requisite vote; (ii) any waiting period applicable to the Transactions under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, has terminated or expired; (iii) all other regulatory approvals necessary for the consummation of the Transactions are obtained; (iv) that there not be in effect any order, decree or ruling or other action by any governmental entity, restraining, enjoining or otherwise prohibiting the Transactions; (v) the Company shall have received on or prior to the date of this Proxy Statement an opinion from an investment banking firm chosen by the Company and reasonably acceptable to ACO to the effect that the Transactions are fair to the holders of the Common Stock from a financial point of view, and such opinion shall be confirmed as of the date of the Closing; (vi) payment by the Company of the ACO's reasonable expenses; (vii) performance by the parties in all material respects of their obligations pursuant to the Stock Purchase Agreement and the absence of any termination thereof; (viii) execution of the appropriate documents relating to the Transactions; (ix) the Company's Common Stock shall not have been delisted by the NYSE; (x) the ACO Board of Directors nominees shall constitute a majority of the Company's Board of Directors; (xi) Stephen C. Lehman shall be the Company's Acting Chief Executive Officer; and (xii) John
W. Kirby shall not have been removed, without cause, by the Company as a Director.

REIMBURSEMENT OF EXPENSES; INDEMNIFICATION

  Pursuant to the Stock Purchase Agreement, the Company has agreed to pay all reasonable fees and disbursements of ACO and ACO's counsel in connection with the Transactions. The Company has also agreed to indemnify ACO against any transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of the documents relating to the Stock Purchase Agreement.

TERMINATION; BREAK-UP FEE

  The Stock Purchase Agreement may be terminated at any time prior to Closing:
(a) by mutual written consent of the Company and ACO; (b) by either the Company or ACO if the Transactions have not been consummated by November 15, 1998, or by December 31, 1998 upon the receipt of a letter from the Company to ACO extending the termination date of the Stock Purchase Agreement because the Company is awaiting regulatory or shareholder approval; (c) by either the Company or ACO if a court of competent jurisdiction or other governmental entity shall have issued a non-appealable final order, decree or ruling, or taken any other non-appealable final action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Transactions; (d) by the Company or ACO if there has been a material breach of the Stock Purchase Agreement by the other party, which such breach shall not have been cured within twenty business days; (e) or by the Company, if the Company accepts an Acquisition Proposal (as defined below) and pays to ACO the Transaction Initiation Fee (as defined below).

  If the Company enters into any agreement or understanding with another party with respect to the acquisition of any interest in the Company in a transaction involving any equity interest in or substantial portion of the assets of the Company or the acquisition of any capital stock of the Company (an "Acquisition Proposal"), the Company will be obligated to pay to ACO a transaction initiation fee (the "Transaction Initiation Fee"). The Transaction Initiation Fee shall be equal to (i) the amount of ACO's reasonable expenses arising directly out of negotiation of the Stock Purchase Agreement and its investigations regarding the Company, and its legal and accounting advice with respect to the Transactions, up to a maximum of $500,000 in the aggregate, plus (ii) 4.9% of the difference, if any, between the aggregate equity value attributed to the Company for the purposes of the Acquisition Proposal and the aggregate equity value attributed to the Company for the purposes of the Stock Purchase Agreement, up to a total aggregate maximum amount of $2,500,000.

RESTRICTIONS ON TRANSFERS; REGISTRATION RIGHTS

  When issued to ACO, neither the Series E Preferred Stock nor the shares of Common Stock issuable upon conversion thereof will have been registered under the Securities Act of 1933, as amended (the "Securities Act") and, accordingly, such shares will not be fully transferable, except as permitted under various exemptions contained in the Securities Act, or upon satisfaction of the registration and prospectus delivery requirements of the Securities Act. In connection with the consummation of the Transactions, the Company and ACO will enter into a Registration Rights Agreement, pursuant to which the Company will undertake to effect registration of the resale of the shares of Common Stock issuable upon conversion of the shares of Series E Preferred Stock and upon exercise of the TMC Options and TMC Warrants as soon as practicable after the consummation of the Transactions and to maintain such registration for a period of up to two years. Members of the Investor Group will remain subject to certain sale restrictions pursuant to Rule 144 under the Securities Act for so long as such parties are deemed "affiliates" of the Company.

           AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION
          INCREASING THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
                     TO 150,000,000 SHARES OF COMMON STOCK

  On August 11, 1998, in connection with the approval of the Stock Purchase Agreement, the Board of Directors unanimously adopted a resolution approving an amendment to the first paragraph of Article Fourth of the Company's Certificate of Incorporation increasing the number of shares of Common Stock which the Company is authorized to issue from 75,000,000 to 150,000,000. Such an amendment is required prior to consummation of the Transactions.

  The full text of the introductory paragraph of Article Fourth of the Company's Certificate of Incorporation, if amended as proposed, will be as follows:

  The aggregate number of shares which the Company shall have the authority to issue is 160,000,000 of which 10,000,000 shall be Preferred Stock, par value $.01 per share, and 150,000,000 shall be common stock, par value $.01 per share and the voting powers, designations, preferences and relative, participating, optional or other special qualifications, limitations or restrictions thereof are set forth hereinafter:

  The amendment will not increase the number of shares of Preferred Stock authorized. The relative rights and limitations of the Common Stock and Preferred Stock would remain unchanged under the proposed amendment.

PURPOSES AND EFFECTS OF INCREASING THE NUMBER OF AUTHORIZED SHARES OF COMMON
STOCK

  The proposed amendment would increase the number of shares of Common Stock which the Company is authorized to issue from 75,000,000 shares to 150,000,000 shares. The additional 75,000,000 shares, if and when issued, would have the same rights and privileges as the shares of Common Stock presently issued and outstanding. The holders of Common Stock of the Company are not entitled to preemptive rights or cumulative voting.

  On the Record Date, the Company had [25,453,752] shares of Common Stock issued and outstanding. In addition, as of such date, an aggregate of approximately 44,000,000 shares of Common Stock were reserved or allocated for issuance by the Company (i) upon exercise of options granted under the Company's employee stock option plans and pursuant to certain employment agreements; (ii) upon exercise of warrants issued in connection with certain capital-raising and other business transactions completed by the Company;
(iii) upon conversion of issued and outstanding Series B Preferred Stock and Series D Preferred Stock; (iv) pursuant to the ValueVision Note; and (v) upon exercise of the TMC Options and the TMC Warrants. The Company will be unable to consummate the Transactions absent such amendment.

  After taking into account the number of currently issued and outstanding shares of Common Stock together with the shares of Common Stock reserved or allocated for issuance by the Company, the Company has approximately 5,000,000 shares of Common Stock which remain unreserved for issuance. In order for the Company to consummate the Transactions as described in this Proposal I, the Company is required to reserve for issuance an additional 14,666,666 shares of Common Stock to be issued upon conversion of the Company's Series E Preferred Stock (assuming the purchase of $22,000,000 of Series E Preferred Stock). In addition, a significant element of the Company's business strategy is the continued expansion of the Company's business in existing and in new markets, and through new media. The ability of the Company to issue Common Stock or securities convertible into or exchangeable for Common Stock as consideration in any such transaction is viewed by management as a key element of such growth strategy. The Board of Directors recommends the proposed increase in the authorized number of shares of Common Stock to ensure that an adequate number of authorized and unissued shares is available principally for (i) the consummation of the Transactions, (ii) the financing of new growth opportunities for the Company and (iii) the raising of additional capital for the operations of the Company. Except as described above, there are currently no plans or arrangements relating to the issuance of any of the additional shares of Common Stock proposed to be authorized and such shares would be available for issuance without further action by stockholders, unless required by the Company's Certificate of Incorporation, its By-Laws or by applicable law.

  The increase in the number of authorized shares of Common Stock has not been proposed for any anti-takeover-related purpose, and the Board of Directors and management of the Company have no knowledge of any current effort to obtain control of the Company or accumulate large amounts of its Common Stock other than through the Transactions described in this Proxy Statement. However, the availability of additional shares of Common Stock could make any attempt to gain control of the Company or of the Board of Directors more difficult. Shares of authorized but unissued Common Stock could be issued in an effort to dilute the stock ownership and voting power of any person or entity desiring to acquire control of the Company, which might have the effect of discouraging or making less likely such a change of control. Such shares could also be issued to other persons or entities who support the Board of Directors in opposing a takeover attempt that the Board of Directors has deemed not to be in the best interests of the Company and its stockholders.

  In evaluating the proposed amendment to the Company's Certificate of Incorporation, stockholders should consider the effect of certain other provisions of the Company's Certificate of Incorporation and By-Laws which may have anti-takeover consequences. These provisions include (a) the authorization of up to 10,000,000 shares of Preferred Stock, the terms of which may be fixed by the Board of Directors without further action by stockholders, (b) a provision that standing Directors may be removed without cause only by a majority vote of stockholders entitled to vote, (c) a limitation on the ability of stockholders to call special stockholder meetings, and (d) a provision that vacancies in, and newly created directorships resulting from an increase in the authorized number of Directors on, the Board of Directors may be filled by a majority of the remaining Directors. The Company also has a Shareholder Rights Agreement in effect which serves as an anti-takeover mechanism.

EFFECTIVE DATE OF PROPOSED AMENDMENT

  If the proposed amendment to Article Fourth of the Company's Certificate of Incorporation is adopted by the required vote of the Company's stockholders, such amendment will become effective upon the filing by the Company of a Certificate of Amendment to the Company's Certificate of Incorporation with the Secretary of the State of Delaware, which is expected to be accomplished as soon as practicable after stockholder approval is obtained.

                    DESCRIPTION OF THE CONSULTING AGREEMENT

  Pursuant to the Consulting Agreement, the Company has engaged TMC for a period commencing August 11, 1998 and continuing until terminated (as discussed below) to provide executive management consulting services to the Company. Such services are to include at least an aggregate of 100 hours per week by Stephen C. Lehman, Eric R. Weiss and Daniel M. Yukelson. A minimum of 40 of such hours are to be devoted by Mr. Lehman. Under the terms of the Consulting Agreement, effective as of the execution of the Consulting Agreement on August 11, 1998, Mr. Lehman was designated Acting Chief Executive Officer of the Company, with the duties, responsibilities and authority normally associated with that office. As compensation for consulting services, the Company agreed to pay TMC the sum of $80,000 per month and granted to TMC
(i) a five-year option to purchase up to 212,500 shares of Common Stock, subject to certain vesting requirements, at an exercise price of $1.32 per share; and (ii) contingent warrants, which will only become effective following consummation of the Transactions, to purchase up to 3,762,500 shares of Common Stock, at exercise prices ranging from $1.32 per share to $3.00 per share. 1,000,000 of the TMC Warrants, to the extent such warrants are distributed by TMC, will be utilized to retain and attract personnel to the Company and such warrants may not be exercised by TMC or its affiliates. If the Company's stockholders do not approve the Transactions, or if there is a material breach by TMC of the Consulting Agreement which is not cured, if curable, within 30 days, all of the TMC Warrants and the non-vested TMC Options will be cancelled.

  The Company has agreed to reimburse TMC for reasonable and actual out-of-pocket business expenses incurred by TMC in performance of its responsibilities under the Consulting Agreement. The Company has also agreed to indemnify TMC against all losses, claims, damages, liabilities and expenses to which TMC may become liable arising out of TMC's acting for the Company pursuant to the Consulting Agreement, provided that the Company shall not be liable to the extent any loss, claimed damage, liability or expense is found to have resulted from TMC's gross negligence, bad faith, material breach of the Consulting Agreement, actions outside the scope of the authority granted to TMC or in contravention of specific instructions from the Board of Directors. The Consulting Agreement will terminate upon the earliest of: (i) the expiration of the six-month term; (ii) a negative vote by the Company's stockholders regarding the Transactions; (iii) the Company becoming obligated to pay the Transaction Initiation Fee; (iv) the signing of employment agreements by the Company with each of Messrs. Lehman, Weiss and Yukelson; or
(v) the material breach by TMC of its duties and obligations under the Consulting Agreement, and the failure of TMC to cure such breach, if curable, within thirty days.

  If the Consulting Agreement is terminated pursuant to the Company's obligation to pay the Transaction Initiation Fee, the Company is obligated to pay to TMC a sum equal to the amount which would have been payable to TMC if the Consulting Agreement had continued for an additional six-month term, up to a maximum of $720,000. If the Consulting Agreement is terminated because the Company's stockholders do not approve the Transactions, the Company is obligated to pay to TMC a sum equal to the amount which would have been payable to TMC if the Consulting Agreement had remained in full force and effect for the six-month term.

                       THE TMC OPTIONS AND TMC WARRANTS

  The TMC Options granted pursuant to the Consulting Agreement consist of a five-year option to purchase up to 212,500 shares of Common Stock at an exercise price of $1.32 per share. One-sixth of such options are to vest on each of the 30th, 60th, 90th, 120th, 150th and 180th day following August 11, 1998, the date of the Consulting Agreement, provided that the Consulting Agreement is in effect on such date and further provided that: (i) all such options shall immediately vest upon the earlier of the Closing or termination of the Consulting Agreement pursuant to the Company becoming obligated to pay the Transaction Initiation Fee; and (ii) all non-vested options shall be cancelled if the stockholders vote not to approve the Transactions or if there is a material breach by TMC of the Consulting Agreement, which such breach, if curable, is not cured within thirty (30) days.

  The TMC Warrants granted pursuant to the Consulting Agreement consist of:
(i) a warrant to purchase 2,412,500 shares of Common Stock exercisable on and from the Closing as to 1,912,500 shares at an exercise price of $1.32 per share and, upon the price of the Common Stock first trading in excess of $3.00 per share for a period of fifteen consecutive trading days following the date of the Consulting Agreement (the "Price Threshold"), which Price Threshold has been met, the remaining 500,00 shares at an exercise price of $3.00 per share;
(ii) a warrant to purchase 150,000 shares at an exercise price of $1.50 per share, exercisable on and from the Closing, which will be distributed to BT Alex. Brown Inc., ACO's financial advisor with respect to the Transactions;
(iii) a warrant to purchase 200,000 shares of Common Stock at an exercise price of $1.50 per share; and (iv) a warrant to purchase 1,000,000 shares of Common Stock exercisable on and from the Closing at an exercise price of $1.32 per share, which warrants may not be exercised by TMC or any employee of TMC and may only be transferred to any officer, Director, employee or consultant of the Company other than Messrs. Lehman, Weiss, Yukelson or any employee of TMC. TMC intends to transfer such 1,000,000 TMC Warrants, subject to three to five year vesting schedules, to eligible officers, Directors, employees, consultants of the Company and other persons associated with the Company's programming.

  The TMC Options and TMC Warrants contain customary anti-dilution adjustments, including adjustments if the Company issues shares of Common Stock or securities convertible, exchangeable or exercisable for shares of Common Stock at a price less than the exercise price then in effect with respect to such instrument.

              DESCRIPTION OF RELATED AGREEMENTS AND TRANSACTIONS

  The Series D Agreement. In connection with the Transactions, the Company and ACO entered into a separate agreement with the Series D Holders (the "Series D Agreement") and consummated the Series D Purchase. Pursuant to the Series D Agreement, ACO purchased, pro rata from the Series D Holders, 10,000 shares of Series D Preferred Stock and 992,942 warrants to purchase Common Stock, for an aggregate of $10,000,000 in cash. The Series D Agreement provides that the floating conversion price feature of the Series D Preferred Stock shall no longer be applicable. The existing maximum conversion price of $1.073125 was established as the fixed conversion price. The Series D Holders also agreed to vote any shares of Common Stock held by them in support of proposals recommended to the Company's stockholders by the Board of Directors for a period of three years from the Closing and to certain limitations on sales and short selling restrictions and a right of first refusal for the benefit of the Company with respect to the sale of shares of Series D Preferred Stock. In the event the Transactions are not consummated, or upon the occurrence of certain events, including a subsequent "change in control" of the Company, the agreements related to the elimination of the floating conversion price feature of the Series D Preferred Stock, the sales limitations with respect to the Series D Securities and the Common Stock issuable upon conversion and/or exercise of the Series D Securities, the right of first refusal, the voting support agreement and certain other covenants with respect to the Series D Securities and the Common Stock issuable upon conversion and/or exercise of the Series D Securities will terminate. One of the Series D Holders, Capital Ventures International ("CVI"), obtained a right to designate an observer to attend all Board of Directors' meetings in a non-voting observer capacity for so long as CVI owns in the aggregate at least 500 shares of Series D Preferred Stock or at least 500,000 shares of Common Stock acquired upon conversion of Series D Preferred Stock. The Company agreed to pay an aggregate of $684,000 to the two Series D Holders (pro rata based on their relative holdings of Series D Preferred Stock on the date of execution of the Series D Agreement) in consideration of their consent to and participation in the Transactions. Such payment is due one year from the Closing.

  ValueVision Agreement. In connection with the Transactions, ACO, the Company and ValueVision entered into an agreement (the "ValueVision Agreement") which amended certain terms of existing agreements between the Company and ValueVision. On January 5, 1998, in connection with the execution of the then contemplated merger agreement with ValueVision (the "Merger Agreement") , the Company executed a note (the "ValueVision Note") in favor of ValueVision, pursuant to which ValueVision agreed to lend up to $10,000,000 to the Company for working capital purposes. On such date, the Company received $7,000,000 under the ValueVision Note. In March and April, 1998, the Company received the remaining $3,000,000 in funding under the ValueVision Note. The ValueVision Note bears interest at prime plus 1.5%, which is payable quarterly. The ValueVision Note is due on demand on the earlier of January 1, 1999 or upon the occurrence of certain triggering events, including but not limited to, the announcement of a change in control of the Company, a sale of the Company's assets or a default under the Company's senior credit facility. If the Company is unable to repay the ValueVision Note when due, the ValueVision Note, as amended by the ValueVision Agreement, provides that ValueVision may elect to receive payments in shares of Common Stock at $1.073125 per share. The Company has the right to repay the ValueVision Note in cash, or shares of Common Stock, at the Company's option. At a conversion price of $1.073125 per share, the $10,000,000 in principal outstanding under the ValueVision Note would be converted into approximately 9,318,579 shares of Common Stock. In addition, in consideration for providing the working capital loan to the Company, the Company granted to ValueVision warrants (the "1998 Warrants") to purchase 250,000 shares of the Company's Common Stock at an exercise price equal to $2.74 per share. In consideration for ValueVision providing its consent to the Transactions and waiving certain events of default under the ValueVision Note, pursuant to the ValueVision Agreement, the Company agreed to reduce the exercise price of 500,000 warrants (the "1995 Warrants") granted to ValueVision in April 1995 in connection with the execution of a Telemarketing, Production and Post-Production Agreement to $2.74 per share. In the event of the conversion of the ValueVision Note and exercise of the 1998 Warrants and the 1995 Warrants, the Company would be required to issue up to 10,568,579 shares of Common Stock to ValueVision.

  Paragraph 312.03(c) of the New York Stock Exchange Listed Company Manual requires that, as a condition to listing such shares for trading on the NYSE, stockholder approval in connection with the issuance by the Company of securities convertible into or exercisable for shares of Common Stock if the number of shares of Common Stock to be issued has, or will have upon issuance, voting power greater than or equal to 20% of the total voting power of the shares of Common Stock outstanding before the issuance of such stock or other securities. As of September 18, 1998, the Company has [25,453,752] shares of Common Stock outstanding. Accordingly, while it is not presently anticipated that any shares of Common Stock will be issued relating to the satisfaction of the ValueVision Note, it is technically required that the Company obtain stockholder approval regarding the issuance of shares of Common Stock in excess of the 20% limitation on account of the ValueVision Note, the 1998 Warrants and the 1995 Warrants. In the event that stockholder approval is not received for Proposal I, the Company may be unable to satisfy its obligations under the ValueVision Note, the 1998 Warrants and the 1995 Warrants. Failure to satisfy such obligations would cause the Company to be in breach of such instruments, which could have a material adverse effect on the Company's financial condition.

  First Union Agreement. In connection with the Transactions, the Company and ACO entered into an agreement with First Union pursuant to which First Union agreed, subject to certain terms and conditions, to accept 75% of the outstanding principal obligations of the Company and its affiliates under the Company's credit facilities with First Union in full satisfaction for all such outstanding indebtedness, provided such payment is made to First Union by November 15, 1998 and all other outstanding fees and accrued interest are paid in full. The approximate total indebtedness under such credit facilities is currently $21,500,000. First Union also agreed to waive outstanding violations with respect to certain financial covenant ratios by amending certain of the covenants in consideration of a $190,000 fee paid on August 17, 1998.

  Amendment to Rights Agreement. In connection with the Transactions, the Company amended its Rights Agreement with Chase Mellon Shareholder Services, LLC, as rights agent, to allow the Transactions to be consummated without triggering a distribution date under the terms of the Rights Agreement.

  Stockholders Voting Agreement. In connection with the Transactions, ACO and certain stockholders of the Company entered into a Stockholders Voting Agreement obligating each of the signatories thereto to vote their shares of Common Stock in favor of the Transactions. The parties to the Stockholders Voting Agreement are ACO and all of the Company's Directors prior to execution of the documents relating to the Transactions: Constantinos I. Costalas, Albert R. Dowden, Michael J. Emmi, William M. Goldstein, Frederick S. Hammer, Robert E. Keith, Jr., John W. Kirby, Ira M. Lubert, Warren V. Musser, Robert
N. Verratti and Jon W. Yoskin, II. Parties to the Stockholders Voting Agreement, other than ACO, will represent approximately 2.5% of the shares of Common Stock eligible to vote on Proposal I at the Stockholders' Meeting. As of the Record Date, ACO was the record holder of % of the shares of Common Stock eligible to vote on Proposal I at the Stockholders' Meeting.

  Registration Rights Agreement. In connection with the consummation of the Transactions, the Company and ACO will enter into a Registration Rights Agreement pursuant to which the Company will prepare and file with the SEC a registration statement with respect to the Common Stock issuable upon conversion of the Series E Preferred Stock and upon exercise of the TMC Options and the TMC Warrants. The Company will also agree to use its best efforts to cause such registration statement to become effective and to keep such registration statement effective for a period of up to two years.

  Certain Waivers. In connection with the Transactions, the Company entered into Waiver Agreements with three executives of the Company: Constantinos I. Costalas, Frederick S. Hammer, and Robert N. Verratti. The Waiver Agreements contain certain amendments to the employment agreements of the executives, including, among other things, a waiver of the change in control provisions of such employment agreements. In the event stockholders do not approve this Proposal I and the Transactions are not consummated, the Waiver Agreements will be of no force and effect, other than as to the option repricing provisions thereof.

  Under the terms of Mr. Costalas' employment agreement, upon consummation of the Transactions, Mr. Costalas could have elected to receive a cash payment in the amount of $975,000. Mr. Costalas agreed to waive the benefit of such provision. In connection with such waiver, Mr. Costalas agreed to continue to be employed by the Company under his current employment agreement for a period of ninety days after Closing, and further agreed to act as a consultant to the Company for a further period of twenty-one months at an initial rate of $325,000 per annum, for the first nine months, and at a rate of $200,000 per annum, for the remaining twelve months. In consideration of this waiver, Mr. Costalas was also granted a cash bonus of $350,000 to be paid at Closing. Mr. Costalas will be required to satisfy a promissory note payable to the Company in the amount of $177,400 within two days after Closing. Options to purchase 50,000 shares of Common Stock at a price of $7.00 per share held by Mr. Costalas were also repriced to $2.00 per share. Effective upon Closing, the exercisability of all of Mr. Costalas' 220,000 options will be extended for one additional year to three years from the date of termination of his employment/consulting by the Company.

  Under the terms of Mr. Hammer's employment agreement, upon consummation of the Transactions, Mr. Hammer could have elected to receive a cash payment in the amount of $200,000. Mr. Hammer agreed to waive the benefit of such provision. In exchange for such waiver and Mr. Hammer's agreement to terminate his employment with the Company effective upon Closing, 125,000 options to purchase Common Stock at a price of $5.65 per share held by Mr. Hammer were repriced to $2.00 per share. Effective upon Closing, the exercisability of all of Mr. Hammer's 325,000 options will be extended for one additional year to three years from the date of termination of his employment by the Company.

  Under the terms of Mr. Verratti's employment agreement, upon consummation of the Transactions, Mr. Verratti could have elected to receive a cash payment in the amount of $600,000. Mr. Verratti agreed to waive the benefit of such provision and also agreed to relinquish the position of Chief Executive Officer to Mr. Lehman, pending the consummation of the Transactions. In exchange for such waiver and Mr. Verratti's agreement to terminate his employment with the Company effective upon Closing, 450,000 options to purchase Common Stock at a price of $4.75 per share held by Mr. Verratti were repriced to $2.00 per share. Effective upon Closing, the exercisability of all of Mr. Verratti's 700,000 options will be extended for one additional year to three years from the date of termination of his employment by the Company.

                              NO APPRAISAL RIGHTS

  The holders of shares of Common Stock have no appraisal rights in connection with the Transactions.

                          VOTE REQUIRED FOR APPROVAL

  Approval of Proposal I requires the affirmative vote of a majority of the votes cast at the Stockholders' Meeting, provided that the total number of votes cast on the proposal represents over 50% in interest of all securities present in person or by proxy and entitled to vote on the proposal. Abstentions, therefore, will have the practical effect of voting against Proposal I because the affirmative vote of a majority of the shares present at the Stockholders' Meeting is required to approve Proposal I. Broker non-votes will not be voted or have any effect on Proposal I.

  Each member of the Board of Directors as of the date immediately prior to the execution of the Stock Purchase Agreement entered into a Stockholders Voting Agreement pursuant to which such Directors agreed to vote their shares of Common Stock in favor of the Transactions. Parties to the Stockholders Voting Agreement, other than ACO, will represent approximately 2.5% of the shares of Common Stock eligible to vote on Proposal I at the Stockholders' Meeting. As of the Record Date, ACO was the record holder of % of the shares of Common Stock eligible to vote on Proposal I at the Stockholders' Meeting.

  THE BOARD OF DIRECTORS BELIEVES THAT THE PROPOSED TRANSACTIONS ARE FAIR TO, AND IN THE BEST INTERESTS OF, THE COMPANY AND ITS STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF THE COMPANY VOTE "FOR" APPROVAL OF PROPOSAL I.

                                  PROPOSAL II

                             ELECTION OF DIRECTORS

                                   ELECTION

  The By-Laws of the Company provide that the Board of Directors shall be composed of three to eleven Directors, with such number to be fixed by the Board of Directors from time to time. The Board of Directors has currently fixed the number of Directors of the Company at nine. Therefore, the Company is nominating nine Directors for election at the Stockholders' Meeting. Each of the nine Directors to be elected at the Stockholders' Meeting will be elected by the holders of the Common Stock. Safeguard Scientifics, Inc. ("Safeguard"), in connection with its purchase of Series B Preferred Stock in Fall 1994, obtained the contractual right to representation on the Board of Directors. [Safeguard has agreed to waive its right to a representative on the Company's Board of Directors.]

  In connection with the execution of the definitive agreements regarding the Transactions, three ACO designees were appointed to the Board of Directors. In addition, the Stock Purchase Agreement requires that, upon Closing, ACO's nominees to the Board of Directors shall constitute a majority of the Company's Directors. Therefore, the composition of the Board of Directors depends on whether Proposal I (relating to the Transactions) is approved by the Company's stockholders. Until Closing, or until the Company's stockholders vote in opposition of Proposal I, the Board of Directors will consist of the following nine Directors: Albert R. Dowden, William M. Goldstein, Frederick S. Hammer, John W. Kirby, Stephen C. Lehman, Andrew M. Schuon, Robert N. Verratti, Eric R. Weiss and Jon W. Yoskin, II. Messrs. Lehman, Schuon and Weiss are the ACO nominees to the Board of Directors who were appointed as Directors effective upon execution of the Stock Purchase Agreement. If Proposal I is not approved, Andrew M. Schuon and Eric R. Weiss will resign from the Board of Directors, Constantinos I. Costalas and Robert E. Keith, Jr. will be re-appointed to the Board of Directors to fill such vacancies and Messrs. Costalas and Keith, together with the persons elected pursuant to this Proposal II (other than Messrs. Schuon and Weiss) shall serve as the Directors of the Company until their successors have been duly elected to the Board of Directors and have qualified. If Proposal I is approved, effective upon Closing, the Board of Directors shall fix the number of Directors of the Company at seven, Messrs. Dowden, Goldstein, Hammer, Verratti and Yoskin will resign from their Directorships and the Board of Directors shall appoint Stuart D. Buchalter, Roberto Crawford and David E. Salzman to the Board of Directors, each of whom has agreed to serve on the Company's Board of Directors, as designees of ACO, to join Messrs. Kirby, Lehman, Schuon and Weiss, who will continue to serve as Directors.

  Set forth below is certain information with respect to the persons nominated for election by the Board of Directors as well as the persons who will be appointed to the Board of Directors if Proposal I is approved and the Transactions are consummated. With respect to each such person, such information includes his age, the period, if any, during which he has served as a Director of the Company and his principal occupation and employment during at least the past five years. All nominees are currently Directors of the Company. Unless otherwise specified on the enclosed proxy card, each proxy received from the holders of shares of Common Stock will be voted for the election as Directors of the nine nominees named below as nominees to serve until the next annual meeting of stockholders and until a successor in office shall be duly elected and qualified. Each of the nominees has consented to be named as a nominee in this Proxy Statement and to serve as a Director if elected. Messrs. Dowden, Goldstein, Hammer, Verratti and Yoskin have agreed to resign upon consummation of the Transactions and Messrs. Buchalter, Crawford and Salzman have agreed to serve on the Board of Directors following consummation of the Transactions. Should any nominee become unable or unwilling to accept his nomination or election, the persons named in the enclosed proxy will vote for the election of a nominee designated by the Board of Directors.

                          VOTE REQUIRED FOR APPROVAL

  The nine Directors are required to be elected by a plurality of the votes cast as to the subject Board of Directors seat. Votes may be cast in favor of or withheld for any or all of the appropriate nominees. Unless otherwise instructed by a record holder submitting a proxy, the persons named in a proxy will vote the shares represented thereby for the election of all such appropriate nominees. Abstentions and broker non-votes will not be counted toward a nominee's achievement of a plurality and thus will have no effect on the outcome of the election of Directors.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE NOMINEES LISTED BELOW.

  The following persons have been nominated for election as Directors:

                NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

NAME                                              DESCRIPTION
Albert R. Dowden(1)(2)(3)......  Albert R. Dowden, age 57, has served as a
                                 Director, President and Chief Executive
                                 Officer of Volvo North America Corporation and Senior Vice President of AB Volvo since January 1991. Prior to such time, he served as Executive Vice President and Deputy to the President and Chief Executive Officer from June 1989 to January 1991. Mr. Dowden has been affiliated with Volvo North America Corporation since 1974. Mr. Dowden also serves on the Board of Directors of Annuity and Life Re(Holdings), Ltd., the National Association of Manufacturers, the Association of International Automobile Manufacturers, the Business Committee for the Arts, the Center for International Leadership, the Madison Square Boys & Girls Club, the United Way of New York City, the Cortland Trust, the American Scandinavian Foundation, the American Intercultural Student Exchange, the American Institute for Public Service and the Swedish American Chamber of Commerce. Mr. Dowden has served as a Director of the Company since August 1995. Mr. Dowden has agreed to resign as a Director upon consummation of the Transactions.

William M. Goldstein,
 Esq.(1).......................  William M. Goldstein, Esq., age 62, is
                                 Chairman of the Tax Department of the law firm of Drinker, Biddle & Reath LLP in Philadelphia, Pennsylvania, where he has practiced since 1982. Mr. Goldstein specializes in federal taxation, securities law and general corporate law. He previously held the position of Deputy Assistant Secretary for Tax Policy with the United States Department of Treasury. Mr. Goldstein has served as a Director of the Company since April 1996. Mr. Goldstein has agreed to resign as a Director upon consummation of the Transactions.

Frederick S. Hammer(3).........  Frederick S. Hammer, age 62, was appointed
                                 Chairman of the Board of Directors of the Company in February 1997. He has been a partner of Inter-Atlantic Securities Corporation, an investment banking firm focused primarily on the financial services industry, since December 1994. From February 1993 to June 1994, Mr. Hammer was Chairman of Mutual of America Capital Management Corporation. From 1989 until 1993, Mr. Hammer was President of the SEI Asset Management Group in Wayne, Pennsylvania. From 1989 until 1991, Mr. Hammer was Mazur Fellow at the Wharton School of the University of

                                 Pennsylvania. Mr. Hammer presently serves on the Board of Directors of IKON Office Solutions, Tri-Arc Financial Services, Inc., Medallion Financial Corporation, Annuity and Life Re(Holdings), Ltd. and Provident American Corporation. Mr. Hammer has served as a Director of the Company since October 1994. Mr. Hammer has agreed to resign as a Director upon consummation of the Transactions.

John W. Kirby..................  John W. Kirby, age 38, has served as
                                 President of the Company since March 1998 and as Chairman, Chief Executive Officer and President of Quantum Television (formerly d/b/a DirectAmerica Corporation) since the Company's acquisition of DirectAmerica in October 1995. Mr. Kirby also served as Executive Vice President of the Company from October 1995 until March 1998. Mr. Kirby previously served as Chairman of the Board, Chief Executive Officer and President of California Production Group, Inc. ("CAPG") from January 1991 until the Company's acquisition of CAPG in October 1995. Mr. Kirby has served as a Director of the Company since March 1998.

Stephen C. Lehman..............  Stephen C. Lehman, age 44, has served as
                                 Acting Chief Executive Officer of the Company since August 1998. Prior thereto, from its formation in January 1987 until August 1998, Mr. Lehman served as President, Chief Executive Officer and Chairman of the Board of Premiere Radio Networks, Inc. From 1984 to 1987, Mr. Lehman was President of Stephen Lehman Productions, a syndicated radio program company, while also serving as an on-air personality at KIIS-AM and FM/Los Angeles. From 1982 to 1984, he specialized in building radio networks for independent radio syndicators. From 1980 to 1981, Mr. Lehman was National Sales Manager for Innerview Radio Networks. From 1976 to 1980, Mr. Lehman was president of a promotion advertising agency. Mr. Lehman is a Director of Video City, Inc. Mr. Lehman has served as a Director of the Company since August 1998. Mr. Lehman is an ACO designee to the Board of Directors.

Andrew M. Schuon (2)...........  Andrew M. Schuon, age 32, has served as
                                 Executive Vice President of Programming for
                                 MTV Music Television, a unit of Viacom, Inc.
                                 ("MTV") since November 1995. In such
                                 capacity, Mr. Schuon oversees MTV's music, talent and programming departments. From May 1992 until November 1995, Mr. Schuon served in various capacities at MTV, starting as Vice President/Music, Programming and Promotion. From 1989 until 1992, Mr. Schuon served as the program director of radio station KROQ-FM in Los Angeles, California. Mr. Schuon has served as a Director of the Company since August 1998 and was a Director of Premiere Radio Networks, Inc. from August 1996 until August 1998. Mr. Schuon is an ACO designee to the Board of Directors.

Robert N. Verratti (1).........  Robert N. Verratti, age 55, served as Chief
                                 Executive Officer of the Company from March
                                 1998 until August 1998. From May

                                 1997 until March 1998, Mr. Verratti served as President and Chief Executive Officer of the Company. Prior to joining the Company, from January 1997 to May 1997, he served as Special Adviser for Acquisitions to the Chairman and Chief Executive Officer of Safeguard. Prior to joining Safeguard, from December 1988 to June 1990, Mr. Verratti served as Chief Executive Officer of Total Care Systems, a congregate care management company. Mr. Verratti is also President of Charlestown Investments, Ltd., an investment company. Mr. Verratti also serves on the Boards of Directors of CRW Financial. Mr. Verratti has served as a Director of the Company since May 1997. Mr. Verratti has agreed to resign as a Director upon consummation of the Transactions.

Eric R. Weiss..................  Eric R. Weiss, age 40, served as a Director of Premiere Radio Networks, Inc. from January 1997 until August 1998. During 1996, Mr. Weiss served as Chairman and Chief Executive Officer of After MidNite Entertainment, Inc. From 1986 until 1995, Mr. Weiss served as an executive officer of Westwood One, Inc., serving as Executive Vice President and Vice President/Business and Legal Affairs. Mr. Weiss has served as a Director of the Company since August 1998. Mr. Weiss is an ACO designee to the Board of Directors.

Jon W. Yoskin, II(1)(2)........  Jon W. Yoskin, II, age 57, has served as
                                 Chairman, Chief Executive Officer and a
                                 Director of Tri-Arc Financial Services, Inc., a provider of specialized insurance products to the financial services industry, since 1986. Prior to that time, Mr. Yoskin worked in the insurance and banking industries with companies such as Meritor Savings Bank, TransAtlantic Life Insurance Assurance Company and Royal Oak Insurance Company. Mr. Yoskin has served as a Director of the Company since June 1994. Mr. Yoskin has agreed to resign as a Director upon consummation of the Transactions.
--------
(1) Member of the Audit Committee.
(2) Member of the Compensation Committee.
(3) Member of the Board Affairs Committee.

         BIOGRAPHICAL INFORMATION OF ACO BOARD OF DIRECTORS APPOINTEES

  Effective upon consummation of the Transactions, the Board of Directors shall reduce the number of Directors of the Company from nine to seven, Messrs. Dowden, Goldstein, Hammer, Verratti, and Yoskin will each resign, and the following persons will be appointed to the Board of Directors.

Stuart D. Buchalter............  Stuart D. Buchalter, age 61, has been Of
                                 Counsel with the California law firm of
                                 Buchalter, Nemer, Fields & Younger, a
                                 Professional Corporation, since August 1980.
                                 From August 1980 to June 1993, he served as
                                 Chairman of the Board of Directors and Chief
                                 Executive Officer of Standard Brands Paint
                                 Company, a paint retailer and manufacturer.
                                 Mr. Buchalter is a director of Authentic
                                 Fitness Corp., an athletic apparel
                                 manufacturer, Earl

                                 Scheib, Inc., an automotive painting company, Faroudja, Inc., a television image enhancement company, and City National Corp., the holding company for City National Bank. He is also Vice-Chairman of the Board of Trustees of Otis College of Art and Design.

David E. Salzman...............  [TBP]

Roberto Crawford...............  Roberto Crawford, age 57, is currently engaged as a management consultant. Since
                                 July 1984, Mr. Crawford has been President of Pro Active Management, Inc. Since January 1987, Mr. Crawford has been a senior executive of Premiere Radio Networks, Inc. From March 1983 until July 1997, Mr. Crawford served as Chairman of Crystal Springs Water Company.


   BIOGRAPHICAL INFORMATION OF NATIONAL MEDIA BOARD OF DIRECTORS APPOINTEES

  In the event the Transactions are not consummated, Andrew M. Schuon and Eric
R. Weiss will each resign, and the following persons will be appointed to the Board of Directors to fill the vacancies created by such resignations.

Constantinos I. Costalas.......  Constantinos I. Costalas, age 62, has been the Chief Operating Officer since early 1997, was Vice Chairman of the Company from September 1994 until August 1998, and was the Senior Financial Officer from April 1995 until May 1996. He served as Chairman of the Board, President and Chief Executive Officer of Glendale Bancorporation and as Chairman of the Board, President and Chief Executive Officer of Glendale National Bank of New Jersey until February 1994. Such positions were held since 1985 and 1976, respectively. Mr. Costalas served as a Director of the Company from May 1993 until August 1998.

Robert E. Keith, Jr............  Robert E. Keith, Jr., age 56, serves as Chief
                                 Executive Officer of Technology Leaders I
                                 Management, Technology Leaders II Management and Radnor Venture Partners, venture capital funds affiliated with Safeguard. Prior to his affiliation with Safeguard in 1989, Mr. Keith held executive positions with Fidelity Bank for over twenty years, most recently as Vice Chairman. Mr. Keith is also a Director of Cambridge Technology Partners, Gandalf Technologies, Inc. and Wave Technologies International, Inc. Mr. Keith served as a Director of the Company from November 1996 until August 1998.

             MEETINGS OF THE BOARD OF DIRECTORS AND ITS COMMITTEES

  During the fiscal year ended March 31, 1998, there were 18 meetings of the Board of Directors. All nominees attended at least 75% of the meetings held during their terms as Directors. The Company's Board of Directors has, among others, an Audit Committee, a Compensation Committee and a Board Affairs Committee (which functions as the Company's Nominating Committee). Each of such committees met at least once during the fiscal year ended March 31, 1998. All committee members attended at least 75% of all committee meetings held during their terms as members of such committees.

  Audit Committee. The Audit Committee is currently composed of three non-employee Directors. The current members of the Audit Committee are Messrs. Dowden (Chairman), Goldstein and Yoskin. This committee meets with the Company's independent public accountants to review the scope and results of auditing procedures and the Company's accounting procedures and controls. The Audit Committee also provides general oversight with respect to the accounting principles employed in the Company's financial reporting. The Audit Committee met once during the fiscal year ended March 31, 1998.

  Compensation Committee. The Compensation Committee is composed of three non-employee Directors. The current members of the Compensation Committee are Messrs. Yoskin (Chairman), Dowden and Schuon. The Compensation Committee is responsible for determining and reviewing the compensation of the officers of the Company, including the Company's Chief Executive Officer. The Compensation Committee determines and reviews executive compensation matters and administers the terms and provisions of the Company's stock option plans. The Compensation Committee met three times during the fiscal year ended March 31, 1998.

  Board Affairs Committee. The Board Affairs Committee is composed of two Directors. The current members of the Board Affairs Committee are Messrs. Hammer (Chairman) and Dowden. The Board Affairs Committee oversees the structure, composition and committees of the Board of Directors, including reviewing candidates and recommending to the Board of Directors nominees for membership on the Board of Directors. The Board Affairs Committee was constituted in May 1997. The Board Affairs Committee met twice during the fiscal year ended March 31, 1998.

                                 PROPOSAL III

         APPROVAL OF AMENDMENT TO THE COMPANY'S 1991 STOCK OPTION PLAN

  At the Stockholders' Meeting, there will be presented to the stockholders a proposal increasing the number of shares covered by the 1991 Stock Option Plan, as heretofore amended (the "1991 Option Plan"), by 800,000 shares. Previously, stockholders have approved a total of 6,565,000 shares of Common Stock for issuance under the 1991 Option Plan.

  In addition to the TMC Warrants (as more fully described under Proposal I), the Board of Directors has determined that an additional 800,000 shares of Common Stock are required for the Company to retain and attract highly qualified personnel to the Company following consummation of the Transactions. The Company currently has only approximately 280,000 shares of Common Stock available for awards under the 1991 Option Plan. While it is expected that a modest number of shares of Common Stock will become available to the Company due to forfeiture, the Board of Directors believes that the TMC Warrants and existing shares of Common Stock available for awards under the 1991 Option Plan are insufficient to meet the corporate goals of the Investor Group following consummation of the Transactions.

  This amendment will not be effective unless and until stockholder approval is obtained, and will not change the 1991 Option Plan except as stated above.

  SUMMARY DESCRIPTION OF THE 1991 OPTION PLAN, AS IT APPLIES TO PROPOSAL III.

  In July 1996 the Board adopted and the stockholders of the Company approved the most recent amendments to the Company's 1991 Option Plan. As in effect, the 1991 Option Plan provides for the granting of options intended to qualify as incentive stock options ("ISOs") as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), nonqualified stock options ("NQSOs") (ISOs and NQSOs, collectively, the "Stock Options"), restricted stock, and stock appreciation rights ("SARs"). Effective August 28, 1998, the Board of Directors adopted a further amendment and restatement to the 1991 Option Plan, subject to receipt of stockholder approval at the Stockholders' Meeting. The 1991 Option Plan as adopted by the Board of Directors is set forth as Annex C to this Proxy Statement. The description of the 1991 Option Plan contained herein is qualified in its entirety by reference to such Annex C.

  General. Employees eligible for participation in the 1991 Option Plan include key employees, independent contractors and consultants who perform services for the Company or a subsidiary company, and non-employee directors ("Eligible Participants"). Only Eligible Participants who are officers or other employees of the Company or a subsidiary company are eligible to receive ISOs. All Eligible Participants are eligible to receive NQSOs, restricted stock and SARs. No Eligible Participant may be granted Stock Options for more than 1,000,000 shares in any one taxable year of the Company. Under the terms of the current 1991 Option Plan, options to purchase 6,565,000 shares of Common Stock are available for issuance. Approval of the proposed amendment to the 1991 Option Plan would increase the maximum number of shares of Common Stock that would be issuable under the 1991 Option Plan by an additional 800,000 shares.

  Administration. The 1991 Option Plan is administered by a committee (the "Committee") of the Board of Directors consisting of not less than two persons who are "disinterested persons" under Rule 16b-3 of the Exchange Act and "outside directors" under Section 162(m) of the Code. The Committee has full power to administer and interpret the 1991 Option Plan. The Company's Compensation Committee serves as the "Committee" for the 1991 Option Plan.

  The Shares. Each of the Stock Options will be granted for a term of ten years from the date of grant, subject to earlier termination on the optionee's death, disability or termination of employment or other relationship with the Company. The Stock Options are subject to vesting, which commences on the date of grant and ends on the date or dates determined by the Committee. In the event of a change of control, as defined in the 1991 Option Plan, all options granted become immediately vested and exercisable. The Stock Options are not assignable or otherwise transferrable except by will or the laws of descent and distribution and, if permitted under Rule 16b-3 of the Exchange Act and the Committee, pursuant to a qualified domestic relations order as defined under the Code or Title I of ERISA. The exercise price of the Stock Option is payable in cash, or, with the consent of the Committee, by delivering shares of Common Stock already owned by the optionee, by a combination of cash and shares, or by delivering a note approved by the Committee at the time of grant. Shares subject to Stock Options granted under the 1991 Option Plan which lapse or terminate may again be granted under the 1991 Option Plan. The Committee may offer to exchange new options for existing options, with the shares subject to the existing options being again available for grant under the 1991 Option Plan.

  Amendments. The Committee has the full authority to amend the 1991 Option Plan, except that stockholder approval is required to (i) increase the number of shares available for the 1991 Option Plan, (ii) materially increase the benefits accruing to optionees, (iii) materially modify the eligibility requirements for options granted under the 1991 Option Plan, (iv) increase the number of shares for which any optionee may be granted Stock Options, or (v) modify the provisions for determining fair market value under the 1991 Option Plan. The 1991 Option Plan shall be effective as of August 28, 1998, subject to stockholder approval and will terminate on August 28, 2008, the tenth anniversary of its effective date.

  Federal Income Tax Consequences. The federal income tax consequences of an optionee's participation in the 1991 Option Plan are complex and subject to change. The following discussion is only a summary of the general rules applicable to Stock Options.

  The tax consequences of a Stock Option depend on whether the Stock Option is an ISO or a NQSO. An optionee will not recognize income at the time of a grant or exercise of an ISO and the Company may not deduct the related expense at those times. However, for purposes of the alternative minimum tax, the difference between the exercise price and the fair market value of the stock will be included in alternative minimum tax income. The optionee has a taxable event only upon a later sale or disposition of the stock acquired pursuant to the exercise of the ISO. The tax treatment of the disposition of the stock will depend on when the optionee disposes of the stock. An optionee who disposes of stock acquired pursuant to the exercise of an ISO within one year from the date of exercise or within two years of the date of grant will recognize ordinary income equal to the difference between the ISO's exercise price and the lesser of the fair market value of the stock on the date of exercise or the date of disposition and capital gain to the extent that the amount received on disposition exceeds such fair market value on the date of exercise. To the extent that an optionee recognizes ordinary income pursuant to the preceding sentence, the Company is allowed a deduction for federal income tax purposes in like amount in the year of disposition. An optionee who disposes of stock after a date that is both two years after the grant and one year after its exercise will recognize capital gain equal to the difference between the amount received on disposition and the adjusted basis in the stock.

  A different set of rules govern NQSOs. There are no federal income tax consequences to the optionee or the Company upon the grant of NQSOs. Upon exercise of a NQSO, the optionee will recognize ordinary income in the amount by which the fair market value of the Stock Option exceeds the exercise price of the Stock Option. The Company is allowed a deduction for federal income tax purposes equal to the amount of ordinary income recognized by the optionee at the time of exercise of NQSOs. The optionee's holding period for purposes of determining whether any subsequently realized gain or loss will be long-term or short-term will begin at the time the optionee recognizes ordinary income. If, at the time of issuance of the option shares, the optionee is subject to the restrictions of Section 16(b) of the Exchange Act, then the optionee generally will recognize ordinary income as of the later of (i) the date of exercise, or (ii) the expiration of six months from the date of option grant, based upon the difference between the fair market value of the option shares at such time and the exercise price.

  Section 162(m). Under Section 162(m) of the Code, the Company may be precluded from claiming a federal income tax deduction for total remuneration in excess of $1,000,000 paid to the chief executive officer or to any of the other four most highly compensated officers in any one year. Total remuneration would include amounts received upon the exercise of Stock Options granted after February 17, 1993. An exception does exist, however, for "performance-based" remuneration, including amounts received upon the exercise of Stock Options pursuant to a plan approved by stockholders that meets certain requirements. The Option Plan is intended to make option grants thereunder meet the requirements of "performance-based" remuneration.


                          VOTE REQUIRED FOR APPROVAL

  The proposal to approve the issuance and grants of up to 800,000 additional shares of Common Stock under the 1991 Option Plan requires the affirmative vote of a majority of shares present in person or represented by proxy at the Stockholders' Meeting for its approval. Abstentions may be specified on the proxy and will be considered present at the Stockholders' Meeting, but will not be counted as affirmative votes. Abstentions, therefore, will have the practical effect of voting against the proposal because the affirmative vote of a majority of the shares present at the Stockholders' Meeting is required to approve the proposal. Broker non-votes will not be voted or have any effect on Proposal III.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL III.

                                  PROPOSAL IV

    RATIFICATION OF APPOINTMENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

  The Board of Directors has, subject to the ratification by the stockholders, appointed Ernst & Young LLP, independent certified public accountants, to audit the financial statements of the Company for the fiscal year ending March 31, 1999. Ernst & Young LLP has audited the financial statements of the Company for each of the six fiscal years ended March 31, 1998. Representatives of Ernst & Young LLP are expected to be present at the Stockholders' Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from those attending the Stockholders' Meeting.

                          VOTE REQUIRED FOR APPROVAL

  The proposal to ratify the appointment of Ernst & Young LLP requires the affirmative vote of the majority of shares present in person or represented by proxy at the Stockholders' Meeting for its approval. Abstentions may be specified on the proposal and will be considered present at the Stockholders' Meeting, but will not be counted as affirmative votes. Abstentions, therefore, will have the practical effect of voting against the proposal because the affirmative vote of a majority of the shares present at the Stockholders' Meeting is required to approve the proposal. Broker non-votes will not be voted or have any effect on Proposal IV.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL IV.

                       SECURITY OWNERSHIP OF MANAGEMENT

  On September 18, 1998, there were outstanding and entitled to vote approximately [25,453,752] shares of Common Stock and 81,250 shares of Series B Preferred Stock (each of which is entitled to ten votes on all non-election matters expected to be presented to the Company's stockholders at the Stockholders' Meeting). The following table sets forth certain information at September 18, 1998 with respect to the beneficial ownership of shares of Common Stock by (i) each existing Director (including all nominees), (ii) each executive officer of the Company and (iii) all Directors and executive officers of the Company as a group. Except for John W. Kirby, Stephen C. Lehman, Andrew M. Schuon, Robert N. Verratti and Eric R. Weiss, the address for each such person is Eleven Penn Center, Suite 1100, 1835 Market Street, Philadelphia, Pennsylvania. The address for Messrs. Kirby, Lehman, Schuon, Verratti and Weiss is 15821 Ventura Boulevard, Suite 570, Los Angeles, California.

            NUMBER OF ISSUED AND OUTSTANDING SHARES OF STOCK OWNED

                           TOTAL NUMBER OF SHARES  PERCENT OF COMMON   PERCENT OF
                              OF COMMON STOCK      STOCK BENEFICIALLY TOTAL VOTING
        NAME(1)           BENEFICIALLY OWNED(2)(3)    OWNED(4)(5)     POWER(4)(6)
        -------           ------------------------ ------------------ ------------
Constantinos I. Costalas
 (7)....................            222,349                  *               *
Albert R. Dowden........             11,000                  *               *
William M. Goldstein....             20,000                  *               *
Frederick S. Hammer.....            202,500                  *               *
John W. Kirby...........            639,784                2.5%            2.4%
Stephen C. Lehman (8)...         10,382,354               29.0%           28.3%
Andrew M. Schuon........                  0                --              --
Brian J. Sisko (9)......             63,384                  *               *
John J. Sullivan........            153,605                  *               *
Robert N. Verratti......            700,000                2.7%            2.6%
Jon W. Yoskin, II.......            117,952                  *               *
Eric R. Weiss (8).......         10,382,354               29.0%           28.3%
All executive officers
 and Directors
 as a group
 (12 persons)...........         12,513,110               33.4%           32.7%

--------
* Less than 1%.
(1) To the Company's knowledge, except as noted below each Director and executive officer listed above has sole voting and investment power (with his spouse, in certain circumstances) with respect to all shares indicated as beneficially owned by such Director or executive officer.
(2) Includes shares which may be acquired upon the exercise of immediately exercisable outstanding employee stock options in accordance with Rule 13d-3 under the Exchange Act as follows: Mr. Costalas: 220,000; Mr.
    Hammer: 162,500; Mr. Kirby: 300,000; Mr. Sisko: 57,500; Mr. Sullivan:
    80,000; Mr. Verratti: 700,000; and Mr. Yoskin: 25,000.
(3) Includes shares which may be acquired upon the exercise of immediately exercisable warrants in accordance with Rule 13d-3 under the Exchange Act as follows: Mr. Hammer: 30,000; Mr. Keith: 30,000; and Mr. Sullivan:
    22,500.
(4) All percentages are rounded to the nearest tenth of a percent.
(5) Based on [25,453,752] shares issued and outstanding as of September 18, 1998, as determined in accordance with Rule 13d-3.
(6) Based on [26,266,252] shares issued and outstanding as of September 18, 1998, including all shares of Common Stock owned and all shares of Common Stock issuable upon exercise of Series B Preferred Stock owned, but not including options to purchase Common Stock or warrants exercisable into Common Stock.
(7) Includes 300 shares of Common Stock beneficially owned by Mr. Costalas' son. Mr. Costalas disclaims any beneficial ownership of such shares of Common Stock.
(8) Consists of shares of Common Stock underlying the TMC Options exercisable within sixty days of the date hereof and shares of Common Stock underlying the Series D Preferred Stock held by ACO. TMC is the manager of ACO and has voting and dispositive power of the securities held by ACO. Messrs. Lehman, Weiss (through an entity controlled by Mr. Weiss) and Yukelson own all of the equity interests in TMC and thus are deemed to share voting and dispositive power with TMC. See "Security Ownership of Certain Beneficial Owners."
(9) Includes 2,000 shares of Common Stock beneficially owned by Mr. Sisko's wife.

            BIOGRAPHICAL INFORMATION OF CERTAIN EXECUTIVE OFFICERS

  Constantinos I. Costalas, age 62, presently serves as Chief Operating Officer of the Company. From September 1994 until August 1998, he was Vice Chairman of the Company, and from April 1995 until May 1996 he was Senior Financial Officer of the Company. He served as Chairman of the Board, President and Chief Executive Officer of Glendale Bancorporation and as Chairman of the Board, President and Chief Executive Officer of Glendale National Bank of New Jersey until February 1994. Such positions were held since 1985 and 1976, respectively. Mr. Costalas served as a Director of the Company from May 1993 until August 1998.

  Brian J. Sisko, age 37, presently serves as Senior Vice President, Chief Administrative Officer, Secretary and General Counsel. From January 1996 to January 1997, Mr. Sisko was Vice President/Global Corporate Development of the Company. Prior to joining the Company, Mr. Sisko was a partner with Klehr, Harrison, Harvey, Branzburg & Ellers, LLP, Philadelphia, Pennsylvania, outside legal counsel to the Company.

  John J. Sullivan, age 51, has served as Senior Vice President and Chief Financial Officer of the Company since January 1998. From April 1995 until January 1998, Mr. Sullivan served as Senior Vice President-Administration. From September 1991 until April 1995, Mr. Sullivan served as Chief Financial Officer of the Company. Mr. Sullivan serves as a Director of the Franklin Mint Credit Union.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

  The following table sets forth certain information at September 18, 1998 with respect to each person, known by the Company to beneficially own more than 5% of the Common Stock as determined in accordance with Rule 13d-3. The information set forth below is derived, without independent investigation on the part of the Company, from the most recent filings made by such persons on
Schedule 13D and Schedule 13G pursuant to Rule 13d-3. RGC Capital Investors LDC and Capital Ventures International each own shares of Series D Securities which may, in certain circumstances, be converted into or exercised for a number of shares of Common Stock in excess of 4.9% of the number of outstanding shares of Common Stock.

            NUMBER OF ISSUED AND OUTSTANDING SHARES OF STOCK OWNED

                                               TOTAL NUMBER
                                               OF SHARES OF  PERCENT OF
                                     SERIES B  COMMON STOCK COMMON STOCK  PERCENT OF
                            COMMON   PREFERRED BENEFICIALLY BENEFICIALLY TOTAL VOTING
        NAME(1)            STOCK(2)    STOCK     OWNED(3)   OWNED(4)(5)  POWER(4)(6)
        -------           ---------- --------- ------------ ------------ ------------
McCullough, Andrews &      1,861,632       0     1,861,632       7.3%         7.1%
 Cappiello, Inc.(7).....
 101 California Street
 Suite 4250
 San Francisco, CA 94111
NM Acquisition Co.,       10,382,354       0    10,382,354      29.0%        28.3%
 LLC(8).................
 15821 Ventura Boulevard
 Suite 570
 Encino, CA 91436
Safeguard Group(9)(10)..   2,902,500  55,000     3,452,500      12.2%        11.9%
 800 The Safeguard
 Building
 435 Devon Park Drive
 Wayne, PA 19087
(a) Safeguard
    Scientifics,
    Inc.(10)(11)........   1,950,000  50,000     2,450,000       8.9%         8.7%
(b) Technology Leaders
    II Management
    L.P.(10)(12)........     750,000       0       750,000       2.9%         2.8%
(c) Robert E. Keith,
    Jr..................      55,000       0        55,000         *            *

--------
* Less than 1%
 (1) To the Company's knowledge, except as otherwise indicated in the footnotes to this table, each of the persons named in this table has sole voting and investment power with respect to all shares of Common Stock reported as beneficially owned by such person.
 (2) In accordance with Rule 13d-3, includes shares which may be acquired upon the exercise of immediately exercisable outstanding stock options and warrants.
 (3) In accordance with Rule 13d-3, includes shares of Common Stock issuable upon the conversion of Series B Preferred Stock.
 (4) All percentages are rounded to the nearest tenth of a percent.
 (5) Based on 25,453,752 shares issued and outstanding as of September 18, 1998, as determined in accordance with Rule 13d-3.
 (6) Based on 26,266,252 shares issued and outstanding as of September 18, 1998, including all shares of Common Stock owned and all shares of Common Stock issuable upon exercise of Series B Preferred Stock owned, but not including options to purchase Common Stock and warrants exercisable into Common Stock.
 (7) Based on information contained in a Schedule 13G dated February 17, 1998. McCullough, Andrews & Cappiello, Inc. have sole voting and dispositive power with respect to 17,232 shares of Common Stock and shared voting and dispositive power with respect to 1,844,400 shares of Common Stock.

 (8) The shares included represent: (a) the exercise of the vested TMC Options into 70,833 shares of Common Stock; (b) the conversion of 10,000 shares of Series D Preferred Stock held by ACO into 9,318,579 shares of Common Stock within sixty days of the date hereof; (c) the exercise of the 992,942 warrants acquired by ACO pursuant to the Series D Agreement. For the purposes of the definition of "beneficial ownership" pursuant to Rule 13d-3 under the Exchange Act, Messrs. Lehman, Weiss, Yukelson and Schuon are deemed to be the beneficial owner of all shares held by ACO and TMC.
 (9) Based on information provided by the Safeguard Group.
(10) Includes shares which may be acquired upon the exercise of immediately exercisable warrants in accordance with Rule 13d-3 under the Exchange Act.
(11) All shares listed as beneficially owned by Safeguard are held in the name of Safeguard Scientifics (Delaware), Inc. ("SSD"). SSD is a wholly owned subsidiary of Safeguard. Safeguard and SSD each have shared voting and investment power with respect to such shares.
(12) All shares listed as beneficially owned by TLM are held in the name of Technology Leaders II L.P. and Technology Leaders II Offshore C.V. TLM is the general partner of each of such entities has sole voting and investment power with respect to such shares.

                            EXECUTIVE COMPENSATION

  The following Summary Compensation Table sets forth the cash compensation and certain other components of the compensation received by (i) Robert N. Verratti, former Chief Executive Officer of the Company, (ii) Mark P. Hershhorn, former President and Chief Executive Officer of the Company, and
(iii) the other four most highly compensated executive officers of the Company during the fiscal year ended March 31, 1998 for each of the fiscal years ended March 31, 1998, 1997 and 1996.

                          SUMMARY COMPENSATION TABLE

                                                                                LONG-TERM
                                   ANNUAL COMPENSATION                        COMPENSATION
                         ---------------------------------------- ----------------------------------------
                                                       OTHER      RESTRICTED SECURITIES          ALL
        NAME AND         FISCAL                       ANNUAL        STOCK    UNDERLYING         OTHER
   PRINCIPAL POSITION     YEAR   SALARY  BONUS(1) COMPENSATION(2) AWARDS(3)   OPTIONS      COMPENSATION(4)
   ------------------    ------ -------- -------- --------------- ---------- ----------    ---------------
Robert N. Verratti(5)...  1998  $247,860        0     $9,000              0   700,000        $        0
 Former Chief Executive
 Officer
Mark P. Hershhorn(6)....  1998  $550,000        0     $2,400              0         0        $      475
 Former President and     1997  $542,022        0     $9,600              0   250,000(7)     $1,224,453
 Chief
 Executive Officer        1996  $439,964 $195,464     $9,600       $195,476         0        $   11,642
Constantinos I.           1998  $325,000        0     $7,200              0   195,000        $   39,988
 Costalas...............
 Vice Chairman of the     1997  $318,078        0     $7,200              0   250,000(8)     $    8,730
 Board
 and Chief Operating      1996  $212,500 $159,198     $7,200       $159,209   140,000(8)     $    8,730
 Officer
John W. Kirby(9)........  1998  $312,500 $ 37,500     $9,600              0   300,000        $    7,840
 President of the         1997  $300,000        0     $7,200              0    30,000(10)    $   32,255
 Company
 and Chairman and Chief   1996  $133,957 $ 42,972     $4,288       $ 42,966         0        $      996
 Executive Officer of
 Quantum Television
John J. Sullivan........  1998  $210,000        0     $8,400              0    40,000        $    2,415
 Senior Vice President    1997  $200,348        0     $8,400              0    25,000(10)    $    2,330
 and
 Chief Financial Officer  1996  $190,017 $119,489     $8,400       $ 13,283         0        $    8,184
Frederick S.              1998  $198,800        0     $9,000              0   200,000(12)    $    5,190
 Hammer(11).............
 Chairman of the Board    1997  $ 18,205        0          0              0   100,000        $        0
 of Directors

-------
 (1) Bonuses (which include cash payments and awards of Common Stock as set forth under Restricted Stock Awards) have been included in the year earned, portions of which were actually paid in the following fiscal year.
 (2) Automobile allowance.
 (3) Consists of awards made pursuant to the Company's Management Incentive Plan for the 1996 fiscal year. Such officers received the following number of shares of Common Stock which have been valued based upon a closing price of $16.50 per share on March 29, 1996, the date of grant:
     Mr. Hershhorn, 11,846 shares; Mr. Costalas, 9,649 shares, Mr. Kirby,
     2,604 shares; and Mr. Sullivan, 805 shares.
 (4) Amounts for fiscal 1998 consist of: (i) payment to Mr. Costalas for unused vacation, $31,258; (ii) the Company's contributions under a 401(k) plan for Mr. Hershhorn, $475; and Mr. Sullivan, $475; and (iii) the Company's payment of supplemental life insurance premiums on behalf of each of Mr. Costalas, $8,730; Mr. Kirby, $7,840; Mr. Sullivan, $1,940;
     and Mr. Hammer, $5,190. Amounts for fiscal 1997 consist of: (i) severance payments made or accrued for Mr. Hershhorn, $1,219,453: (ii) the Company's contributions under a 401(k) plan for Mr. Hershhorn, $502; and Mr. Sullivan, $500; and (iii) the Company's payment of supplemental life insurance premiums on behalf of Mr. Hershhorn, $4,884; Mr. Costalas, $8,730; Mr. Kirby, $5,530; and Mr. Sullivan $1,830; (iv) the Company's payment of moving expenses on behalf of Mr. Kirby: $25,000; and (v) the Company's payment to Mr. Kirby for use of Mr. Kirby's automobile: $1,725. Amounts for fiscal 1996 consist of: (i) the Company's contributions under a 401(k) plan for Mr. Hershhorn, $6,672; and Mr. Sullivan, $6,454; and (ii) the Company's payment of supplemental life insurance premiums on behalf of each of Mr. Hershhorn, $4,970; Mr. Costalas, $8,730; and Mr. Sullivan, $1,730 and (iii) the Company's payment to Mr. Kirby for use of Mr. Kirby's automobile: $996.
 (5) Mr. Verratti joined the Company in May 1997 and served as the Company's Chief Executive Officer until August 1998, at which time Stephen C.
     Lehman was named acting Chief Executive Officer of the Company.
 (6) Mr. Hershhorn resigned from the Company in April 1997. Payments made to Mr. Hershhorn in fiscal 1998 reflect amounts accrued in fiscal 1997.
 (7) Such options lapsed in connection with Mr. Hershhorn's resignation from the Company.
 (8) In connection with the execution of an amendment to Mr. Costalas' employment agreement in April 1997, such options were subsequently cancelled and replaced by options to purchase 195,000 shares of Common Stock.
 (9) Mr. Kirby joined the Company in October 1995.
(10) During fiscal 1997, Messrs. Kirby and Sullivan were granted options to purchase 60,000 and 50,000 shares of Common Stock, respectively. In fiscal 1997, such options were cancelled and the Company granted replacement options to purchase 30,000 and 25,000 shares of Common Stock, respectively, to such officers.
(11) Mr. Hammer was appointed Chairman of the Board of Directors of the Company in February 1997.
(12) During fiscal 1997, Mr. Hammer was granted options to purchase 50,000 shares of Common Stock. In fiscal 1998, such options were cancelled and the Company granted Mr. Hammer replacement options to purchase 25,000 shares of Common Stock. See "10-Year Option Repricings."

     EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
                                 ARRANGEMENTS

  ROBERT N. VERRATTI, Chief Executive Officer.

  In January 1998, the Company entered into an amended and restated employment agreement with Mr. Verratti pursuant to which Mr. Verratti was employed as Chief Executive Officer of the Company, at an annual minimum salary of $200,000. Mr. Verratti is entitled to participate in the Company's Management Incentive Plan and its other executive compensation programs. The Company also maintains $1,000,000 of insurance on the life of Mr. Verratti, which is payable to the beneficiaries designated by Mr. Verratti, and pays Mr. Verratti an automobile allowance. Pursuant to Mr. Verratti's original employment agreement with the Company, he holds options to purchase 700,000 shares of Common Stock. The options are exercisable at a price of $4.75 per share. The options are for a term of ten years from the date of grant.

  The agreement provides that either party may terminate the agreement upon 60 days' prior written notice. If the Company terminates the agreement without Cause (as defined in the agreement) or if Mr. Verratti terminates the agreement for Good Reason (as defined in the agreement), the Company will be required to (i) pay Mr. Verratti, in installments, an amount equal to the base salary and bonus payable during the balance of the term of the agreement or the base salary and bonus payable for one year, whichever is longer, and (ii) maintain his employee benefits for one year after termination or for the balance of the term of the agreement, whichever is longer.

  If Mr. Verratti's employment with the Company is terminated within 30 days of a Change in Control (as defined in the agreement), Mr. Verratti will be entitled to receive, within 30 days of such termination of employment, a lump-sum payment in an amount equal to $600,000. Pursuant to the agreement, the Company has also agreed to indemnify Mr. Verratti in his capacity as an officer and Director of the Company to the maximum extent permitted by law and to make advances to Mr. Verratti for his expenses (including attorneys' fees) incurred in defending any civil, criminal, administrative or investigative action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of Mr. Verratti to repay such amounts if it is ultimately determined that Mr. Verratti is not entitled to such indemnification.

  The foregoing description is qualified in its entirety by the discussion set forth above under "Proposal I, Description of Related Agreements and Transactions--Certain Waivers." Upon consummation of the Transactions described in Proposal I, Mr. Verratti's employment will terminate without any effect other than as discussed in such section above.

  MARK P. HERSHHORN, Former President and Chief Executive Officer.

  On April 24, 1997, the Company entered into a separation agreement with Mark
P. Hershhorn, the Company's former President and Chief Executive Officer, and a former Director of the Company. Pursuant to the separation agreement, Mr. Hershhorn was provided 60 days' prior written notice of termination pursuant to the terms of his employment agreement with the Company. The separation agreement served as formal notice of Mr. Hershhorn's resignation as an officer or Director of the Company and of each subsidiary and affiliate of the Company. The separation agreement provides, in accordance with the termination provisions of his prior employment agreement, that Mr. Hershhorn will be paid $550,000 per annum until June 22, 1999. Additionally, the separation agreement requires the Company to maintain through August 30, 1998 all employee benefit plans and programs provided to Mr. Hershhorn during his employment with the Company, with the exception of the Company's stock option plans and bonus plans, including the Company's Management Incentive Plan. Mr. Hershhorn also agreed to consult and cooperate with the Company in connection with any litigation or business which arose during Mr. Hershhorn's tenure with the Company.

  CONSTANTINOS I. COSTALAS, Vice Chairman of the Board of Directors and Chief Operating Officer.

  On April 28, 1997, the Company entered into an amended and restated employment agreement with Mr. Costalas. Pursuant to the agreement, as subsequently amended, Mr. Costalas is employed as Vice Chairman of the Company for a term ending on September 27, 1999, at an annual minimum base salary of $325,000. Mr. Costalas is entitled to participate in the Company's Management Incentive Plan and its other executive compensation programs. The Company maintains $1,000,000 of insurance on the life of Mr. Costalas, which is payable to beneficiaries designated by Mr. Costalas, pays certain of Mr. Costalas's club dues and pays Mr. Costalas an automobile allowance. Pursuant to this employment agreement, Mr. Costalas was granted options to purchase up to 195,000 shares of Common Stock in replacement of options to purchase 390,000 shares of Common Stock held by Mr. Costalas at the time the employment agreement was executed. The replacement options are exercisable at a price of $7.00 per share and vest in one-third increments, on April 28, 1997, March 27, 1998 and September 27, 1998. All of such options expire on April 28, 2007.

  The agreement provides that either party may terminate the agreement upon 60 days' prior written notice. If the Company terminates the agreement without Cause (as defined in the agreement) or if Mr. Costalas terminates the agreement for Good Reason (as defined in the agreement), the Company will be required to (i) pay Mr. Costalas, in installments, an amount equal to the base salary payable during the remainder of the term plus six months after the end of such term, and (ii) maintain his employee benefits for the remainder of the term plus a period of six months. The agreement also provides that, in the event of the termination of Mr. Costalas' employment upon the occurrence of a Change of Control (as defined in the agreement), Mr. Costalas will be entitled to receive, within 30 days of the Change of Control, a lump-sum payment in an amount equal to three years' base salary at the then current amount and a lump-sum payment representing the annual bonuses to which Mr. Costalas would otherwise have been entitled through the remainder of the term based on the last annual bonus received by Mr. Costalas in the prior fiscal year. In addition, Mr. Costalas will be entitled to the continuation of certain allowances and benefits for the remainder of the term and the immediate vesting of all unvested stock options. If Mr. Costalas' employment is not terminated within 30 days after a Change of Control, his employment agreement shall automatically be extended for an additional three years from the date of the Change of Control. Pursuant to the agreement, the Company has also agreed to indemnify Mr. Costalas in his capacity as an officer and Director of the Company to the maximum extent permitted by law and to make advances to Mr. Costalas for his expenses (including attorneys' fees) incurred in defending any civil, criminal, administrative or investigative action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of Mr. Costalas to repay such amounts if it is ultimately determined that Mr. Costalas is not entitled to such indemnification.

  The foregoing description is qualified in its entirety by the discussion set forth above under "Proposal I, Description of Related Agreements and Transactions--Certain Waivers." Upon consummation of the Transactions described in Proposal I, Mr. Costalas' employment agreement will be amended as described above under "Proposal I, Description of Related Agreements and Transactions--Certain Waivers."

  JOHN W. KIRBY, President.

  On March 20, 1998 the Company entered into an employment agreement with Mr. Kirby pursuant to which Mr. Kirby serves as President of the Company and as Chairman, President and Chief Executive Officer of Quantum Television until September 30, 1998 at an annual minimum base salary of $325,000. In addition to the base salary payable pursuant to the agreement, Mr. Kirby is entitled to receive a minimum of $75,000 per annum in bonuses, which $75,000 is advanced pro rata during the year. Under the terms of the agreement, the increased base salary and bonus were deemed to have commenced as of October 1997. Mr. Kirby is not entitled to participate in the Company's Management Incentive Plan, the DirectAmerica Bonus Plan and the Company's other executive compensation plans; in lieu thereof, he is eligible to participate in the Company's Production Bonus Program. The Company reimburses Mr. Kirby for premiums associated with up to $1,000,000 of insurance on the life of Mr. Kirby, which is payable to beneficiaries designated by Mr. Kirby; pays certain of Mr. Kirby's club dues; and, pays Mr. Kirby an automobile allowance. Pursuant to this employment agreement, Mr. Kirby was granted options to purchase up to 300,000 shares of Common Stock. The options were immediately exercisable at a price of $2.69 per share. Such options expire on January 28, 2008.

  In the event Mr. Kirby terminates this agreement on account of a material breach of the Agreement by the Company, or if Mr. Kirby is terminated by the Company without Cause (as defined in the agreement), the

Company will be required to pay Mr. Kirby, in installments, an amount equal his full base salary payable during the remainder of the term, and to maintain his employee benefits for the remainder of the term. The agreement also provides that in the event of a Change of Control (as defined in the agreement) of the Company, Mr. Kirby may terminate this Agreement by giving the Company 30 days' written notice. Pursuant to the agreement, the Company has agreed to indemnify Mr. Kirby in his capacity as an officer of the Company to the maximum extent permitted by law and to pay Mr. Kirby's expenses (including attorneys' fees) incurred in defending any civil, criminal, administrative or investigative action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of Mr. Kirby to repay such amounts if it is ultimately determined that Mr. Kirby is not entitled to such indemnification.

  JOHN J. SULLIVAN, Senior Vice President.

  On June 2, 1998, the Company entered into an employment agreement with Mr. Sullivan, pursuant to which he is employed as a Senior Vice President of the Company at an annual minimum base salary of $210,000. The agreement provides for an eight month notice period prior to termination. Mr. Sullivan is entitled to participate in the Management Incentive Program and the Company reimburses Mr. Sullivan for premiums associated with up to $1,000,000 of insurance on the life of Mr. Sullivan, which is payable to beneficiaries designated by Mr. Sullivan. The Company also pays Mr. Sullivan an automobile allowance.

  If the Company terminates the agreement without Cause (as defined in the agreement) or if Mr. Sullivan terminates the agreement for Good Reason (as defined in the agreement), the Company will be required to (i) pay Mr. Sullivan, in installments, an amount equal to the base salary due under the agreement for the remainder of the term, and (ii) maintain his employee benefits for the remainder of the term. Pursuant to the agreement, the Company has also agreed to indemnify Mr. Sullivan in his capacity as an officer of the Company to the maximum extent permitted by law and to make advances to Mr. Sullivan for his expenses (including attorneys' fees) incurred in defending any civil, criminal, administrative or investigative action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of Mr. Sullivan to repay such amounts if it is ultimately determined that Mr. Sullivan is not entitled to such indemnification.

  FREDERICK S. HAMMER, Chairman of the Board of Directors.

  On February 27, 1997, the Company entered into an employment agreement with Mr. Hammer. Pursuant to the agreement, Mr. Hammer is employed as Chairman of the Board of Directors of the Company at an annual minimum base salary of $200,000. The Company maintains $1,000,000 of insurance on the life of Mr. Hammer, which is payable to beneficiaries designated by Mr. Hammer. The Company also pays Mr. Hammer an automobile allowance. Pursuant to his employment agreement, Mr. Hammer was granted options to purchase up to 100,000 shares of Common Stock at a price of $6.625 per share which vest in annual one-quarter increments, beginning on February 27, 1997. All of such options expire on February 27, 2007.

  The agreement provides that either party may terminate the agreement upon ten days' prior written notice. If the Company terminates the agreement without Cause (as defined in the agreement) or if Mr. Hammer terminates the agreement for Good Reason (as defined in the agreement), the Company will be required to (i) pay Mr. Hammer, in installments, an amount equal to one year's base salary under the agreement, and (ii) maintain his employee benefits for a period of six months. The agreement also provides that, in the event of the termination of Mr. Hammer's employment within one year of the occurrence of a Change of Control (as defined in the agreement), Mr. Hammer will be entitled to receive, within 30 days of such termination, a lump-sum payment in an amount equal to one year's base salary at the then current amount. In addition, Mr. Hammer will be entitled to the continuation of certain allowances and benefits for one year from the date of termination and the immediate vesting of all unvested stock options. Pursuant to the agreement, the Company has also agreed to indemnify Mr. Hammer in his capacity as an officer and Director of the Company to the maximum extent permitted by law and to make advances to Mr. Hammer for his expenses (including attorneys' fees) incurred in defending any civil, criminal, administrative or investigative action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of Mr. Hammer to repay such amounts if it is ultimately determined that Mr. Hammer is not entitled to such indemnification.

  The foregoing description is qualified in its entirety by the discussion set forth above under "Proposal I, Description of Related Agreements and Transactions--Certain Waivers." Upon consummation of the Transactions described in Proposal I, Mr. Hammer's employment will terminate without any effect other than as discussed in such section above.


                   STOCK OPTIONS GRANTED DURING FISCAL 1998

  The following table sets forth certain information concerning options to purchase Common Stock of the Company granted to the executive officers named in the Summary Compensation Table in the fiscal year ended March 31, 1998.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                   POTENTIAL REALIZABLE VALUE AT
                                                                      ASSUMED ANNUAL RATES OF
                                                                     STOCK PRICE APPRECIATION
                                     INDIVIDUAL GRANTS                  FOR OPTION TERM(1)
                         ----------------------------------------- ------------------------------
                                    % OF TOTAL
                         NUMBER OF   OPTIONS
                         SECURITIES GRANTED TO
                         UNDERLYING EMPLOYEES
                          OPTIONS   IN FISCAL  EXERCISE EXPIRATION
          NAME            GRANTED      YEAR     PRICE      DATE          5%            10%
          ----           ---------- ---------- -------- ---------- -------------- ---------------
Robert N. Verratti......  700,000      26.1%   $4.75/sh  1/28/08   $    2,091,075 $    5,299,194
Mark P. Hershhorn.......        0       --          --       --               --             --
Constantinos I.
 Costalas(2)............  195,000       7.3%   $7.00/sh  7/23/07   $      858,441 $    2,175,458
John W. Kirby...........  300,000      11.2%   $2.69/sh  1/28/08   $      507,518 $    1,286,150
John J. Sullivan........   25,000       0.9%   $4.75/sh  12/8/07   $       74,681 $      189,257
John J. Sullivan........   15,000       0.6%   $3.94/sh  12/8/07   $       37,168 $       94,190
Frederick S. Hammer.....   25,000       0.9%   $7.25/sh  6/18/07   $      113,987 $      288,866
Frederick S. Hammer.....  175,000       6.5%   $5.63/sh  7/10/07   $      619,618 $    1,570,235

--------
(1) The exercise price of each stock option was equal to the market price of the Common Stock on the date of grant. The actual value, if any, an option holder may realize will be a function of the extent to which the stock price exceeds the exercise price on the date the option is exercised and also will depend on the option holder's continued employment through the vesting period. The actual value to be reached by the option holder may be greater or less than the values estimated in this table.
(2) In connection with the execution of an amendment to Mr. Costalas' employment agreement with the Company in April 1997, 390,000 options were subsequently cancelled and replaced by options to purchase 195,000 shares of Common Stock at an exercise price of $7.00 per share.

  The following table sets forth certain information concerning the exercise in the fiscal year ended March 31, 1998 of options to purchase Common Stock of the Company by the executive officers named in the Summary Compensation Table and the unexercised options to purchase Common Stock of the Company held by such individuals at March 31, 1998. Year-end values are based upon the closing market price per share of the Company's Common Stock on March 31, 1998 of $2.50.

  AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
                                    VALUES

                                                    NUMBER OF SECURITIES
                                                   UNDERLYING UNEXERCISED      VALUE OF UNEXERCISED
                                                         OPTIONS AT           IN-THE-MONEY OPTIONS
                                                         FY-END (#)             AT FY-END ($)(1)
                                                  ------------------------- -------------------------
                           SHARES
                         ACQUIRED ON    VALUE
          NAME             EXERCISE   REALIZED(1) EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
          ----           ------------ ----------- ----------- ------------- ----------- -------------
Robert N. Verratti......       0            0       700,000            0        --           --
Mark P. Hershhorn.......       0            0           --           --         --           --
Constantinos I.
 Costalas...............       0            0       155,000       65,000        --           --
John W. Kirby...........       0            0       300,000       30,000        --           --
John J. Sullivan........       0            0        80,000       35,000        --           --
Frederick S. Hammer.....       0            0       118,750      206,250        --           --

--------
(1) Values are calculated by subtracting the exercise price from the fair market value as of the exercise date or fiscal year end, as appropriate. Values are reported before any taxes associated with exercise or subsequent sale of the underlying stock.

  The following table sets forth certain information concerning the repricing of options for the ten-year period ending on March 31, 1998.

                           10-YEAR OPTION REPRICINGS

                                                                                          LENGTH OF ORIGINAL
                                    NUMBER OF     MARKET PRICE OF EXERCISE PRICE             OPTION TERM
                                    SECURITIES     STOCK AT TIME    AT TIME OF     NEW    REMAINING AT DATE
                                    UNDERLYING    OF REPRICING OR  REPRICING OR  EXERCISE    OF REPRICING
          NAME            DATE   OPTIONS REPRICED    AMENDMENT      AMENDMENT     PRICE      OR AMENDMENT
          ----           ------- ---------------- --------------- -------------- -------- -------------------
Constantinos I.
 Costalas, Vice
 Chairman............... 4/24/97     125,000         $8.125/sh      $16.375/sh   $7.00/sh  9 years, 90 days
                         4/24/97      70,000         $8.125/sh      $ 12.99/sh   $7.00/sh  8 years, 153 days
Frederick S. Hammer..... 6/18/97      25,000         $ 7.25/sh      $16.375/sh   $7.25/sh  9 years, 37 days

COMPENSATION COMMITTEE REPORT ON OPTION REPRICING FOR THE FISCAL YEAR ENDED MARCH 31, 1998

  At a meeting of the Board of Directors held on April 24, 1997, based upon the recommendation of the Compensation Committee, the Board of Directors approved an offer to be made to Mr. Costalas concerning the repricing of certain of his stock options. Such offer was recommended and approved based on the service which Mr. Costalas had provided to the Company since the outset of his employment with the Company and the then recent departures of Messrs. McAdams and Hershhorn from the Company, leaving Mr. Costalas as the senior ranking executive at the Company. At the time of the offer, Mr. Costalas held options to purchase 250,000 shares of Common Stock at an exercise price of $16.375 per share; options to purchase 140,000 shares of Common Stock at an exercise price of $12.99 per share; and options to purchase 25,000 shares of Common Stock at an exercise price of $10.75 per share. The offer which Mr. Costalas accepted was to exchange a total of 390,000 options, the 250,000 options with an exercise price of $16.75 per share and 140,000 options with an exercise price of $12.99 per share, for options to purchase an aggregate of 195,000 shares of Common Stock at an exercise price of $7.00 per share. On the date such offer was made and accepted, the closing price of the Common Stock on the NYSE was $8.125 per share.

  On June 18, 1997, the Board of Directors, with the concurrence of the Compensation Committee, approved an offer to members of the Board of Directors who held options, issued in July 1996 following the Company's 1996 Annual Meeting of Stockholders (the "1996 Options"). The 1996 Options consisted of options to purchase 50,000 shares at a per share exercise price of $16.375 issued to each non-employee Director. The offer, which was approved and made to Messrs. Hammer, Dowden, Yoskin and Goldstein, Ira M. Lubert and Michael Emmi, was to exchange the 1996 Options for options to purchase 25,000 shares at an exercise price of $7.25 per share. Each of such persons accepted such offer. The closing price of the Common Stock on the date of the offer was $7.25 per share.

  The Compensation Committee believes that Mr. Costalas' stock options and the stock options granted to the non-employee Directors listed above, at the original exercise prices, did not provide appropriate reward or incentive to Mr. Costalas. The Compensation Committee also is of the view that such repricing benefitted the Company's stockholders by encouraging Mr. Costalas and the non-employee Directors to remain with the Company.

THE COMPENSATION COMMITTEE OF NATIONAL MEDIA CORPORATION

  Jon W. Yoskin, II (Chairman)
  Albert R. Dowden
  Andrew M. Schuon

                           COMPENSATION OF DIRECTORS

  Each Director who is not an employee of the Company is paid an annual cash fee of $25,000 a year for his service as a Director, and an additional $1,000 in cash per calendar quarter for each committee on which he serves, subject to an adjustment based on attendance at committee meetings during each quarter. A Director may also receive an additional $2,000 in cash per year for service as a committee chairman, over and above the payment for committee service. Directors who are employees of the Company do not receive additional compensation for their service on the Board of Directors or on any committee thereof. During the fiscal year ended March 31, 1998, the Company incurred expenses of approximately $240,000 for Directors' fees.

OPTIONS

  The Company also granted an aggregate of 300,000 options to purchase Common Stock to six non-employee Directors following the election of such Directors to the Company's Board of Directors in July 1996. Each non-employee Director received 50,000 options at an exercise price of $16.375 per share. Subject to such Director's continued membership on the Company's Board of Directors, such options vest on April 25, 2001, subject to certain provisions for accelerated vesting, including a change of control of the Company, attainment of certain trading prices for the Company's Common Stock or achievement of certain earnings per share ratios. In June 1997, each non-employee Director exchanged such options for 25,000 options, exercisable at a price of $7.25 per share, with the same vesting schedule. In August 1998, the Board of Directors approved a resolution amending the Company's 1991 Stock Option Plan to eliminate the automatic grant of stock options to non-employee Directors.

                         COMPENSATION COMMITTEE REPORT

  The following report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except in the event that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such statutes.

  The executive compensation program of the Company is administered by the Compensation Committee, which is composed of two independent, non-employee Directors. The function of the Compensation Committee is to review general compensation policies and to review recommendations made regarding the compensation of executive officers. The Company seeks to provide executive compensation that will support the achievement of the Company's financial goals while attracting and retaining talented executives and rewarding superior performance.

  This report covers the compensation of the Chief Executive Officer and the Company's other executive officers for the year ended March 31, 1998, the Company's most recently completed fiscal year, as required under applicable rules of the Securities and Exchange Commission.

                            COMPENSATION PHILOSOPHY

  Beginning in 1995, the Compensation Committee adopted the philosophy that compensation should reflect individual performance and the value created for stockholders while supporting the Company's strategic goals. During the past eighteen months, the Company's precarious financial condition has made it necessary for the Compensation Committee to deviate from its core philosophy in order to retain and/or attract competent personnel. It is the intention of the Compensation Committee to return to its core philosophy as the Company returns to profitability.

                           PAYMENTS AND MEASUREMENT

  The Compensation Committee will generally attempt to structure executive compensation packages based on the following components, both of which are intended to serve the long term compensation philosophy.

  Base Salary. Base salaries for executive officers to be initially determined based upon a subjective evaluation by the Compensation Committee of the responsibilities of the position held and the experience of the individual, with reference to the officer's prior salary history and the competitive marketplace for executive talent generally. The Company will compare itself to a peer group of companies in related businesses, as well as competition within the relevant geographic area. Salaries for executives are reviewed by the Committee on an annual basis, and may be increased or decreased based on the Committee's determination of the individual's contribution to the Company.

  Long-term Incentives. Prior to 1995, long-term incentives were provided principally through grants of stock options. Stock options were granted with exercise prices set at the prevailing market value as of the date of grants. Therefore such options had no realizable value to the executive unless the Company's stock price increased. In 1995, the Company's Board of Directors proposed and the Company's stockholders approved the Management Incentive Plan, as described below.

  In early 1996, after consultation with Ernst & Young LLP as to compensation matters, the Committee concluded that grants of options to purchase Common Stock pursuant to the 1991 Stock Option Plan, in conjunction with the Company's Management Incentive Plan, would be the most effective method for aligning compensation of executives with the goals of the Company's stockholders. Due to the financial constraints referred to above, the Company's ability to utilize the Management Incentive Plan as a compensation tool has been completely negated. Likewise, the Company has not utilized broad-based stock option grants since July

1996. As the Company returns to a more secure financial footing, the Management Incentive Plan, or a replacement plan, as well as stock options, will likely play a larger role in compensation packages.

                        1995 MANAGEMENT INCENTIVE PLAN

  Effective April 1, 1995, the Management Incentive Plan replaced the Company's annual bonus program. Under the Management Incentive Plan, eligible management personnel may receive corporate and individual performance units at the beginning of the Company's fiscal years which provide incentive compensation based upon predetermined corporate and individual goals.

  The corporate goals may be fixed annually by the Board of Directors based on the recommendations of the Compensation Committee. These goals include things such as (i) attainment of a specified share price, (ii) attainment of a specified earnings-per-share of Common Stock outstanding, and (iii) achievement of specified strategic objectives. The value of corporate units depend upon the extent to which the corporate goals for the fiscal year are achieved, and the maximum award cannot be received unless each of the corporate goals have been met. The value of individual units depend upon both corporate success and individual performance. Units assigned vary from individual to individual, and the targeted, maximum awards range from 11% to 150% of base salary.

  Payment of awards to the Chairman, Vice Chairman, President and Executive Vice Presidents of the Company are made 50% in cash and 50% in Common Stock of the Company, and payment to other participants will be 90% in cash and 10% in Common Stock, although such participants may elect to receive higher percentages of the incentive payment in Common Stock.

  At the Company's Annual Meeting of Stockholders held in July 1996, the stockholders approved a proposal to extend the Management Incentive Plan so that awards may be made under the Management Incentive Plan indefinitely.

  For the fiscal year ended March 31, 1998, due to the financial performance of the Company, no bonuses were paid to any employee of the Company under the Management Incentive Plan.

                  COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

  Mr. Hershhorn served as the Company's Chief Executive Officer from April 1995 until April 1997. The Company and Mr. Hershhorn entered into an employment agreement in August 1994 pursuant to which Mr. Hershhorn was to be employed as the Company's President and would receive a minimum annual base salary of $425,000 and the grant of options, among other things. Mr. Hershhorn's compensation was based on an analysis of the compensation paid to Mr. Hershhorn's predecessors and other executives of similar companies, Mr. Hershhorn's expected contribution to the Company's business, and Mr. Hershhorn's position and compensation at his former employer. As Chief Executive Officer, Mr. Hershhorn continued to be compensated under his employment agreement. His annual salary was raised in July 1996 to $550,000. Mr. Hershhorn resigned as President and Chief Executive Officer, and as a Director, of the Company in April 1997.

  The Compensation Committee believes that, at the time of Mr. Hershhorn's hiring, based upon the then current situation of the Company and Mr. Hershhorn's level of experience in the direct marketing industry, the compensation agreed to be paid to Mr. Hershhorn was appropriate.

  Following Mr. Hershhorn's resignation, the Company retained Robert Verratti as the Company's chief executive officer. Mr. Verratti's compensation package and employment agreement are described above under "Employment Contracts, Termination of Employment and Change-in-Control Arrangements." The agreement reflects the Compensation Committee's and the Board of Director's view of Mr. Verratti's experience and past performance in previous positions. Mr. Verratti's compensation package was highly incentive-based, reflecting the desire to improve the Company's performance and, thereby, the market value of the Common Stock.

  Effective upon execution of the Stock Purchase Agreement and the related Consulting Agreement, Mr. Lehman became Acting Chief Executive Officer of the Company. He is compensated through the Consulting Agreement as described under "Proposal I, Description of the Consulting Agreement."

THE COMPENSATION COMMITTEE OF NATIONAL MEDIA CORPORATION

  Jon W. Yoskin II (Chairman)
  Albert R. Dowden
  Andrew M. Schuon

                      COMPARATIVE STOCK PERFORMANCE GRAPH

  The graph below compares the cumulative total stockholder return on the Common Stock with the cumulative total stockholder return of (i) the S&P SmallCap 600 Index, and (ii) an index of four companies in the Company's peer group (the "Peer Group Index"), assuming an investment of $100 on March 31, 1993 in each of the Common Stock of the Company, the companies comprising the S&P SmallCap 600 Index and the companies comprising the Peer Group Index. The companies in the Peer Group Index are Fingerhut Companies, Inc., Home Shopping Network, Inc., Hanover Direct, Inc. (formed September 1993 and formerly known as Horn & Hardart Company) and Lillian Vernon Corporation.


                                  [MAC CHART]


                                                 CUMULATIVE TOTAL RETURN
                                         ---------------------------------------
                                         3/93  3/94   3/95   3/96   3/97   3/98
                                         ---- ------ ------ ------ ------ ------
National Media Corporation.............. 100   85.71  80.52 171.43  88.31  25.97
Peer Group.............................. 100  156.47  82.18  84.36  89.02 189.62
S&P SmallCap 600........................ 100  108.65 114.38 150.05 162.64 240.19

             CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

  Set forth below is a description concerning transactions which may not otherwise be described herein by and between the Company and/or its affiliates and other persons or entities affiliated with the Company or its affiliates. The Company is of the view that each of such transactions was on terms no less favorable to the Company than would otherwise have been available to the Company in transactions with unaffiliated third parties, if available at all.

                             CONSULTING AGREEMENT

  In connection with the execution of the Stock Purchase Agreement, the Company entered into the Consulting Agreement with TMC pursuant to which TMC is providing executive management services to the Company. Pursuant to the terms of the Consulting Agreement, Messrs. Lehman, Weiss and Yukelson are providing at least an aggregate of 100 hours per week of such services to the Company. Mr. Lehman is Acting Chief Executive Officer of the Company and Mr. Lehman, Mr. Weiss (through an entity controlled by Mr. Weiss and Mr. Yukelson are members of TMC. See "Proposal I, Approval of the Transactions--Description of the Consulting Agreement."

                            BROADCAST.COM AGREEMENT

  On August 23, 1998, the Company entered into an exclusive services agreement with Broadcast.com pursuant to which Broadcast.com has agreed to provide complete Internet broadcasting services for the Company's direct response programming. Pursuant to the terms of the agreement, the Company is required to pay Broadcast.com (i) an advance fee of $250,000, (ii) a monthly fee of $41,666 for three months; (iii) a monthly fee of $83,333 for the remaining eighteen months of the Agreement, and (iv) certain programming and encoding fees. Mark Cuban and Todd Wagner are Chief Executive Officer and President, respectively, of Broadcast.com and are also members of the Investor Group. The agreement was ratified by the unanimous vote of the disinterested members of the Board of Directors.

                             LEASE OF OFFICE SPACE

  Paul Meier, an officer of the Company, is the owner of the facilities leased by the Company's Prestige subsidiary for its operations in Auckland, New Zealand. Such facilities consist of approximately 1,245 square meters of office space and 2,447 square meters of warehouse space which Prestige presently leases at the annual rate of NZ$376,000 (approximately US$207,500 as of March 31, 1998) plus New Zealand Goods and Services Tax. Such payments are guaranteed by the Company. The lease expires on March 31, 2006. An independent firm engaged by the Company determined that such lease is fair, based on market conditions.

                            MANAGEMENT INDEBTEDNESS

  In November 1996, the Company loaned an aggregate of $155,000 to Constantinos I. Costalas, the Company's Chief Operating Officer. The promissory note evidencing such indebtedness bears interest at 8% per annum and is due December 31, 1998. Such funds were used by Mr. Costalas for personal purposes. As of August 31, 1998, aggregate principal and accrued interest of approximately $177,400 was outstanding under such note. Such amount represents the largest aggregate amount of indebtedness outstanding since the beginning of the Company's last fiscal year. Mr. Costalas has agreed to satisfy this loan with certain of the proceeds he will receive upon consummation of the Transactions pursuant to his waiver agreement. See "Proposal I, Description of Related Agreements and Transactions--Certain Waivers."

  During the fiscal year ended March 31, 1998, the Company advanced to Mr. Costalas certain funds for his personal use. During fiscal 1998, the largest amount outstanding under such advances was $111,500, all of which was repaid as of March 31, 1998.

  In March 1998, the Company entered into an employment agreement with John W. Kirby, pursuant to which Mr. Kirby serves as the President of the Company. The terms of the agreement included the forgiveness of a loan, including accrued interest, in the amount of $190,000 and the issuance of a new $545,000 loan to Mr. Kirby. The new loan bears interest at a rate equal to prime plus 1 1/2% per annum and is due May 30, 2000. Such funds were used by Mr. Kirby for personal purposes. As collateral for the indebtedness, Mr. Kirby pledged 339,784 shares of Common Stock. As of August 31, 1998, principal and accrued interest thereon of approximately $567,860 was outstanding under such note. Such amount represents the largest aggregate amount of indebtedness outstanding since the issuance of the promissory note. Mr. Kirby also held an allowance from the Company in the amount of $18,000, bearing no interest, which was advanced to him for personal reasons in November 1995. Mr. Kirby also acts as surety for debt owing to the Company in the principal amount of approximately $32,000, plus accrued interest, which was outstanding as of August 31, 1998.

  At the time of the Company's acquisition PRTV in May 1996, Michael Levey, an officer of the Company, had a note outstanding to PRTV in the principal amount of approximately $72,771. Such amount, together with additional accrued interest, was due to be repaid December 31, 1996, but as of the date hereof, the total amount due under such note was $50,315, which represents the largest aggregate amount of indebtedness outstanding since the beginning of the Company's last fiscal year.

                                 OTHER MATTERS

  Align, Inc., an information systems consulting firm which is affiliated with Safeguard, has provided consulting services to the Company during the 1998 fiscal year and continues to provide such services as of the date hereof. The Company paid an aggregate of $316,843 in fiscal 1998 and currently pays Align $25,000 per month for ongoing services.

  William M. Goldstein, a Director of the Company, is a partner at Drinker, Biddle & Reath LLP, a law firm that has provided legal services to the Company. In fiscal 1998, the Company paid $161,705 in legal fees to Drinker, Biddle & Reath LLP.

                           INDEMNIFICATION PAYMENTS

  During the period April 1, 1997 to the present, the Company has assumed and paid defense costs and/or made required indemnification payments on behalf of present and former officers and Directors in connection with securities class and derivative actions against the Company and such individuals which were pending during the period between April 1, 1997 and the present. The Company may be required to pay additional amounts in connection with these actions.

                           OTHER STOCKHOLDER MATTERS

  STOCKHOLDER PROPOSALS AND NOMINATIONS OF DIRECTORS FOR THE COMPANY'S NEXT ANNUAL MEETING OF STOCKHOLDERS

  Any stockholder who intends to present a proposal for consideration at the Company's next annual meeting of stockholders intended to occur on or about August 31, 1999, must submit his proposal to the Company on or before May 2, 1999 in order to have the Company consider the inclusion of such proposal in the Company's Proxy Statement and form of proxy relating to such annual meeting. Reference is made to Rule 14a-8 under the Exchange Act for information concerning the content and form of such proposal and the manner in which such proposal must be made.

  Nominations for election to the Board of Directors at the Company's next annual meeting may be made only in writing by a stockholder entitled to vote at such annual meeting and must be addressed to the Secretary,

National Media Corporation, Eleven Penn Center, Suite 1100, 1835 Market Street, Philadelphia, PA 19103, who will forward such information to the Board Affairs Committee. Nominations must be received by the Secretary on or before May 2, 1999, and must be accompanied by the written consent of the nominee. Nominations should also be accompanied by a description of the nominee's business or professional background and otherwise contain the information required by Schedule 14A of the Exchange Act.

                                OTHER BUSINESS

  The Board of Directors is not aware of any other matters that may be brought before the Stockholders' Meeting. If other matters not now known come before the Stockholders' Meeting, the persons named in the accompanying form of proxy or their substitutes will vote such proxy in accordance with their judgment.


            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and Directors and persons who own more than 10% of the Company's Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York and Philadelphia Stock Exchanges. Officers, Directors and greater than 10% owners are required by the Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

  Based solely on the Company's review of the copies of such forms received by it, the Company believes that, during the fiscal year ended March 31, 1998, all filing requirements applicable to its officers, Directors and greater than 10% owners were complied with.

                   INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

  Representatives of Ernst & Young LLP are expected to be present at the Stockholders' Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

                         ANNUAL REPORT TO STOCKHOLDERS

  A copy of the Company's Annual Report to Stockholders on Form 10-K for the fiscal year ended March 31, 1998 (the "Annual Report") which contains copies of the Company's audited financial statements is being sent to stockholders with this Proxy Statement. The Annual Report shall not be deemed proxy solicitation material.

  THE COMPANY'S ANNUAL REPORT, THE COMPANY'S JUNE 30, 1998 10-Q AND THE COMPANY'S TRANSACTIONS FORM 8-K ARE HEREBY INCORPORATED BY REFERENCE INTO THIS PROXY STATEMENT. THE COMPANY WILL FURNISH WITHOUT CHARGE TO ANY STOCKHOLDER, UPON THE WRITTEN OR ORAL REQUEST OF SUCH PERSON, COPIES OF THE COMPANY'S ANNUAL REPORT, THE JUNE 30, 1998 10-Q AND THE TRANSACTIONS FORM 8-K. WRITTEN REQUESTS SHOULD BE ADDRESSED TO JOHN J. SULLIVAN, CHIEF FINANCIAL OFFICER OF NATIONAL MEDIA CORPORATION, ELEVEN PENN CENTER, SUITE 1100, 1835 MARKET STREET, PHILADELPHIA, PENNSYLVANIA 19103. TELEPHONIC REQUESTS SHOULD BE DIRECTED TO INVESTOR RELATIONS AT (215) 988-4600.

                                                                         ANNEX A



                           NATIONAL MEDIA CORPORATION

                            SERIES E PREFERRED STOCK

                            STOCK PURCHASE AGREEMENT

                                  DATED AS OF
                                AUGUST 11, 1998

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
                                   ARTICLE I
 DEFINITIONS..............................................................    1
 Section 1.1  Definitions................................................     1
 Section 1.2  Accounting Terms and Determinations........................     7
 Section 1.3  Computation of Time Periods................................     7
 Section 1.4  Construction...............................................     7
 Section 1.5  Exhibits and Schedules.....................................     7
 Section 1.6  No Presumption Against Any Party...........................     7
                                   ARTICLE II
 THE PURCHASES............................................................    7
 Section 2.1  Initial Purchase...........................................     7
 Section 2.2  Further Purchase...........................................     8
 Section 2.3  Transaction Initiation Fee.................................     8
 Section 2.4  Register of Securities.....................................     8
 Section 2.5  Restrictions on Transfer...................................     8
 Section 2.6  Removal of Transfer Restrictions...........................     9
 Section 2.7  Additional Representations and Warranties by ACO...........     9
 Section 2.8  No Brokers or Finders......................................    10
 Section 2.9  Information in Proxy Statement.............................    10
                                  ARTICLE III
 CONDITIONS...............................................................   10
 Section 3.1  Conditions to Each Party's Obligation to Effect the
               Purchase..................................................    10
 Section 3.2  Further Conditions to ACO's Obligation to Purchase.........    11
 Section 3.3  Conditions to the Company's Obligations to Effect the
               Purchase..................................................    12
                                   ARTICLE IV
 REPRESENTATIONS AND WARRANTIES BY THE COMPANY............................   13
 Section 4.1  Organization of the Company................................    13
 Section 4.2  The Company Capital Structure..............................    13
 Section 4.3  Authority; No Conflict; Required Filings and Consents......    14
 Section 4.4  SEC Filings; Financial Statements..........................    15
 Section 4.5  No Undisclosed Liabilities.................................    16
 Section 4.6  Absence of Certain Changes or Events.......................    16
 Section 4.7  Taxes......................................................    16
 Section 4.8  Properties.................................................    17
 Section 4.9  Intellectual Property......................................    17
 Section 4.10 Agreements, Contracts and Commitments......................    17
 Section 4.11 Litigation and Regulatory Matters..........................    17
 Section 4.12 Environmental Matters......................................    17
 Section 4.13 Employee Benefit Plans.....................................    18
 Section 4.14 Compliance With Laws.......................................    20
 Section 4.15 Registration Statement; Proxy Statement....................    20
 Section 4.16 Labor Matters..............................................    20
 Section 4.17 Insurance..................................................    21
 Section 4.18 Broker Fees, etc...........................................    21
 Section 4.19 No Existing Discussions....................................    21
 Section 4.20 Section 203 of the DGCL and Sections 2538, 2555 and 2564 of
               the Pennsylvania Business Corporation Law Not Applicable..    21
 Section 4.21 The Company Rights Plan....................................    21

                                                                          PAGE
                                                                          ----
 Section 4.22 Board Recommendation.....................................    21
 Section 4.23 Required Company Vote....................................    21
 Section 4.24 Full Disclosure..........................................    22
                                  ARTICLE V
 COVENANTS..............................................................   22
 Section 5.1  Information..............................................    22
 Section 5.2  Fiscal Plans.............................................    23
 Section 5.3  Payment of Obligations...................................    23
 Section 5.4  Maintenance of Property; Insurance.......................    23
 Section 5.5  Books and Records; Inspection............................    24
 Section 5.6  Conduct of Business; Maintenance of Subsidiaries;
               Compliance with Law.....................................    24
 Section 5.7  Debt.....................................................    24
 Section 5.8  Consolidations, Mergers and Sales of Assets..............    25
 Section 5.9  Restricted Payments......................................    25
 Section 5.10 Limitations on Investments...............................    25
 Section 5.11 Transactions with Affiliates.............................    25
 Section 5.12 Replacement of Certificates..............................    25
 Section 5.13 Compensation of Board....................................    25
 Section 5.14 Organizational Documents.................................    25
 Section 5.15 Securities Law Filings...................................    25
 Section 5.16 Compliance With Certificate and Bylaws...................    26
 Section 5.17 Use of Proceeds..........................................    26
 Section 5.18 Employees................................................    26
 Section 5.19 Transition...............................................    26
 Section 5.20 Exclusivity..............................................    26
 Section 5.21 Registration.............................................    27
 Section 5.22 Reasonable Best Efforts..................................    27
 Section 5.23 Public Announcements.....................................    27
                                  ARTICLE VI
 DEFAULTS...............................................................   27
 Section 6.1  Defaults.................................................    27
                                 ARTICLE VII
 TERMINATION............................................................   28
 Section 7.1  Termination .............................................    28
 Section 7.2  Effect of Termination....................................    29
                                 ARTICLE VIII
 MISCELLANEOUS..........................................................   29
 Section 8.1  Notices..................................................    29
 Section 8.2  No Waivers...............................................    29
 Section 8.3  Cumulative Remedies......................................    29
 Section 8.4  Expenses; Documentary Taxes; Indemnification.............    29
 Section 8.5  Amendments and Waivers...................................    30
 Section 8.6  Successors and Assigns...................................    30
 Section 8.7  Survival of Representations and Warranties...............    30
 Section 8.8  Governing Law; Submission to Jurisdiction; Waiver of Jury
               Trial...................................................    30
 Section 8.9  Counterparts; Facsimile Signatures.......................    31
 Section 8.10 Entire Agreement.........................................    31
 Section 8.11 Confidentiality..........................................    31

                           STOCK PURCHASE AGREEMENT

  This STOCK PURCHASE AGREEMENT, dated as of August 11, 1998 is between NATIONAL MEDIA CORPORATION, a Delaware corporation (the "Company") and NM ACQUISITION CO., LLC, a Delaware limited liability company ("ACO").

  In consideration of the covenants contained herein, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                  Definitions

  Section 1.1 Definitions. As used herein, the following capitalized terms have the following meanings (the following definitions being applicable in both singular and plural forms):

  "Accredited Investor" has the meaning set forth in Rule 501 of Regulation D promulgated under the Securities Act.

  "ACO Board Nominees" means Stephen Lehman, Eric Weiss, Andrew Schuon, and any other person ACO nominates from time to time as a director by written notice to the Company who is reasonably acceptable to the Company's outside directors.

  "Acquisition Proposal" means any offer or proposal for, or indication of interest in, any acquisition of, any interest in the Company, whether by way of a merger, consolidation or other transaction involving any equity interest in, or substantial portion of the assets of, the Company or the acquisition of any capital stock of the Company other than (a) pursuant to any Investment Document; or (b) through the exercise or conversion of any shares of preferred stock, options, warrants or other equity or debt securities of the Company which are outstanding at the date of this Agreement or pursuant to any existing option plan.

  "Affiliate" means as to any Person (i) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person, (ii) any spouse, immediate family member or other relative who has the same principal residence of any Person described in (i) above, (iii) any trust in which any such Persons described in clauses (i) or
(ii) above has a beneficial interest in excess of 10% of the total beneficial interests in either the principal or income or both of such trust, and (iv) any corporation or other organization of which any such Persons described in clause (i), (ii) or (iii) above collectively own more than 50% of the equity of such entity. For purposes of this definition, (x) the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise and (y) beneficial ownership of 10% or more of the voting common equity (on a fully diluted basis) or warrants or other rights to purchase such equity (whether or not currently exercisable) of a Person shall be deemed to be control of such Person.

  "Agreement" means this Stock Purchase Agreement.

  "Amendment No. 7 to Rights Agreement" means an agreement between the Company and Chase Mellon Shareholder Services, Inc. in the form of Exhibit A.

  "Bankruptcy and Equity Exception" means (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors rights and (b) general equitable principles.

  "Base Financials" means the consolidated balance sheet of the Company and its Subsidiaries as of March 31, 1998, and the related consolidated statements of income, shareholders' equity and cash flows for the fiscal year then ended, reported on by Ernst & Young LLP on June 29, 1998.

  "Business Day" means any day except a Saturday, Sunday, or other day on which commercial banks in New York City are authorized by law to close.

  "Certificate of Designations for Series E Stock" means the Company's Certificate of Designation in the form of Exhibit B.

  "Closing Date" has the meaning set forth in Section 2.1.

  "Commission" means the Securities and Exchange Commission or any other Federal agency administering the Securities Act at the time.

  "Common Stock" means the Company's currently authorized class of common stock, $.01 par value, and stock of any other class or other consideration into which such currently authorized common stock may hereafter have been changed.

  "Company" has the meaning set forth in the introduction to this Agreement.

  "Company Rights Plan" means the Rights Agreement dated January 3, 1994 (as amended by Amendments Nos. 1 through 6 to Rights Agreement and Amendment No. 7 to Rights Agreement) between the Company and ChaseMellon Shareholder Services, Inc.

  "Company Disclosure Schedule" means Schedule 1.

  "Compliance Certificate" means a certificate in the form of Exhibit C.

  "Consolidated Capital Expenditures" means, for any period, the capital expenditures of the Company and its Subsidiaries for such period, as the same are (or would in accordance with GAAP applied on a basis consistent with the Company's historical financial statements be) set forth in a consolidated statement of cash flows of the Company and its Subsidiaries for such period.

  "Consulting Agreement" means an agreement between the Company and TMC, in the form of Exhibit E.

  "Conversion Stock" means the unissued Common Stock: (a) into which the Series E Stock may be converted; (b) into which the Company's Series D Preferred Stock held by ACO may be converted; (c) which is subject to the TMC Option; or (d) which is subject to the TMC Warrant.

  "Costalas Waiver Agreement" means an agreement between the Company and Constantinos Costalas, substantially in the form of Exhibit F.

  "CVI" means Capital Ventures International, a Cayman Islands partnership.

  "Debt" of any Person means at any date, without duplication and without regard to whether matured or unmatured, absolute or contingent: (i) all obligations of such Person for borrowed money, including unpaid, accrued interest thereon; (ii) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments; (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business; (iv) all obligations of such Person as lessee under capital leases; (v) all obligations of such Person to reimburse or prepay any bank or other Person in respect of amounts paid under a letter of credit, banker's acceptance, or similar instrument, whether drawn or undrawn; (vi) all obligations of such Person to purchase securities other than shares of the Company's Series D Preferred Stock which arise out of or in connection with the sale of the same or substantially similar securities; (vii) all obligations of such Person in connection with any agreement to purchase, redeem (other than shares of the Company's Series D Preferred Stock), exchange, convert or otherwise acquire for value any capital stock of such Person or any warrants, rights or options to acquire such capital stock, now or hereafter outstanding, except to the extent that such obligations remain performable solely at the option of such Person; (viii) all obligations to repurchase assets previously sold (including any obligation to repurchase any accounts or chattel paper under any factoring, receivables purchase, or similar arrangement); (ix) obligations of such Person under hedging facilities and foreign exchange or forward sale contracts or similar arrangements; and
(x) all Debt of others Guaranteed by such Person.

  "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

  "DGCL" means the Delaware General Corporation Law.

  "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the clean-up or other remediation thereof.

  "Equity Security" means any stock or similar security of the Company or any security (whether stock or Debt) convertible or exchangeable, with or without consideration, into any stock or similar security, or any security (whether stock or Debt) with an attached warrant, stock appreciation right or right to subscribe to or purchase any stock or similar security, or any such warrant or right.

  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

  "ERISA Group" means all members of a controlled group of corporations and all trades or businesses (whether incorporated) under common control which, together with the Company, are treated as a single employer under Section 414 of the IRC.

  "ERISA Material Plan" means any ERISA Plan or ERISA Plans having aggregate ERISA Unfunded Liabilities in excess of $100,000.

  "ERISA Plan" means, at any time, an employee pension benefit plan of the Company or any member of the ERISA Group which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the IRC.

  "ERISA Unfunded Liabilities" means, with respect to any ERISA Plan at any time, the amount (if any) by which: (i) the present value of all vested nonforfeitable benefits under such ERISA Plan exceeds, (ii) the fair market value of all ERISA Plan assets allocable to such benefits (exclusive of accrued but unpaid contributions), all determined as of the then most recent valuation date for such ERISA Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or the ERISA Plan under Title IV of ERISA.

  "Event of Default" has the meaning set forth in Section 6.1.

  "Exchange Act" means the Securities Exchange Act of 1934, or any successor Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Exchange Act shall include a reference to the comparable section, if any, of any such successor Federal statute.

  "First Union National Bank Consent Agreement" means the Letter Agreement, dated July 15, 1995 by and between ACO and First Union National Bank, attached as Exhibit N (as such may be amended from time to time).

  "GAAP" means generally accepted accounting principles in the United States consistently applied.

  "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing, securing, or otherwise providing assurances of the payment of any Debt of any other Person and includes: (a) any Lien or any asset of such Person securing any such Debt (and without regard to whether such Person has assumed personal liability with respect thereto), and (b) any obligation, direct or indirect, contingent or otherwise, of such Person: (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial condition, or otherwise); or (ii) entered into for the purpose of assuring in any other manner the holder of such Debt of the payment thereof or to protect such holder against loss in respect thereof (in whole or in part); provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

  "Hammer Waiver Agreement" means an agreement between the Company and Frederick Hammer substantially in the form of Exhibit G.

  "Investment" means any investment by any Person in any other Person, whether by means of share purchase, capital contribution, loan, time deposit, or otherwise.

  "Investment Documents" means this Agreement, the Consulting Agreement, the Amendment No. 7 to Rights Agreement, the Costalas Waiver Agreement, the Hammer Waiver Agreement, the Verratti Waiver Agreement, the Series B Consent Agreement, the First Union National Bank Consent Agreement, the Registration Rights Agreement, the Series D Stock Purchase Agreement, the Certificate of Designation of Series E Stock and the ValueVision Agreement.

  "IRC" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

  "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest, or encumbrance of any kind in respect of such asset (or any agreement to give any of the foregoing, whether or not contingent on the occurrence of any future event). For the purposes of this Agreement, the Company or any Subsidiary of the Company shall be deemed to own an asset subject to a Lien when it has acquired or holds such asset subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease, or other title retention agreement relating to such asset.

  "Material Adverse Change" means a material adverse change in the financial condition, business or properties of the Company and its Subsidiaries, taken as a whole, not including any such change which is the result of any action taken by or at the instruction of Steve Lehman, as acting CEO of the Company, or TMC.

  "Notice of Assignment" has the meaning set forth in Section 7.5.

  "Permitted Liens" shall mean (a) Liens for taxes and assessments or governmental charge or levies not at the time due or in respect of which the validity thereof shall currently be contested in good faith by appropriate proceedings; (b) Liens in respect of pledges or deposits under workmen's compensation laws or similar legislation, carriers', warehousemen's, mechanics', laborers' and materialmen's and similar Liens, if the obligations secured by such Liens are not then delinquent or are being contested in good faith by appropriate proceedings; (c) Liens incidental to the conduct of the business of the Company or any Subsidiary (including leases of property, real and personal) which were not incurred in connection with the borrowing of money or the obtaining of advance or credits and which do not in the aggregate materially detract from the value of its property or materially impair the use thereof in the operation of its business; and (b) any Liens related to any Debt owed by the Company (or any of its Subsidiaries) to First Union National Bank or Barclays Bank.

  "Person" means an individual, a limited liability company, a corporation, a partnership, an unincorporated association, a trust, or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

  "Proxy Statement" means the information furnished by the Company to its stock holders, pursuant to Rules 14a-3 and 4 under the Exchange Act, which pertains to the transactions contemplated by the Investment Documents.

  "Qualification" means, with respect to any report made by the Company's independent auditors covering financial statements, a qualification to such report (such as an explanatory paragraph or emphasis paragraph therein setting forth adverse or qualifying language): (i) resulting from a limitation on the scope of examination of such financial statements or the underlying data, or
(ii) which could be eliminated by changes in financial statements or notes thereto covered by such report (such as by the creation of or increase in a reserve or a decrease in the carrying value of assets) and which if so eliminated by the making of any such change and after giving effect thereto would occasion a Default; provided that neither of the following shall constitute a Qualification: (a) a consistency exception relating to a change in accounting principles with which the independent public accountants for the Person whose financial statements are being certified have concurred, or (b) a qualification relating to the outcome or disposition of threatened litigation, pending litigation being contested in good faith, pending or threatened claims or other contingencies, the impact of which litigation, claims or contingencies cannot be determined with sufficient certainty to permit quantification in such financial statements.

  "Registration Rights Agreement" means an agreement between the Company and ACO in the form of Exhibit H.

  "Restricted Payment" means: (a) any dividend or other distribution on or payment in respect of any shares of the Company's capital stock (except dividends payable in respect of capital stock solely in shares of its capital stock and payment of any premium in respect of the Company's Series D Preferred Stock), or (b) any payment or other distribution on account of the purchase, redemption (other than with respect to the Company's Series D Preferred Stock), retirement, acquisition, or obligations in respect of: (i) any shares of the Company's capital stock or (ii) any option, warrant, or other right to acquire shares of the Company's capital stock. Notwithstanding the foregoing, any distribution or payment pursuant to the Company's 401(k) Plan or any issuance or exercise of options pursuant to an existing option plan shall not be deemed to be a Restricted Payment.

  "Restricted Stock" means (a) Conversion Stock and (b) any securities issued or issuable with respect to such Conversion Stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger or consolidation or reorganization; provided that shares of Common Stock shall only be treated as Restricted Stock if and so long as they have not been (i) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or
(ii) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions and restrictive legends with respect to such Common Stock are removed upon the consummation of such sale and the seller and purchaser of such Common Stock receive an opinion of counsel for the Company, which shall be in form and content reasonably satisfactory to the seller and buyer and their respective counsel, to the effect that such Common Stock in the hands of the purchaser is freely transferable without restriction or registration under the Securities Act in any public or private transaction.

  "RGC" means RGC International Investors LDC, a Cayman Islands limited duration company.

  "Securities Act" means the Securities Act of 1933, or any successor Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Act shall include a reference to the comparable section, if any, of any such successor Federal statute.

  "Series D Stock Purchase Agreement" means an agreement between the Company, ACO, CVI and RGC in the form of Exhibit I.

  "Series E Stock" means the Series E Convertible Preferred Stock of the Company, having the rights, preferences, and privileges set forth in the Certificate of Designation for Series E Stock.

  "Shareholders' Voting Agreement" means an agreement among ACO and each of the Company's directors substantially in the form of Exhibit D.

  "Subsidiary" means, as to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

  "Tax" means any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, gains, franchise, withholding, payroll, recapture, employment, excise, unemployment insurance, social security, business license, occupation, business organization, stamp, environmental and property taxes, together with all interest, penalties and additions imposed with respect to such amounts. For purposes of this Agreement, "Tax" also includes any obligations under any agreements or arrangements with any other Person with respect to Taxes of such other Person (including pursuant to Treas. Reg. (S) 1.1502.5 or comparable provisions of state, local or foreign tax law) and including any liability for Taxes of any predecessor entity.

  "TMC" means Temporary Media Co., LLC, a Delaware limited liability company.

  "TMC Option" means an option in the form of Exhibit A to the Consulting Agreement.

  "TMC Warrant" means a warrant in the form of Exhibit B to the Consulting Agreement.

  "Transaction Initiation Fee" means cash in the amount of (i) ACO's reasonable expense arising directly out of the negotiating of this Agreement, and its investigations regarding the Company and its legal and accounting advice with respect to the transactions contemplated hereby, up to a maximum of $500,000 in aggregate; (ii) plus 4.9% of the difference, if any, between the aggregate equity value attributed to the Company for the purposes of the Acquisition Proposal and the aggregate equity value attributed to the Company for the purposes of this Agreement up to a maximum amount of $2,500,000 for both (i) and (ii). For the purposes of this Agreement, such difference between the "aggregate equity values" shall be calculated by: (a) determining the final price per share of Common Stock contemplated by the Acquisition Proposal; (b) subtracting the mean price per share of Common Stock on July 10, 1998 and (c) multiplying that difference by the total number of shares of Common Stock issued or issuable on that day on a fully diluted basis, but excluding therefrom all shares of Common Stock issuable pursuant to the TMC Option or the TMC Warrant the exercise price of which is less than the purchase price of a share of Common Stock on that day.

  "Verratti Waiver Agreement" means an agreement between the Company and Robert Verratti substantially in the form of Exhibit K.

  "VVI" means ValueVision International, Inc., a Minnesota corporation.

  "VVI Agreement" means an agreement between the Company, VVI and ACO in the form of Exhibit J.

  "Wholly-Owned Subsidiary" means as to any Person or Subsidiary, all of the shares of capital stock or other equity interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by such Person.

  Section 1.2 Accounting Terms and Determinations. Unless otherwise specified herein (a) all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP and (b) references to fiscal periods are to those of the Company. When used herein, the term "financial statements" shall include the notes and schedules thereto.

  Section 1.3 Computation of Time Periods. In this Agreement, with respect to the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding." Periods of days referred to in this Agreement shall be counted in calendar days unless otherwise stated.

  Section 1.4 Construction. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular and to the singular include the plural, references to any gender include any other gender, the part includes the whole, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Article, section, subsection, clause, exhibit and schedule references are to this Agreement, unless otherwise specified. Any reference to this Agreement or the other Investment Documents includes any and all permitted alterations, amendments, changes, extensions, modifications, renewals, or supplements thereto or thereof, as applicable.

  Section 1.5 Exhibits and Schedules. Any reference to an exhibit or schedule shall be deemed to be a reference to an exhibit or schedule hereto.

  Section 1.6 No Presumption Against Any Party. Neither this Agreement nor any other Investment Document nor any uncertainty or ambiguity herein or therein shall be construed or resolved using any presumption against any party hereto or thereto, whether under any rule of construction or otherwise. On the contrary, this Agreement and the other Investment Documents have been reviewed by each of the parties and their counsel and, in the case of any ambiguity or uncertainty, shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

                                  ARTICLE II

                                 The Purchases

  Section 2.1 Initial Purchase. Subject to the terms and conditions of this
Agreement:

    (a) The Company hereby agrees to sell to ACO and ACO hereby agrees to purchase from the Company, 20,000 shares of Series E Stock, at a purchase price equal to $1,000 per share (the "Initial Purchase"), provided that ACO shall be entitled to set off against the purchase price any amounts payable by the Company pursuant to Section 8.4, as reasonably substantiated by ACO to the Company on or before the Closing Date; and

    (b) Contemporaneously with the execution of the Consulting Agreement, the Company shall issue the TMC Option and the TMC Warrant to TMC, without any additional consideration to be paid therefor by TMC.

  The closing of the Initial Purchase shall be held at the office of Buchalter, Nemer, Fields & Younger, 601 South Figueroa Street, Suite 2400, Los Angeles, California, as soon as practicable after all conditions to Closing have been satisfied or waived (the "Closing Date"). On the Closing Date, the Company will deliver to ACO one or more Series E Stock certificates, registered in ACO's name in any denominations as ACO may specify by timely notice to the Company (or, in the absence of such notice, one such share certificate registered in ACO's name), duly executed and dated as of the Closing Date, against payment of the purchase price therefor by wire transfer of immediately available funds to the account of the Company at such bank or other financial institution as the Company shall notify ACO. Contemporaneously with the execution of the Consulting Agreement, the Company shall deliver to TMC the TMC Warrant and the TMC Option, registered in its name, as duly executed and dated the Closing Date.

  Section 2.2 Further Purchase. Subject to the terms and conditions of this Agreement, the Company shall have the right to sell to ACO and ACO hereby agrees to purchase from the Company at the request of the Company, up to 2,000 shares of Series E Stock, at a purchase price equal to $1,000 per share (the "Further Purchase"), provided that: (a) such request is made prior to the date on which the Proxy Statement is first mailed to the Company's Stockholders;
(b) the Initial Purchase has been consummated; and (c) ACO shall be entitled to set off against the purchase price any amounts payable by the Company pursuant to Section 8.4, as reasonably substantiated by ACO to the Company on or before the Closing Date.

  The closing of the Further Purchase shall be held at the office of Buchalter, Nemer, Fields & Younger, 601 South Figueroa Street, Suite 2400, Los Angeles, California, on the date requested by the Company, provided that such date is 60 days or more after such request is made (the "Further Closing Date"). On the Further Closing Date, the Company will deliver to ACO one or more Series E Stock certificates, registered in ACO's name in any denominations as ACO may specify by timely notice to the Company (or, in the absence of such notice, one such share certificate registered in ACO's name), duly executed and dated as of the Further Closing Date, against payment of the purchase price therefor by wire transfer of immediately available funds to the account of the Company at such bank or other financial institution as the Company shall notify ACO.

  Section 2.3 Transaction Initiation Fee. If the Company enters into any understanding or agreement with any Person pursuant to an Acquisition Proposal, during the term hereof or within four months after the termination of this Agreement pursuant to Section 7.1(d) or (e), the Company shall promptly pay the Transaction Initiation Fee to ACO. The Company acknowledges and agrees that (a) ACO has expended and will expend a considerable amount of time and effort in connection with the transactions contemplated by this Agreement, (b) ACO has incurred and will incur significant expenses in connection with the transactions contemplated by this Agreement, (c) the relationship of the parties is not marked by any self-dealing, (d) the Transaction Initiation Fee provides ACO with a reasonable incentive to make the offer contained in the transactions contemplated by this Agreement, and
(e) ACO's costs described above are and will be difficult to predict and ascertain and that the Transaction Initiation Fee is a good faith attempt by ACO to estimate the amount of such costs.

  Section 2.4 Register of Securities. The Company or its duly appointed agent shall maintain a separate register for the shares of Series E Stock and Common Stock, in which it shall register any issuance or subsequent sale of any such shares accomplished in accordance with the terms of the Investment Documents. All transfers of the Series E Stock shall be recorded on the register maintained by the Company or its agent, and the Company shall be entitled to regard the registered holder of the Series E Stock as the actual holder of the Securities so registered until the Company or its agent is required to record a transfer of such Series E Stock on its register. Subject to Section 2.4(c), the Company or its agent shall be required to record any such transfer when it receives the Security to be transferred duly and properly endorsed by the registered holder thereof or by its attorney duly authorized in writing.

  Section 2.5 Restrictions on Transfer.

  (a) ACO understands and agrees that the Series E Stock it will be acquiring have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and that accordingly they will not be fully transferable except as permitted under various exemptions contained in the Securities Act, or upon satisfaction of the registration and prospectus delivery requirements of the Securities Act. ACO acknowledges that it must bear the economic risk of its investment in the Series E Stock for an indefinite period of time (subject, however, to the Company's obligation to effect the registration of the Conversion Stock under the Securities Act in accordance with the Registration Rights Agreement) since they have not been registered under the Securities Act and therefore cannot be sold unless they are subsequently registered or an exemption from registration is available.

  (b) ACO hereby represents and warrants to the Company that it is acquiring the Series E Stock it has agreed to purchase for investment purposes only, for its own account, and not as nominee or agent for any other Person, and not with the view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act.

  (c) ACO hereby agrees with the Company as follows:

    (i) The certificates evidencing the Series E Stock it has agreed to purchase, and each certificate issued in transfer thereof, will bear the following legend:

    "The securities evidenced by this certificate have not been registered under the Securities Act of 1933 and have been acquired for investment purposes only and not with a view to the distribution thereof, and such securities may not be sold, pledged or transferred unless there is an effective registration statement or Regulation A notification under such Act covering such securities or the Company receives an opinion of counsel (which may be counsel for the Company), reasonably satisfactory in form and content to the Company, stating that such sale or transfer is exempt from the registration and prospectus delivery requirements of such Act."

    (ii) The certificates representing such Securities, and each certificate issued in transfer thereof, will also bear any legend required under any applicable state securities law.

    (iii) Absent an effective Conversion Stock registration statement under the Securities Act, covering the disposition of the Conversion Stock which ACO acquires, ACO will not sell, transfer, assign, pledge, hypothecate or otherwise dispose of any or all of the Conversion Stock without first providing the Company with an opinion of counsel (which may be counsel for the Company), reasonably satisfactory in form and content to the Company, to the effect that such sale, transfer, assignment, pledge, hypothecation or other disposition will be exempt from the registration and the prospectus delivery requirements of the Securities Act and the registration or qualification requirements of any applicable state securities laws, except that no such opinion shall be required with respect to a sale or transfer effected in accordance with Rule 144(k) under the Securities Act.

    (iv) ACO consents to the Company's making a notation on its records or giving instructions to any transfer agent of the Common Stock or Series E Stock in order to implement the restrictions on transfer of the Series E Stock mentioned in this subsection (c).

  Section 2.6 Removal of Transfer Restrictions. Any legend endorsed on a certificate evidencing a Security pursuant to Section 2.4(c)(i) hereof and the stop transfer instructions and record notations with respect to such Security shall be removed and the Company shall issue a certificate without such legend to the holder of such Security (a) if such Security is registered under the Securities Act, or (b) if such Security may be sold under Rule 144(k) of the Commission under the Securities Act or (c) if such holder provides the Company with an opinion of counsel (which may be counsel for the Company) reasonably acceptable to the Company to the effect that a public sale or transfer of such Security may be made without registration under the Securities Act.

  Section 2.7 Additional Representations and Warranties by ACO. ACO represents and warrants to the Company as follows:

    (a) ACO is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware, and is qualified to do business as a foreign corporation in each jurisdiction in which the failure to be so qualified would be a Material Adverse Change (if ACO were the Company) with respect to ACO's business, condition or results of operations. ACO has all required legal power and authority to carry on its business as presently conducted, to enter into and perform this Agreement and the agreements contemplated hereby to which it is a party and to carry out the transactions contemplated hereby and thereby.

    (b) This Agreement constitutes the legal, valid and binding obligation of ACO and is enforceable against ACO in accordance with its terms, except as such enforcement is limited by bankruptcy, insolvency, and other similar laws affecting the enforcement of creditors' rights generally.

    (c) ACO is an Accredited Investor and is experienced in evaluating companies such as the Company, is able to fend for itself in the transactions contemplated by this Agreement and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment. It has had access, during the course of the transaction and prior to its purchase of Series E Stock, to such information as is sufficient to make an informed decision with respect to its purchase of the Series E Stock and it has had, during the course of the transaction and prior to its purchase of Series E Stock, the opportunity to ask questions of and receive answers from the Company concerning the terms and conditions of the offering and to obtain additional information necessary to verify the accuracy of any information furnished to it or to which it had access.

    (d) ACO knows of no public solicitation or advertisement of an offer in connection with the Series E Stock; ACO's jurisdiction of formation or incorporation and the principal place of business as set forth in the signature page hereof are accurate.

    (e) Stephen Lehman, Daniel Yukelson and a Nevada corporation controlled by Eric Weiss are the only members of TMC. TMC is the only Manager of ACO. The provisions of ACO's Operating Agreement regarding the management of ACO shall be substantially as disclosed in the draft operating agreement delivered to the Company on August 10, 1998.

    (f) Stephen Lehman, Jacor Communications and Gruber McBain are and through the Closing will be the only members of ACO holding a membership interest of 10% or greater therein.

    (g) ACO has or has arranged for sufficient funds to consummate the transactions contemplated by the Investment Documents.

    (h) ACO will hold and will not transfer, encumber or otherwise dispose of any shares of the Company's Series D Preferred Stock (or Common Stock received in connection with the conversion thereof) until after the Closing Date.

  Section 2.8 No Brokers or Finders. ACO represents and warrants to the Company that, as a result of ACO's actions, no person other than BT Alex. Brown Incorporated has, or as a result of the transaction as contemplated herein will have, any right or valid claim against the Company for any commission, fee or other compensation as a finder or broker, or in any similar capacity.

  Section 2.9 Information in Proxy Statement. The information to be supplied by ACO or about ACO by ACO's agents for inclusion in the Proxy Statement shall not, on the date the Proxy Statement is first mailed to stockholders of the Company, at the time of the Company stockholders' meeting to approve the transactions contemplated by this Agreement (the "Stockholders' Meeting") and as of the Closing Date, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, omit to state any material fact necessary in order to make the statements made in such proxy statement not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Stockholders' Meeting which has become false or misleading. If at any time prior to the Closing Date any event relating to ACO or any of its Affiliates, officers or directors should be discovered by ACO which should be set forth in a supplement to the Proxy Statement, then ACO shall promptly inform the Company. Such information shall include all necessary information regarding the ACO Board Nominees.

                                  ARTICLE III

                                  Conditions

  Section 3.1 Conditions to Each Party's Obligation to Effect the
Purchase. The respective obligations of each party to this Agreement to effect the Initial Purchase and (if applicable) the Further Purchase (collectively, the "Purchases") shall be subject to the satisfaction or waiver in writing by each of the Company and ACO prior to the Closing Date of the following conditions:

    (a) Receipt by each party hereto of counterparts hereof signed by each of the other parties hereto;

    (b) The transactions contemplated by this Agreement (and other matters contained in the Proxy Statement) shall have been approved in the manner required under the rules of the New York Stock Exchange and the DGCL, as the case may be, by the holders of the issued and outstanding shares of capital stock of the Company.

    (c) The waiting period applicable to the consummation of the transactions contemplated by this Agreement under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 as amended (the "HSR Act") shall have expired or been terminated, provided that ACO and the Company shall use best efforts to make any necessary filings under the HSR Act within 45 days after the date of this Agreement.

    (d) All authorizations, consents, orders or approvals of, or declarations or filings with, or expiration of waiting periods imposed by, any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity") the failure to which to file, obtain or occur is reasonably likely to cause a Material Adverse Change, shall have been filed or obtained or have occurred.

    (e) No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any order, executive order, stay, decree, judgment or injunction or statute, rule, regulation which is in effect and which has the effect of making the transactions contemplated by this Agreement illegal or otherwise prohibiting consummation of the transactions contemplated by this Agreement.

    (f) The Company shall have received, on or prior to the date of the Proxy Statement, an opinion, from an investment banking firm chosen by the Company, and reasonably acceptable to ACO, to the effect that the transactions contemplated by this Agreement are fair to the holders of Common Stock from a financial point of view (the "Fairness Opinion") and such opinion shall be confirmed as of the Closing Date.

  Section 3.2 Further Conditions to ACO's Obligation to Purchase. The obligation of ACO to purchase and pay for the Series E Stock in the Purchases is subject to the following conditions having been satisfied on or before the Closing Date or Further Closing Date (as applicable):

    (a) Receipt by ACO of an opinion of Klehr, Harrison, Harvey, Branzburg & Ellers LLP, counsel to the Company, dated as of the Closing Date or the Further Closing Date (as applicable), and substantially to the effect of Exhibit L;

    (b) Receipt by ACO of a fully completed and duly executed Compliance Certificate;

    (c) On the Closing Date or the Further Closing Date (as applicable), the Company shall have duly issued and delivered to ACO a certificate evidencing the Series E Stock purchased by ACO as provided by Section 2.1;

    (d) The Certificate of Designation for Series E Stock shall have been filed with the Delaware Secretary of State and a copy of the Certificate certified by such Secretary of State shall have been delivered to ACO;

    (e) The Company shall have obtained all material registrations, qualifications, permits and approvals required under applicable state securities laws for the lawful execution, delivery and performance of this Agreement and the performance of the Certificate, including without limitation the offer, sale, issue and delivery of the Securities;

    (f) Receipt by ACO from the Company of a payment in such amount as ACO may reasonably request on account of expenses incurred by ACO and its attorneys in connection with the negotiation and preparation of this Agreement and related matters and for which ACO is entitled to reimbursement pursuant to Section 7.3;

    (g) Receipt by ACO on the Closing Date or the Further Closing Date (as applicable) of all documents it may reasonably request relating to the existence, status, and capacity of the Company and the corporate authority for, and the validity, force, and effect of the Investment Documents and any other matters relevant hereto or thereto, all in form and substance satisfactory to ACO;

    (h) Receipt by ACO of evidence reasonably satisfactory to ACO that the purchase price for the Series E Stock will be applied pursuant to Section 5.17;

    (i) The fact that, immediately before and after giving effect to the consummation of such Purchase, no material Default shall have occurred and be continuing;

    (j) The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date or the Further Closing Date (as applicable) unless expressly made as of another date;

    (k) The Company shall have performed in all material respects all material obligations required to be performed by it under this Agreement on or prior to the Closing Date or the Further Closing Date (as applicable);

    (l) Each of the following shall have been executed by all of the parties named therein (other than ACO or TMC (as appropriate)) and shall not have been terminated or purported to have been terminated by any of the parties named therein (other than ACO or TMC (as appropriate)):

      (i) the Amendment No. 7 to Rights Agreement;

      (ii) the Stockholders Voting Agreement;

      (iii) the Consulting Agreement;

      (iv) the Costalas Waiver Agreement;

      (v) the Hammer Waiver Agreement;

      (vi) the Series D Stock Purchase Agreement;

      (vii) the VVI Agreement;

      (viii) the Verratti Waiver Agreement;

      (ix) the Registration Rights Agreement;

      (x) the Series B Consent Agreement; and

      (xi) the First Union National Bank Consent Agreement.

    (m) The Company's Common Stock shall not have been delisted by the New York Stock Exchange, Inc.; and

    (n) The ACO Board Nominees shall constitute a majority of the Company's directors and Stephen Lehman shall be the Company's acting Chief Executive Officer and Jack Kirby shall not have been removed by the Company as a Company director without cause.

  Section 3.3 Conditions to the Company's Obligations to Effect the Purchase. The obligation of the Company to sell and issue the Series E Stock in the Purchase is subject to the following conditions having been satisfied on or before the Closing Date or the Further Closing Date (as applicable):

    (a) The Company shall have received the Purchase Price for the Series E Stock as provided by Sections 2.1 and/or 2.2, as the case may be;

    (b) The representations and warranties of ACO contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date or the Further Closing Date (as applicable), unless expressly made as of another date;

    (c) ACO shall have performed in all material respect all material obligations required to be performed by it under this Agreement at or prior to the Closing Date or the Further Closing Date (as applicable); and

    (d) Each of the following shall have been executed by all of the parties named therein (other than the Company) and shall not have been terminated or purported to have been terminated by any of the parties named therein (other than the Company):

      (i) the Amendment No. 7 to Rights Agreement;

      (ii) the Stockholders Voting Agreement;

      (iii) the Consulting Agreement;

      (iv) the Costalas Waiver Agreement;

      (v) the Hammer Waiver Agreement;

      (vi) the Series D Stock Purchase Agreement;

      (vii) the VVI Agreement;

      (viii) the Verratti Waiver Agreement;

      (ix) the Registration Rights Agreement;

      (x) the Series B Consent Agreement; and

      (xi) the First Union Bank Consent Agreement.

                                  ARTICLE IV

                 Representations and Warranties by the Company

  The Company represents and warrants to ACO that the statements contained in this Article IV are true and correct, except as set forth on the disclosure schedule delivered by the Company to ACO on or before the date of this Agreement (the "Company Disclosure Schedule") or as disclosed in the Company SEC Reports (as defined in Section 4.4). The Company Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article IV and the disclosure in any paragraph shall qualify other paragraphs in this Article IV only to the extent that it is reasonably apparent from a reading of such document that it also qualifies or applies to such other paragraphs.

  Section 4.1 Organization of the Company. Each of the Company and the Company's Material Subsidiaries (as defined below) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power to own, lease and operate its property and to carry on its business as now being conducted and as proposed to be conducted, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would cause a Material Adverse Change. Except as set forth on the Company Disclosure Schedule or in the Company SEC Reports (as defined in Section 4.4) filed prior to the date hereof, neither the Company nor any of its Subsidiaries directly or indirectly owns (other than ownership interests in the Company or in one or more of its Subsidiaries) any equity or similar interest in, or any interest that is mandatorily convertible into or exchangeable or exercisable for, any corporation, partnership, joint venture or other business association or entity, excluding securities in any publicly traded company held for investment by the Company and comprising less than five percent (5%) of the outstanding stock of such company. A true, correct and complete copy of the Certificate of Incorporation and other similar organizational documents of the Company and each of the Company's Material Subsidiaries (as defined below) has been delivered to ACO. "The Company's Material Subsidiaries" shall mean those subsidiaries of the Company set forth on the Company Disclosure Schedule, which Subsidiaries constitute all of the Company's "significant subsidiaries" as defined in Rule 1-02 of Regulation S-X under the Securities Act.

  Section 4.2 The Company Capital Structure.

  (a) The authorized capital stock of the Company consists of 75,000,000 shares of Common Stock, $.01 par value, and 10,000,000 shares of Preferred Stock, $.01 par value. As of the date of this Agreement, (i) 25,453,752 shares of Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable, and (ii) 887,229 shares of Common Stock which are held in the treasury of the Company or by Subsidiaries of the Company. The Company Disclosure Schedule shows the number of shares of Common Stock reserved for future issuance pursuant to stock options granted and outstanding as of the date hereof, the plans under which such options were granted and award agreements pursuant to which "non-plan" options were granted (collectively, the "Company Stock Plans"), and the entities or persons to whom such options were granted. The Company Disclosure Schedule also shows the agreements under which the warrants to purchase an

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aggregate of 7,093,413 shares of Common Stock granted and outstanding as of the date hereof were issued and to whom such warrants were granted. As of the date hereof, the only convertible securities of the Company which are issued and outstanding are: (i) the TMC Warrant and the TMC Option, (ii) an aggregate number of 81,250 shares of Series B Convertible Preferred Stock, par value $.01 per share, of the Company, which are currently convertible into 812,500 shares of Common Stock and which are currently entitled to vote on all matters submitted to the stockholders of the Company (with the exception of the election of directors) on an "as converted" basis (the "Series B Convertible Preferred Stock") (iii) 19,900 shares of Series D Convertible Preferred Stock, par value $.01 per share, of the Company which are currently convertible into a minimum of 18,543,972 shares of Common Stock, plus the number of shares of Common Stock equal to the quotient of the Accrued Premium (as defined in the Certificate of Designations (as defined below)) divided by $1.073125 (the "Series D Convertible Preferred Stock" and, together with the Series B Convertible Preferred Stock the "Company Convertible Preferred Stock") and
(iv) such other convertible securities as are disclosed on the Company Disclosure Schedule. Based on the Certificate of Designations, the amount of the Accrued Premium (as defined in the Certificate of Designations) is $392,547.94 as at the date of this Agreement. All shares of Common Stock, into which Series D Convertible Preferred Stock is convertible, or which are issuable upon exercise of the Revised National Media Stock Purchase Warrant--C or the National Media Stock Purchase Warrant--D are duly registered with the Commission. All shares of Common Stock subject to issuance as specified above shall be, when issued, validly issued, fully paid and nonassessable. Except as set forth on the Company Disclosure Schedule and with respect to the Series D Preferred Stock, there are no obligations, contingent or otherwise, of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Common Stock or the capital stock of any Subsidiary or to provide funds to or make any material investment (in the form of a loan, capital contribution or otherwise) in any such Subsidiary or any other entity other than guarantees of bank obligations of Subsidiaries entered into in the ordinary course of business. Except as set forth on the Company Disclosure Schedule, all of the outstanding shares of capital stock of each of the Company's Subsidiaries are duly authorized, validly issued, fully paid for and nonassessable and all such shares (other than directors' qualifying shares in the case of foreign Subsidiaries) are beneficially owned by the Company or another Subsidiary free and clear of all security interests, liens, claims, pledges, agreements, limitations of the Company's voting rights, charges or other encumbrances of any nature other than Permitted Liens.

  (b) Except as set forth in this Section 4.2 or as reserved for future grants of options under the Company Stock Plans, the TMC Warrant or the TMC Option, and except for the Series A Junior Participating Preferred Stock issued and issuable under the Company Rights Plan, or as disclosed on the Company Disclosure Schedule, (i) there are no equity securities of any class of the Company or any of its Subsidiaries, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding; (ii) except as set forth in the Certificate of Designations, Preferences and Rights of the Series D Convertible Preferred Stock (the "Certificate of Designations") and the Registration Rights Agreement dated as of September 4, 1997, as amended, by Amendment No. 1 thereto, dated April 14, 1998 among the Company and the holders of the Series D Convertible Preferred Stock, there are no options, warrants, equity securities, stock appreciation rights, calls, rights, commitments or agreements of any character to which the Company or any of its Subsidiaries is a party or by which it is bound obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of the Company or any of its Subsidiaries or obligating the Company or any of its Subsidiaries to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement; and (iii) to the best knowledge of the Company, there are no voting trusts, proxies or other voting agreements or understandings with respect to the shares of capital stock of the Company.

  Section 4.3 Authority; No Conflict; Required Filings and Consents.

  (a) The Company has all requisite corporate power and authority to enter into this Agreement and each of the Investment Documents to which it is a party and to consummate the transactions contemplated by this Agreement and each of the Investment Documents to which it is a party. The execution and delivery of this

Agreement and each of the Investment Documents to which it is a party and the consummation of the transactions contemplated by this Agreement and each of the Investment Documents to which it is a party by the Company have been duly authorized by all necessary corporate action on the part of the Company, subject only to the approval and adoption of this Agreement by the Company's stockholders under the DGCL and the rules of the New York Stock Exchange. This Agreement and each of the Investment Documents to which it is a party have been duly executed and delivered by the Company and constitute the valid and binding obligations of the Company, enforceable in accordance with their terms, subject to the Bankruptcy and Equity Exception.

  (b) Except as set forth on the Company Disclosure Schedule, the execution and delivery of this Agreement and each of the Investment Documents to which it is a party by the Company does not, and the consummation of the transactions contemplated by this Agreement and each of the Investment Documents to which it is a party will not, (i) conflict with, or result in any violation or breach of, any provision of the Certificate of Designation for Series E Stock, the Certificate of Incorporation or Bylaws of the Company or any of its Subsidiaries, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, or require a consent or waiver under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which the Company or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound (including the Series D Convertible Preferred Stock), or (iii) conflict with or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or any of its or their properties or assets, except in the case of (ii) and (iii) for any such conflicts, violations, defaults, terminations, cancellations or accelerations which are not, individually or in the aggregate, reasonably likely to cause a Material Adverse Change.

  (c) Except as set forth on the Company Disclosure Schedule, no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity (as defined above) is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement and each of the Investment Documents to which it is a party or the consummation of the transactions contemplated hereby or thereby, except for (i) the filing of the pre-merger notification report under the Hart-Scott-Rodino Antitrust Improvements Act, (ii) the Proxy Statement requirements imposed pursuant to the Exchange Act or by the Commission, (iii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state or foreign securities laws, and (iv) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not be reasonably likely to cause a Material Adverse Change.

  Section 4.4 SEC Filings; Financial Statements.

  (a) The Company has filed and made available to ACO all forms, reports and documents filed or required to be filed by the Company with the SEC since January 1, 1995 (collectively, the "Company SEC Reports"). The Company SEC Reports (i) except as set forth on the Company Disclosure Schedule, at the time filed, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Company SEC Reports or omit to state a material fact necessary in order to make the statements in such Company SEC Reports, in the light of the circumstances under which they were made, not misleading. None of the Company's Subsidiaries is required to file any forms, reports or other documents with the SEC.

  (b) Except as disclosed on the Company Disclosure Schedule, each of the consolidated financial statements (including, in each case, any related notes) contained in the Company SEC Reports complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, in conformity with the requirements of Form 10-Q under the Exchange Act) and fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the applicable dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

  Section 4.5 No Undisclosed Liabilities. Except as disclosed in the Company SEC Reports filed prior to the date hereof or on the Company Disclosure Schedule, and except for normal or recurring liabilities incurred since March 31, 1998 in the ordinary course of business consistent with past practices, the Company and its Subsidiaries do not have any liabilities, either accrued, contingent or otherwise (whether or not required to be reflected in financial statements in accordance with GAAP, and whether due) or to become due, which individually or in the aggregate, are reasonably likely to cause a Material Adverse Change.

  Section 4.6 Absence of Certain Changes or Events. Except as disclosed in the Company SEC Reports filed prior to the date hereof or on the Company Disclosure Schedule, since the date of the Base Financials, the Company and its Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been (i) any Material Adverse Change (other than changes that are the effect or result of economic factors affecting the economy as a whole or the industry (as described in the Company's Form 10-K for the fiscal year ended March 31, 1998 as amended (the "Company 10-K") in which the Company competes) or any development or combination of developments of which the management of the Company is aware that, individually or in the aggregate has caused or is reasonably likely to cause a Material Adverse Change (other than changes that are the effect or result of economic factors affecting the economy as a whole or the industry (as described in the Company 10-K) in which the Company competes); (ii) any damage, destruction or loss (whether or not covered by insurance) with respect to the Company or any of its Subsidiaries having a Material Adverse Change; (iii) any material change by the Company or its Subsidiaries in their respective accounting methods, principles or practices to which ACO has not previously consented in writing; or (iv) any revaluation by the Company or its Subsidiaries of any of their assets having a Material Adverse Change.

  Section 4.7 Taxes.

  (a) Except as set forth on the Company Disclosure Schedule or the Company SEC Reports, the Company and each of its Subsidiaries have (i) filed all federal, state, local and foreign Tax returns and reports required to be filed by them prior to the date of this Agreement (taking into account all applicable extensions), (ii) paid or accrued all Taxes due and payable, and
(iii) paid or accrued all Taxes for which a notice of assessment or collection has been received (other than amounts being contested in good faith by appropriate proceedings), except in the case of clauses (i), (ii) or (iii) for any such filings, payments or accruals that are not reasonably likely, individually or in the aggregate, to cause a Material Adverse Change. There are no audits in process or known by the Company to be pending or contemplated with respect to the Company's Tax returns. Neither the Internal Revenue Service ("IRS") nor any other taxing authority has asserted any claim for Taxes, or to the actual knowledge of the executive officers of the Company, is threatening to assert any claims for Taxes, which claims, individually or in the aggregate, are reasonably likely to cause a Material Adverse Change. The Company and each of its Subsidiaries have withheld or collected and paid over to the appropriate governmental authorities (or are properly holding for such payment) all Taxes required by law to be withheld or collected, except for amounts that are not reasonably likely, individually or in the aggregate, to cause a Material Adverse Change. Neither the Company nor any of its Subsidiaries has made an election under Section 341(f) of the IRC, except for any such elections that are not reasonably likely, individually or in the aggregate, to cause a Material Adverse Change. There are no liens for Taxes upon the assets of the Company or any of its Subsidiaries (other than liens for Taxes that are not yet due or that are being contested in good faith by appropriate proceedings), except for liens that are not reasonably likely, individually or in the aggregate, to cause a Material Adverse Change. No extension of a statute of limitations relating to any Taxes is in effect with respect to the Company and its Subsidiaries.

  (b) Neither the Company nor any of its Subsidiaries has been a member of an affiliated group of corporations filing a consolidated federal income tax return (or a group of corporations filing a consolidated, combined or unitary income tax return under comparable provisions of state, local or foreign tax law) for any taxable period beginning on or after April 1, 1991, other than a group the common parent of which was the Company or any Subsidiary of the Company.

  (c) Neither the Company nor any of its Subsidiaries has any obligation under any agreement or arrangement with any other person with respect to Taxes of such other person (including pursuant to Treas. Reg. Section 1.1502-6 or comparable provisions of state, local or foreign tax law) and including any liability for Taxes of any predecessor entity, except for obligations that are not reasonably likely, individually or in the aggregate, to cause a Material Adverse Change.

  (d) Neither the Company nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of section 897(c)(2) of the IRC during the applicable period specified in Section 897(c)(1)(A)(ii) of the IRC.

  Section 4.8 Properties.

  (a) Neither the Company nor any of its Subsidiaries is in default under any of their respective leases for real property, except where the existence of such defaults, individually or in the aggregate, is not reasonably likely to cause a Material Adverse Change.

  (b) Neither the Company nor any of its Subsidiaries owns any real property.

  Section 4.9 Intellectual Property. Other than as set forth on the Company Disclosure Schedule, each of the Company and its Subsidiaries owns, or is licensed or otherwise possesses legally enforceable rights to use, all trademarks, trade names, service marks, copyrights, and any applications for such trademarks, trade names, service marks and copyrights, know-how, computer software programs or applications, and tangible or intangible proprietary information or materials that are necessary to conduct the business of each of the Company and its Subsidiaries as currently conducted, subject to such exceptions that would not be reasonably likely to cause a Material Adverse Change. Other than as set forth on the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has any knowledge of any assertion or claim challenging the validity of any of such intellectual property, except such assertions or claims that, individually or in the aggregate, are not reasonably likely to cause a Material Adverse Change.

  Section 4.10 Agreements, Contracts and Commitments. Except as set forth on the Company Disclosure Schedule or the Company SEC Reports, neither the Company nor any of its Subsidiaries has breached, or received in writing any claim or notice that it has breached, any of the terms or conditions of any material agreement, contract or commitment filed or required to be filed as an exhibit to the Company SEC Reports (the "Company Material Contracts") in such a manner as, individually or in the aggregate, is reasonably likely to cause a Material Adverse Change. To the Company's knowledge, each Company Material Contract that has not expired by its terms is in full force and effect.

  Section 4.11 Litigation and Regulatory Matters. Except as described in the Company SEC Reports filed prior to the date hereof or as set forth on the Company Disclosure Schedule, there is no action, suit or proceeding, claim, arbitration or investigation against the Company or any of its Subsidiaries pending or as to which the Company or any of its Subsidiaries has received any written notice of assertion, which, individually or in the aggregate, is reasonably likely to cause a Material Adverse Change or a material adverse effect on the ability of the Company to consummate the transactions contemplated by this Agreement.

  Section 4.12 Environmental Matters. To the knowledge of the Company and its Subsidiaries, except as disclosed in the Company SEC Reports filed prior to the date hereof and except for such matters that, individually or in the aggregate, are not reasonably likely to cause a Material Adverse Change: (i) the Company and its

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

Subsidiaries are in material compliance with all applicable Environmental Laws; (ii) the properties currently owned or operated by the Company and its Subsidiaries (including soils, groundwater, surface water, buildings, equipment or other structures) are not contaminated with any hazardous substances; (iii) the properties formerly owned or operated by the Company or any of its Subsidiaries were not contaminated with Hazardous Substances during the period of ownership or operation by the Company or any of its Subsidiaries; (iv) neither the Company nor its Subsidiaries are subject to liability for any Hazardous Substance disposal or contamination on any third party property; (v) neither the Company nor any of its Subsidiaries has been associated with any release or threat of release of any hazardous substance;
(vi) neither the Company nor any of its Subsidiaries has received any written notice, demand, letter, claim or request for information alleging that the Company or any of its Subsidiaries may be in violation of or liable under any Environmental Law; (vii) neither the Company nor any of its Subsidiaries is subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity (as defined above) or is subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to hazardous substances; and (viii) there are no circumstances or conditions involving the Company or any of its Subsidiaries that could reasonably be expected to result in any claims, liability, investigations, costs or restrictions on the ownership, use or transfer of any property of the Company pursuant to any Environmental Law.

  Section 4.13 Employee Benefit Plans.

  (a) The Company has listed on the Company Disclosure Schedule all employee benefit plans and all benefit arrangements, (i) which are maintained, contributed to or required to be contributed to by the Company or any entity that, together with the Company as of the relevant measuring date under ERISA, is or was required to be treated as a single employer under Section 414 of the IRC ("Company ERISA Affiliate") or under which the Company or any the Company ERISA Affiliate may incur any liability, and (ii) which cover the employees, former employees, directors or former directors of the Company or any Company ERISA Affiliate ("Company Employee Plans").

  (b) A true and complete copy of each written Company Employee Plan that covers employees or former employees of the Company or any Subsidiary of the Company, including each amendment thereto and any trust agreement, insurance contract, collective bargaining agreement, or other funding or investment arrangements for the benefits under such Company Employee Plan, has been delivered to ACO. In addition, with respect to each such Company Employee Plan to the extent applicable, the Company has delivered to ACO the most recently filed Federal Forms 5500 (solely with respect to the Company 401(k) Plan), the most recent summary plan description (including any summaries of material modifications), the most recent IRS determination letter, if applicable, the most recent actuarial report or valuation, if applicable, and all material employee communications with respect to each such Company Employee Plan.

  (c) Except as set forth on the Company Disclosure Schedule:

    (i) Neither the Company nor any Company ERISA Affiliate sponsors, maintains, contributes to, or has any obligation to contribute to any Employee Benefit Plan regulated under Title IV of ERISA, other than a "multiemployer plan," as defined in Sections 3(37) and 4001(a)(3) of ERISA, ("Pension Plan"); with respect to any Pension Plan previously sponsored, maintained or contributed to by the Company or any Company ERISA Affiliate or with respect to which the Company or any Company ERISA Affiliate previously incurred an obligation to contribute:

      (A) As of the last day of the last plan year of each such Pension Plan and as of the Closing Date, the "amount of unfunded benefit liabilities" as defined in Section 4001(a)(18) of ERISA (but excluding from the definition of "current value" of "assets" of such Pension Plan, accrued but unpaid contributions) did not and will not exceed zero.

      (B) No such Pension Plan has been terminated so as to subject, directly or indirectly, the Company or any Company ERISA Affiliate to any liability, contingent or otherwise, or the imposition of any lien under Title IV of ERISA;

      (C) No proceeding has been initiated by any person, including the Pension Benefit Guarantee Corporation ("PBGC"), to terminate any such Pension Plan;

      (D) No liability to PBGC exists or is reasonably expected to be incurred with respect to any such Pension Plan that could subject, directly or indirectly, the Company or any Company ERISA Affiliate to any liability, contingent or otherwise, or the imposition of any lien under Title IV of ERISA, whether to the PBGC or to any other person;

      (E) No "reportable event," as defined in Section 4043 of ERISA (to the extent the reporting of such event to PBGC has not been waived) has occurred and is continuing with respect to any such Pension Plan;

      (F) No such Pension Plan which is subject to Section 302 of ERISA or
    Section 412 of the IRC has incurred an "accumulated funding deficiency," within the meaning of Section 302 of ERISA and 412 of the IRC, whether or not such deficiency has been waived;

      (G) Neither the Company nor any Company ERISA Affiliate has, at any time, (i) ceased operations at a facility so as to become subject to the provisions of Section 4068(e) of ERISA, (ii) withdrawn as a substantial employer so as to become subject to the provisions of
    Section 4063 of ERISA, or (iii) ceased making contributions on or before the Closing Date to any Pension Plan subject to Section 4064(a) of ERISA to which the Company or any Company ERISA Affiliate made contributions during the five years prior to the Closing Date.

    (ii) neither the Company nor any Company ERISA Affiliate sponsors has previously sponsored, maintained, contributed to or incurred an obligation to contribute to any "multiemployer plan," as defined in Sections 3(37) and 4001(a)(3) of ERISA;

    (iii) neither the Company nor any Company ERISA Affiliate sponsors has previously sponsored, maintained, contributed to or incurred an obligation to contribute to any employee benefit plan that provides or will provide benefits described in Section 3(1) of ERISA to any former employee or retiree of the Company or any Company ERISA Affiliate, except as required under Part 6 of Title I of ERISA and Section 4980B of the IRC;

    (iv) all Company Employee Plans that cover or have covered employees or former employees of the Company have been maintained and operated, and currently are, in compliance in all material respects with their terms, the requirements prescribed by any and all applicable laws (including ERISA and the IRC), orders, or governmental rules and regulations in effect with respect thereto, and the Company and the Company ERISA Affiliates have performed all material obligations required to be performed by them thereunder, are not in any material respect in default under or in violation of, and have no knowledge of any default or violation by any other party to, any of the Company Employee Plans;

    (v) each Company Employee Plan that covers or has covered employees or former employees of the Company and is intended to qualify under Section 401(a) of the IRC and each trust established pursuant to each such Company Employee Plan that is intended to qualify under Section 501(a) of the IRC is the subject of a favorable determination letter from the IRS, a copy of which has been delivered to ACO, and, to the Company's knowledge, nothing has occurred which may reasonably be expected to impair such determination or otherwise adversely affect the tax-qualified status of such Company Employee Plan;

    (vi) the Company and the Company ERISA Affiliates have made full and timely payment of all amounts required to be contributed under the terms of each Company Employee Plan and applicable law or required to be paid as expenses under such Company Employee Plan; and

    (vii) other than claims for benefits in the ordinary course, there is no claim, suit, action, dispute, arbitration or legal, administrative or other proceeding or governmental investigation or audit pending, or, to the knowledge of the Company, threatened, alleging any breach of the terms of any Company Employee Plan or of any fiduciary duty thereunder or violation of any applicable law with respect to any such Company Employee Plan.

  (d) With respect to the Company Employee Plans, individually and in the aggregate, no event has occurred, and to the knowledge of the Company, there exists no condition or set of circumstances in connection with which the Company could be subject to any liability that is reasonably likely to cause a Material Adverse Change under ERISA, the IRC or any other applicable law.

  (e) Except as disclosed in the Company SEC Reports filed prior to the date of this Agreement or on the Company Disclosure Schedule, and except as provided for in this Agreement, neither the Company nor any of its Subsidiaries is a party to any oral or written (i) agreement with any officer or other key employee of the Company or any of its Subsidiaries, the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company of the nature contemplated by this Agreement, (ii) agreement with any officer of the Company providing any term of employment or compensation guarantee extending for a period longer than one year from the date hereof and for the payment of compensation in excess of $100,000 per annum, or (iii) agreement or plan, including any stock option plan, stock appreciation right plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. None of the execution or delivery of this Agreement or any of the Transaction Documents to which it is a party or the consummation of the transactions contemplated hereunder or thereunder will trigger any "change in control" or similar provisions resulting in an acceleration of benefits or compensation thereunder with respect to any agreements with any officer or other key employee of the Company or any of its Subsidiaries except for such applicable agreements as set forth on the Company Disclosure Schedule (the" Company Parachute Agreements"). Except as set forth on the Company Disclosure Schedule or pursuant to the Costalas Waiver Agreement, the Hammer Waiver Agreement and the Verratti Waiver Agreement, there are no amounts payable under the Company Parachute Agreements as a result of the transactions contemplated by this Agreement.

  Section 4.14 Compliance With Laws. Except as disclosed on the Company Disclosure Schedule, each of the Company and its Subsidiaries has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state or local statute, foreign law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for failures to comply or violations which, individually or in the aggregate, have not caused and are not reasonably likely to cause a Material Adverse Change.

  Section 4.15 Registration Statement; Proxy Statement. The information to be supplied by the Company or its Subsidiaries or about the Company or its Subsidiaries by the Company's agents for inclusion in the Registration Statement (as defined in the Registration Rights Agreement) shall not at the time the Registration Statement is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated in the Registration Statement or necessary in order to make the statements in the Registration Statement, in light of the circumstances under which they were made, not misleading. The information to be supplied by the Company or its Subsidiaries or about the Company or its Subsidiaries by the Company's agents for inclusion in the Proxy Statement shall not, on the date the Proxy Statement is first mailed to stockholders of the Company, at the time of the Company stockholders' meeting to approve the transactions contemplated by this Agreement (the "Stockholders' Meeting") and as of the Closing Date, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, omit to state any material fact necessary in order to make the statements made in such proxy statement not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Stockholders' Meeting which has become false or misleading. If at any time prior to the Closing Date any event relating to the Company or any of its Affiliates, officers or directors should be discovered by the Company which should be set forth in a supplement to the Proxy Statement, the Company shall promptly inform ACO.

  Section 4.16 Labor Matters. Except as disclosed in the Company Disclosure Schedule or the Company SEC Reports filed prior to the date hereof, neither the Company nor any of its Subsidiaries is a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor, as of the date hereof, is the Company or any of its Subsidiaries the subject of any material proceeding asserting that the Company or any of its Subsidiaries has committed an unfair labor practice or is seeking to compel it to bargain with any labor union or labor organization nor, as of the date of this Agreement, is there pending or, to the knowledge of the executive officers of the Company, threatened, any material labor strike, dispute, walkout, work stoppage, slow-down or lockout involving the Company or any of its Subsidiaries.

  Section 4.17 Insurance. All material fire and casualty, general liability, business interruption, product liability, and sprinkler and water damage insurance policies maintained by the Company or any of its Subsidiaries are with reputable insurance carriers, provide full and adequate coverage for all normal risks incident to the business of the Company and its Subsidiaries and their respective properties and assets, and are in character and amount at least equivalent to that carried by persons engaged in similar businesses and subject to the same or similar perils or hazards, except for any such failures to maintain insurance policies that, individually or in the aggregate, are not reasonably likely to cause a Material Adverse Change.

  Section 4.18 Broker Fees, etc. Other than (i) any amounts claimed by Lehman Brothers pursuant to arrangements previously disclosed to ACO and (ii) amounts paid in respect of the Fairness Opinion (as defined in Section 3.1(f)), no broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement.

  Section 4.19 No Existing Discussions. As of the date hereof, neither the Company nor any of its Affiliates is engaged, directly or indirectly, in any discussions or negotiations with any other party with respect to an Acquisition Proposal.

  Section 4.20 Section 203 of the DGCL and Sections 2538, 2555 and 2564 of the Pennsylvania Business Corporation Law Not Applicable. The Board of Directors of the Company has taken all actions necessary under the DGCL and the Pennsylvania Business Corporation Law ("PBCL"), including approving the transactions contemplated by this Agreement and each of the Investment Documents to which it is a party, to ensure that Section 203 of the DGCL applicable to a "business combination" (as defined in Section 203 of the DGCL) and Sections 2538, 2555 and 2564 of the PBCL applicable to a "business combination", "control share transactions" and "transactions with interested shareholders" do not, and will not, apply to the transactions contemplated hereunder and thereunder. No other "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation is applicable to the Company or (by reason of the Company's participation therein) the transactions contemplated by this Agreement or the other Investment Documents to which it is a party.

  Section 4.21 The Company Rights Plan. Under the terms of the Company Rights Plan, the transactions contemplated by this Agreement will not cause a Distribution Date to occur or in any other way cause the rights issued pursuant to the Company Rights Plan to become exercisable.

  Section 4.22 Board Recommendation. The Board of Directors of the Company, at a meeting duly called and held, has (i) determined that this Agreement and the transactions contemplated hereby, taken together, are fair to and in the best interests of the stockholders of the Company, and (ii) resolved to recommend that the stockholders of the Company approve and adopt this Agreement and the transactions contemplated herein.

  Section 4.23 Required Company Vote. Assuming the execution of all Investment Documents, the affirmative vote of the majority of the outstanding shares of Common Stock is the only vote of the holders of any class or series of the Company's securities necessary to approve and adopt this Agreement and the transactions contemplated hereby.

  Section 4.24 Full Disclosure. All written information heretofore furnished by the Company or any Subsidiary of the Company to ACO for purposes of or in connection with this Agreement or any transaction contemplated hereby was, as of the time such information was furnished, or the date of such information, as the case may be, and all such information hereafter furnished by the Company or any Subsidiary of the Company to ACO will be as of the time such information is furnished, or the date of such information, as the case may be, true and accurate in all material respects or, in the case of forecasts or projections, based on reasonable expectations and estimates believed by the Company to be accurate. Other than as disclosed in the Company SEC Reports, the Company has disclosed to ACO any and all facts known to any executive officer of the Company which will or are likely to (to the extent the Company can now reasonably foresee) cause a Material Adverse Change.

                                   ARTICLE V

                                   Covenants

  The Company agrees that, so long as ACO or TMC continues to be the beneficial owner (within the meaning of Rule 13d-3 under the Securities Act) of at least 1,000 shares of Series E Stock or 100,000 shares of Restricted Stock, unless ACO otherwise consents in writing (which consent shall not, in the case of Sections 5.2, 5.6(a), 5.7, 5.8, 5.9, 5.10, 5.11, and 5.12 be
unreasonably withheld or delayed):

  Section 5.1 Information. The Company will deliver the following information to ACO:

    (a) As soon as available and in any event within 105 days after the end of each fiscal year, an audited consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year and the related consolidated statements of income, of cash flows, and of changes in stockholders' equity for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and reported on without Qualification by Ernst & Young LLP or other public accountants of nationally recognized standing reasonably acceptable to ACO;

    (b) Simultaneously with the delivery of each set of financial statements referenced in subsection (a) of this Section 5.1, a consolidating balance sheet in reasonable detail of the Company and its Subsidiaries as of the end of such fiscal year and the related consolidating statement of income for such fiscal year, setting forth, in each case, in comparative form the figures for the previous fiscal year, all certified by the chief financial officer, the treasurer, or chief accounting officer of the Company.

    (c) As soon as available and in any event within 50 days after the end of each of the first three fiscal quarters of each fiscal year, a consolidated and/or consolidating balance sheet of the Company and its Subsidiaries as of the end of such fiscal quarter, and the related consolidated and consolidating statements of income, cash flows, changes in stockholders' equity for such fiscal quarter and/or for the portion of the fiscal year ended at the end of such fiscal quarter, setting forth in each case in comparative form the figures for the corresponding fiscal quarter and the corresponding portion of the previous fiscal year, all certified (subject to normal year-end audit adjustments) as to fairness of presentation and consistency by the chief financial officer, the treasurer, or the chief accounting officer of the Company;

    (d) Within 60 days after the beginning of each fiscal year, a financial forecast, budget, cash flow projection and general business plan for the Company and its Subsidiaries for such fiscal year, as approved by the Company's board of directors and certified by the chief financial officer, the treasurer, or chief accounting officer of the Company;

    (e) Simultaneously with the delivery of each set of financial statements referenced in subsections (a) and (c) of this Section 5.1, a fully completed Compliance Certificate of the chief financial officer, the treasurer, or chief accounting officer of the Company;

    (f) Simultaneously with the delivery of each set of financial statements referenced in subsection (a) of this Section 5.1, a statement of the firm of independent public accountants that reported on such statements;

    (g) Forthwith upon an executive officer of the Company learning of the occurrence of any Default, a certificate of the chief financial officer, the treasurer, or the chief accounting officer of the Company setting forth the details thereof and the action that the Company is taking or proposes to take with respect thereto;

    (h) Promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) that the Company or any of its Subsidiaries shall have filed with the Commission;

    (i) Within 14 days after any member of the ERISA Group (i) gives or is required to give notice to PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any ERISA Material Plan which might constitute grounds for a termination of such ERISA Plan under Title IV of ERISA, or knows that the plan administrator of any such ERISA Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to PBGC,
  (ii) receives notice of complete or partial withdrawal liability in a material amount under Title IV of ERISA, a copy of such notice, or (iii) receives notice from PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any ERISA Material Plan, a copy of such notice;

    (j) As soon as reasonably practicable after an executive officer of the Company obtains knowledge of the commencement of, or of a threat (with respect to which there is a reasonable possibility of assertion) of the commencement of, an action, suit, or proceeding against the Company or any of its Subsidiaries before any court or arbitrator or any governmental body, agency, or official in which there is a reasonable possibility of an adverse decision which could reasonably be expected to cause a Material Adverse Change, or which in any manner questions the validity of any Investment Document or any of the transactions contemplated hereby, information as to the nature of such pending or threatened action, suit, or proceeding;

    (k) Promptly upon receipt thereof, copies of each report submitted to the Board of Directors (or the Audit Committee thereof) of the Company by independent public accountants in connection with any annual, interim, or special audit made by them of the consolidated financial statements of the Company and its Subsidiaries including each report submitted to the Board of Directors (or the Audit Committee thereof) of the Company concerning its accounting practices and systems and any final "management letter" submitted by such accountants to management in connection with the annual audit of the Company and its Subsidiaries; and

    (l) From time to time, such additional information regarding the business, properties, financial position, results of operations, or prospects of the Company or any of its Subsidiaries as ACO may reasonably request.

  Section 5.2 Fiscal Plans. On or before the earlier of the Closing Date and termination of this Agreement, the Board of Directors of the Company will not adopt any budget or other fiscal plan for the Company without the prior written approval of such budget or other fiscal plan by ACO.

  Section 5.3 Payment of Obligations. Except where failure to do so will not cause a Material Adverse Change, the Company will, and will cause each of its Subsidiaries to, pay and discharge, as the same shall become due and payable, all their respective material obligations and liabilities, including: (i) all claims or demands of materialmen, mechanics, carriers, warehousemen, landlords, and other like Persons which, in any such case, if unpaid, might by law give rise to a Lien upon any of its material assets, (ii) all material lawful taxes, assessments, and governmental charges or levies upon it or its assets, except to the extent that any such obligation or liability may be diligently contested in good faith by appropriate proceedings, and the Company will maintain, and will cause each of its Subsidiaries to maintain, in accordance with GAAP, appropriate reserves for the accrual of any such obligation or liability; and (iii) all Debts as and when due.

  Section 5.4 Maintenance of Property; Insurance.

  (a) Except where failure to do so will not cause a Material Adverse Change, the Company will keep, and will cause each of its Subsidiaries to keep, all material property useful and necessary in its business in good working order and condition, reasonable wear and tear excepted.

  (b) Except where failure to do so will not cause a Material Adverse Change, maintain adequate reserves (consistent with past practices) in order to provide for any potential patent infringement actions involving the Company.

  (c) Except where failure to do so will not cause a Material Adverse Change, the Company will, and will cause each Subsidiary of the Company to, maintain or cause to be maintained with financially sound and reputable insurance companies insurance (including insurance against claims and liabilities arising out of the manufacture or distribution of any products) with respect to its properties and business against such casualties and contingencies and of such types and in such amounts as is customary in the case of similar businesses.

  Section 5.5 Books and Records; Inspection. The Company will keep, and will cause each of its Subsidiaries to keep, proper books of record and account in which full, true, and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities. The Company will permit ACO and its representatives to have access to and to examine its properties, books and records (and to copy and make extracts therefrom) at such reasonable times and intervals as ACO may request and to discuss its affairs, finances and accounts with its officers and auditors, all to such reasonable extent and at such reasonable times and intervals as ACO may request.

  Section 5.6 Conduct of Business; Maintenance of Subsidiaries; Compliance with Law.

  (a) On or before the earlier of the Closing Date and termination of this Agreement, subject to this Section 5, the Company will, and will cause each of its Subsidiaries to, engage in its business in the same general manner as now conducted by the Company and its Subsidiaries, will conduct its operations so as to implement the most recent Annual Operating Plan adopted by the Company and provided to ACO.

  (b) On or before the earlier of the Closing Date and termination of this Agreement, the Company will preserve, renew, and keep in full force and effect, and will cause each of its Subsidiaries to preserve, renew, and keep in full force and effect, its corporate existence and all material rights, privileges, and franchises necessary or desirable in the normal conduct of business.

  (c) On or before the earlier of the Closing Date and termination of this Agreement, except for any minority interest existing on the Closing Date and disclosed on the Company Disclosure Schedule, the Company will cause each of its Subsidiaries to be a Wholly-Owned Subsidiary.

  (d) The Company will comply, and will cause each Subsidiary of the Company to comply, in all material respects with all material applicable laws, ordinances, rules, regulations and requirements of governmental authorities (including environmental laws and ERISA and the rules and regulations thereunder).

  Section 5.7 Debt. On or before the earlier of the Closing Date and termination of this Agreement, the Company will not, and will not permit any of its Subsidiaries to, incur or at any time be liable with respect to any Debt except:

    (a) Debt identified in the Company Disclosure Schedule including any extension, renewal, refunding, or refinancing thereof, provided that (x) such extension, renewal, refunding, or refinancing is on terms no less favorable, in the reasonable opinion of the management of the Company, than the Debt so extended, renewed, refunded or refinanced and (y) the amount of such Debt shall not be increased;

    (b) Debt of a Subsidiary of the Company owing to the Company or to a Wholly-Owned Subsidiary; and

    (c) Additional Debt, not otherwise permitted under this Section, in an aggregate principal amount outstanding at any time not in excess of $2,000,000.

  Section 5.8 Consolidations, Mergers and Sales of Assets.

  (a) On or before the earlier of the Closing Date and termination of this Agreement, the Company will not, and will not permit any Subsidiary of the Company to, consolidate with or merge with or into any other Person, unless:
(i) (A) the Company is the surviving corporation, (B) immediately after giving effect thereto, no Default shall have occurred and be continuing, and (C) ACO consents in writing, which consent shall not unreasonably be withheld; or (ii) the Company pays the Transaction Initiation Fee to ACO.

  (b) On or before the earlier of the Closing Date and termination of this Agreement, neither the Company nor any of its Subsidiaries will make any Disposition of any material part of their consolidated assets.

  Section 5.9 Restricted Payments. On or before the earlier of the Closing Date and termination of this Agreement, the Company will not declare or make, or permit any of its Subsidiaries to declare or make, any Restricted Payment.

  Section 5.10 Limitations on Investments. On or before the earlier of the Closing Date and termination of this Agreement, the Company will not, and will not permit any of its Subsidiaries to, make or acquire any Investment in any Person other than:

    (a) Investments in Persons which immediately before and after giving effect to such Investment are Wholly-Owned Subsidiaries; and

    (b) Investments made by the Company or any Subsidiary of the Company in connection with its cash management policies and practices conducted in the ordinary course of business, consistent with reasonable business practice, provided that, in each case, such Investment matures within one year from the date of acquisition thereof by the Company or such Subsidiary.

  Section 5.11 Transactions with Affiliates. Except as set forth on the Company Disclosure Schedule, pursuant to any Investment Document, or as required under any contract or obligation entered into before the date of this Agreement, the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly: (i) make any Investment in an Affiliate of the Company; (ii) sell, lease, or otherwise transfer any assets to an Affiliate of the Company; (iii) purchase or acquire assets from an Affiliate of the Company; or (iv) enter into any other transaction directly or indirectly with or for the benefit of an Affiliate of the Company (including Guarantees and assumptions of obligations of an Affiliate); provided that the Company and any Wholly-Owned Subsidiary may enter into any such transaction with each other.

  Section 5.12 Replacement of Certificates. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of any certificate representing any of the Securities, and in the case of loss, theft or destruction, upon receipt of indemnity in reasonable form and scope, the Company will issue a new certificate representing such Securities in lieu of such lost, stolen, destroyed, or mutilated certificate.

  Section 5.13 Compensation of Board. The Company shall compensate the ACO Board Nominees consistently with other Company directors providing similar services.

  Section 5.14 Organizational Documents. On or before the earlier of the Closing Date and termination of this Agreement, other than pursuant to this Agreement, the Company will not make any change in its Certificate of Incorporation, the Certificate or its bylaws, including without limiting the foregoing, any change in the authorized number of directors.

  Section 5.15 Securities Law Filings. The Company will make any filings necessary to perfect in a timely fashion exemptions from (i) the registration and prospectus delivery requirements of the Securities Act and (ii) the registration or qualification requirements of all applicable securities or blue sky laws of any state or other jurisdiction, for the issuance of the Securities to ACO.

  Section 5.16 Compliance With Certificate and Bylaws. The Company will perform and observe all of its obligations to the holders of Securities set forth in the Certificate and the Company's Bylaws.

  Section 5.17 Use of Proceeds. Concurrently with the Closing, the Company will apply the proceeds received by it from the Purchase as follows:

    (a) Approximately $16.5 million (as specified in First Union National Bank Consent Agreement) to First Union National Bank, in repayment of the Company's line of credit, including interest and fees, pursuant to the First Union National Bank Consent Agreement;

    (b) all payments to be made pursuant to Section 8.4;

    (c) payment of costs and fees payable by the Company in connection with the transactions contemplated by the Investment Documents as provided herein and therein; and

    (d) the balance to be used for working capital and for general corporate purposes not inconsistent with the provisions of this Agreement.

  Section 5.18 Employees.

  (a) On or before the earlier of the Closing Date and termination of this Agreement, without the written consent of ACO (which consent will not be unreasonably withheld), neither the Company nor any of its Subsidiaries shall (except as set forth in any Investment Document) adopt or amend (except as may be required by law) any bonus, profit sharing, compensation, stock option (including by accelerating of altering the vesting thereof) pension, retirement, deferred compensation, severance, change-in-control, fringe benefits, employment or other employee benefit plan, agreement, trust, fund or other arrangement for the benefit or welfare of any employee, director or former director or employee, increase the compensation, bonus or fringe benefits of any director, employee or former director or employee or pay any benefit not required by any existing plan, arrangement or agreement, except that the Company will be permitted to (i) provide for any payment deemed necessary by management to certain employees on terms reasonably acceptable to ACO and (ii) grant merit increases in salaries of employees (other than officers) at regular scheduled times in customary amounts consistent with past practices.

  (b) On or before the earlier of the Closing Date and termination of this Agreement, neither the Company nor any of its Subsidiaries shall grant any new or modified severance or termination arrangement or increase or accelerate any benefits payable under its severance or termination pay policies in effect on the date of this Agreement.

  Section 5.19 Transition. On or before the earlier of the Closing Date and termination of this Agreement, in order to permit the coordination of their related operations on a timely basis, the Company shall consult with ACO on all strategic and material operational matters. The Company shall make available to ACO at the Company's facilities office space in order to assist it in observing all operations and reviewing all matters concerning the Company's affairs. Without in any way limiting the foregoing sentence, ACO, its officers, employees, counsel, financial advisors and other representatives shall, upon reasonable notice to the Company, be entitled to review the operations and visit the facilities of the Company and its Subsidiaries at all times as may be deemed reasonably necessary by ACO.

  Section 5.20 Exclusivity. On or before the earlier of the Closing Date and termination of this Agreement, the Company agrees that, the Company and its officers, directors, employees, representatives and agents shall not, and each of them shall cause their Affiliates and representatives to not, directly or indirectly, (x) take any action to encourage, solicit or initiate any Acquisition Proposal or (y) respond to, continue, initiate or engage in discussions or negotiations concerning any Acquisition Proposal with, or disclose in connection with any Acquisition Proposal any non-public information relating to the Company or its assets or afford access to the properties, books or records of the Company or any of its Subsidiaries to any Person (except ACO and its representatives), except that the Company may engage in negotiations with, or disclose such non-public information to, or provide such access to any person who has made an unsolicited Acquisition Proposal if the

Board of Directors of the Company, after consultation with outside counsel to the Company, determines that its fiduciary duties under applicable law require such actions. Subject to such fiduciary duties, the Company shall, and shall cause its Affiliates and representatives to, immediately discontinue and not resume or otherwise continue any discussions with respect to any Acquisition Proposal existing on or commenced prior to the date hereof (other than, in each case, with ACO and its representatives). In addition, the Company shall provide ACO with notice of any Acquisition Proposal received by the Company not later than 24 hours after receipt.

  Section 5.21 Registration. The Company shall use best efforts to ensure that all Conversion Stock held by ACO is continuously registered with the Commission in accordance with the terms and conditions of the Registration Rights Agreement.

  Section 5.22 Reasonable Best Efforts. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other party in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement. The parties shall use their reasonable best efforts and cooperate with one another (i) in promptly determining whether any filings are required to be made or consents, approvals, waivers, permits or authorizations are required to be obtained (or, which if not obtained, would result in an event of default, termination or acceleration of any agreement or any put right under any agreement) under any applicable law or regulation or from any governmental authorities or third parties, including parties to loan agreements or other debt instruments, in connection with the transactions contemplated by this Agreement, and (ii) in promptly making any such filings, in furnishing information required in connection therewith and in timely seeking to obtain any such consents, approvals, permits or authorizations. ACO and the Company shall mutually cooperate in order to facilitate the achievement of the benefits reasonably anticipated from the transactions contemplated by this Agreement. Following the execution of this Agreement, ACO and the Company shall cooperate to prepare, file, cause to be approved by the SEC and mail to the Company's stockholders, in as expeditious manner as possible, the Proxy Statement in accordance with Regulation 14A of the Securities Exchange Act of 1934, as amended, which Proxy Statement shall contain proposals related to, at a minimum, (i) an increase in the number of authorized shares of Common Stock of the Company; (ii) approval of the transactions contemplated by this Agreement pursuant to the rules of the New York Stock Exchange, Inc. and (iii) such other matters as the Company shall determine.

  Section 5.23 Public Announcements. ACO and the Company shall consult with each other before holding any press conferences or analyst calls and before issuing any press releases. The parties will provide each other the opportunity to review and comment upon any press release with respect to the transactions contemplated by this Agreement, and shall not issue any such press release prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange.

                                  ARTICLE VI

                                   Defaults

  Section 6.1 Defaults. If one or more of the following events ("Events of Default") shall have occurred and be continuing other than as a result of any action caused or taken by ACO, its affiliates (including TMC) or the ACO Board
Nominees:

    (a) The Company shall fail to observe or perform any of its material covenants or agreements contained in this Agreement or any other Investment Document;

    (b) Any material representation, warranty, certification, or statement made by or on behalf of the Company in any Investment Document, or in any certificate, financial statement or other document delivered pursuant thereto, shall have been incorrect or misleading in any material adverse respect when made (or deemed made);

    (c) The Company or any Subsidiary of the Company shall commence a voluntary case or other proceeding seeking liquidation, reorganization, or other relief with respect to itself or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

    (d) An involuntary case or other proceeding shall be commenced against the Company or any Subsidiary of the Company seeking liquidation, reorganization, or other relief with respect to it or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed for a period of 60 days; or an order for relief shall be entered against the Company or any Subsidiary of the Company under the Federal bankruptcy laws as now or hereafter in effect;

then, and in every such event, (x) ACO may, by notice to the Company, terminate any outstanding obligation of ACO to Purchase, and any such obligation to Purchase shall thereupon terminate, and (y) ACO may proceed to protect and enforce its rights by suit in equity or action at law, whether for the specific performance of any term contained in this Agreement or the Certificate or for an injunction against the breach of any such term or in aid of the exercise of any power granted in this Agreement or the Certificate, or to enforce any other legal or equitable right of ACO or to take any one or more of such actions.

                                  ARTICLE VII

                                  Termination

  Section 7.1 Termination. This Agreement may be terminated at any time prior to the Closing Date (with respect to Sections 7.1(b) through 7.1(f), by written notice by the terminating party to the other party), whether before or after approval of the matters presented in connection with the transactions contemplated by this Agreement by the stockholders of the Company:

    (a) by mutual written consent of ACO and the Company; or

    (b) by either ACO or the Company if the transactions contemplated by this Agreement shall not have been consummated by November 15, 1998 or, upon receipt of a letter from NMC to ACO extending the termination date of the Transaction because NMC is awaiting regulatory or shareholder approval, by December 31, 1998 (the "Outside Date"); provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulting in the failure of the Purchase to occur on or before such date;

    (c) by either ACO or the Company if a court of competent jurisdiction or other Governmental Entity shall have issued a nonappealable final order, decree or ruling or taken any other nonappealable final action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement;

    (d) by ACO, if there has been a material breach of any representation, warranty, covenant or agreement under this Agreement by the Company, which breach shall not have been cured within 20 business days following receipt by the Company of written notice of such breach from ACO; provided that such breach was not caused by Steve Lehman, as acting CEO of the Company, TMC or an ACO Board Nominee;

    (e) by the Company if the Company accepts an Acquisition Proposal (and pays to ACO the Transaction Initiation Fee pursuant to Section 2.2); or

    (f) by the Company, if there has been a material breach of any representation, warranty, covenant or agreement under this Agreement by the ACO, which breach shall not have been cured within 20 business days following receipt by the ACO of written notice of such breach from the Company.

  Section 7.2 Effect of Termination.

  (a) In the event of a termination of this Agreement pursuant to Section 7.1(d) or (e), there shall be no liability or obligation on the part of ACO, the Company or their respective officers, directors, or stockholders or members, except as set forth in Sections 8.4 (Expenses; Documentary Taxes; Indemnification) and 2.2 (Transaction Initiation Fee), provided that any such termination shall not limit liability for a wilful breach of this Agreement.

  (b) In the event of a termination of this Agreement by the Company pursuant to Section 7.1(f), (i) TMC shall forfeit the TMC Option and the TMC Warrant and such shall be cancelled and of no further force and effect; and (ii) the fixed "floor" conversion price of $1.073125 per share shall remain in full force and effect with respect to all shares of Series D Preferred Stock and warrants over shares of Series D Stock purchased by ACO.

  (c) Other than as set forth in Section 7.2(a) and in Section 8.8, neither party hereto shall be limited in pursuing any and all remedies available to such party at law or in equity.

                                 ARTICLE VIII

                                 Miscellaneous

  Section 8.1 Notices. All notices, requests, and other communications to any party under this Agreement shall be in writing and shall be given to such party at its address or facsimile number set forth on the signature pages hereof or such other address facsimile number as such party may hereafter specify for the purpose by notice to the other parties. Each such notice, request or other communication shall be effective: (a) if given by facsimile, when such facsimile is transmitted to the facsimile number specified in accordance with this Section 8.1 and the party sending the facsimile has telephonically confirmed its receipt, (b) if given by registered or certified mail, return receipt requested, 72 hours after such communication is deposited in the mails with postage prepaid, addressed as aforesaid or (c) if given by any other means, when delivered at the address specified in accordance with this Section 8.1.

  Section 8.2 No Waivers. No failure or delay by ACO or the Company in exercising any right, power, or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power, or privilege.

  Section 8.3 Cumulative Remedies. None of the rights, powers or remedies conferred upon ACO or the Company pursuant to this Agreement shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to every other right, power or remedy, whether conferred hereby or by the Certificate of Designation for Series E Stock (as to ACO) or now or hereafter available at law, in equity, by statute or otherwise.

  Section 8.4 Expenses; Documentary Taxes; Indemnification.

  (a) Subject to Section 7.4(c), the Company shall pay: (i) all reasonable fees and disbursements of ACO's counsel in connection with the negotiation and preparation of this Agreement and all related documents, (ii) all other reasonable out-of-pocket expenses of ACO, and (iii) upon any Event of Default, all out-of-pocket expenses incurred by ACO, including reasonable fees and disbursements of counsel, in connection with the such Event of Default and enforcement proceedings resulting therefrom.

  (b) Subject to Section 7.4(c), the Company shall indemnify ACO against any transfer taxes, documentary taxes, assessments, or charges made by any governmental authority by reason of the execution and delivery of the Investment Documents.

  (c) The Company shall not be required to make any payment to ACO pursuant to this Section 8.4 if the Company has paid the Transaction Initiation Fee to ACO pursuant to Section 2.2.

  Section 8.5 Amendments and Waivers. Any provision of this Agreement and the obligations or rights of the Company or ACO in respect of the Common Stock, Series E Stock or Series D Stock of the Company may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the party or parties whose performance is conditional with respect such right or obligation, whereupon such amendment or waiver shall be binding on the Company and ACO.

  Section 8.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations hereunder without the consent of ACO. ACO may not assign its rights or obligations under this Agreement except (a) with the consent of the Company or (b) to TMC only after the Closing Date. Upon any such assignment, ACO shall notify the Company, which notice shall specify the precise nature of the rights which have been so assigned.

  Section 8.7 Survival of Representations and Warranties. All representations and warranties made in, pursuant to or in connection with this Agreement shall survive the execution and delivery of this Agreement and the Purchase.

  Section 8.8 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

  (a) GOVERNING LAW. THIS AGREEMENT AND THE OTHER INVESTMENT DOCUMENTS (EXCEPT TO THE EXTENT OTHERWISE EXPRESSLY SET FORTH THEREIN) SHALL BE DEEMED TO HAVE BEEN MADE IN THE STATE OF DELAWARE AND THE VALIDITY, CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO, SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

  (b) JURISDICTION AND VENUE. TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE PARTIES HERETO AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT OR THE OTHER INVESTMENT DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE DELAWARE COURT OF CHANCERY, COUNTY OF NEW CASTLE, DELAWARE, OR, IF JURISDICTION IS NOT AVAILABLE IN SUCH COURT, IN ANY OTHER DELAWARE STATE COURT. TO THE EXTENT THEY MAY LEGALLY DO SO, THE PARTIES HERETO HEREBY WAIVE ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SUBSECTION (b) AND STIPULATE THAT SUCH COURTS SHALL HAVE IN PERSONAM JURISDICTION AND VENUE OVER EACH SUCH PARTY FOR THE PURPOSE OF LITIGATING ANY SUCH DISPUTE, CONTROVERSY, OR PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT, OR THE OTHER INVESTMENT DOCUMENTS. TO THE MAXIMUM EXTENT PERMITTED BY LAW, SERVICE OF PROCESS SUFFICIENT FOR PERSONAL JURISDICTION IN ANY ACTION AGAINST THE COMPANY MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO ITS ADDRESS SPECIFIED FOR NOTICES PURSUANT TO SECTION 8.1.

  (c) WAIVER OF TRIAL BY JURY. TO THE MAXIMUM EXTENT THEY MAY LEGALLY DO SO, THE PARTIES TO THIS AGREEMENT HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, CAUSE OF ACTION, OR PROCEEDING ARISING UNDER OR

WITH RESPECT TO THIS AGREEMENT, OR THE OTHER INVESTMENT DOCUMENTS, OR IN ANY WAY CONNECTED WITH, OR RELATED TO, OR INCIDENTAL TO, THE DEALINGS OF THE PARTIES HERETO WITH RESPECT TO THIS AGREEMENT, THE OTHER INVESTMENT DOCUMENTS, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND IRRESPECTIVE OF WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE. TO THE EXTENT THEY MAY LEGALLY DO SO, THE PARTIES TO THIS AGREEMENT HEREBY AGREE THAT ANY SUCH CLAIM, DEMAND, ACTION, CAUSE OF ACTION, OR PROCEEDING SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SUBSECTION (c) WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE OTHER PARTY OR PARTIES HERETO TO WAIVER OF ITS OR THEIR RIGHT TO TRIAL BY JURY.

  Section 8.9 Counterparts; Facsimile Signatures. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of the signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement, and any party delivering an executed counterpart of the signature page to this Agreement by facsimile to any other party shall thereafter also promptly deliver a manually executed counterpart of this Agreement to such other party, but the failure to deliver such manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

  Section 8.10 Entire Agreement. This Agreement and the other Investment Documents (a) integrate all the terms and conditions set forth in or incidental to the Investment Documents, (b) supersede all oral negotiations and prior writings (including, without limiting the foregoing, the letter of intent dated July 10, 1998 between ACO and the Company together with the Annexes thereto) with respect to the subject matter hereof, and (c) are intended by the parties as the final expression of the agreement with respect to the terms and conditions set forth in the Investment Documents and as the complete and exclusive statement of the terms agreed to by the parties.

  Section 8.11 Confidentiality. Each of the Company and ACO agree to maintain confidentiality of the terms of this Agreement and all information disclosed in connection herewith including, without limitation, pursuant to Article 5 hereof, subject to the applicable rules and regulations under the Securities Act of 1933 and the Securities Exchange Act of 1934; provided, however, that the Company and ACO may disclose such information to its legal and financial advisors and lenders and to the parties to the Investment Documents, provided that such advisors, lenders and parties to the Investment Documents are, prior to receipt of such information, informed of the confidential nature of such information and agree to be bound by the nondisclosure provisions hereof.

  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the day and year first above written.

COMPANY:                                  National Media Corporation, a
                                           Delaware corporation


                                          By      /s/ Robert N. Verratti
                                            -----------------------------------
                                            Name: Robert N. Verratti
                                            Title: Chief Executive Officer

                                          Address for Notices:

                                          Attn: General Counsel
                                          Eleven Penn Center
                                          Suite 1100
                                          1835 Market Street
                                          Philadelphia, PA 19103
                                          Telephone: (215) 988-4600
                                          Facsimile: (215) 988-4869

ACO:                                      NM Acquisition Co., LLC, a Delaware
                                           limited liability company

                                          By its Manager,
                                          Temporary Media, Co., LLC, a
                                           Delaware limited liability company


                                          By         /s/ Eric R. Weiss
                                            -----------------------------------
                                            Name: Eric Weiss
                                            Title: Managing Member

                                          Address for Notice:

                                          Attn: Stuart D. Buchalter, Esq.
                                          Buchalter, Nemer, Fields & Younger
                                          601 S. Figueroa Street, Suite 2400
                                          Los Angeles, California 90017
                                          Telephone: (213) 891-0700
                                          Facsimile: (213) 896-0400

                                                                        ANNEX B

                         JANNEY MONTGOMERY SCOTT INC.
                              1801 MARKET STREET
                          PHILADELPHIA, PA 19103-1675
                                                                August 28, 1998

Board of Directors
National Media Corporation
Eleven Penn Centre, Suite 1100
1835 Market Street
Philadelphia, PA 19103

Gentlemen:

  It is our understanding that on August 11, 1998, National Media Corporation ("National Media" or the "Company") executed definitive agreements with NM Acquisition Co., LLC ("ACO"), pursuant to which ACO agreed to acquire a substantial equity interest in, and operational control of, the Company. In connection therewith, ACO entered into a stock purchase agreement (the "Series D Stock Purchase Agreement"), pursuant to which for an aggregate amount of $10 million, ACO acquired 10,000 shares of the Company's outstanding Series D Convertible Preferred Stock (the "Series D Preferred Stock"), along with warrants to purchase 992,942 shares of the Company's common stock ("Common Stock") which had been issued to the original holders of the Series D Preferred Stock. In addition, the Company and ACO entered into a stock purchase agreement (the "Series E Stock Purchase Agreement") pursuant to which ACO agreed to invest a minimum of $20,000,000, and a maximum of $22,000,000, directly into the Company in exchange for shares of the Company's newly-created Series E Convertible Preferred Stock (the "Series E Preferred Stock"), which will be convertible into shares of Common Stock at a fixed conversion price of $1.50 per share. The Company also entered into a consulting agreement (the "Consulting Agreement") with Temporary Media Co., LLC ("TMC"), pursuant to which TMC is providing executive management consulting services to the Company. In connection with the Consulting Agreement, the Company granted to TMC (i) a five-year option to purchase up to 212,500 shares of Common Stock, subject to certain vesting requirements, at an exercise price of $1.32 per share and (ii) contingent warrants to purchase up to 3,762,500 shares of Common Stock, at exercise prices ranging from $1.32 per share to $3.00 per share. The Company also executed agreements with First Union National Bank (the "First Union Agreement") and ValueVision International, Inc. ("ValueVision") (the "ValueVision Agreement") providing for modifications to the Company's two primary credit facilities. First Union Bank agreed to waive all outstanding financial covenant violations, to modify certain financial covenants and to accept payment of 75% of all outstanding principal obligations in full satisfaction of the Company's indebtedness, provided such payment is made by November 15, 1998. ValueVision agreed to waive its right to prepayment of its $10,000,000 demand note, and also agreed to certain standstill provisions, until January 1, 1999. In consideration thereof, the Company agreed to re-price certain warrants held by ValueVision to $2.74 per share.

  The various transactions contemplated by the agreements summarized above will be described in greater detail in the Company's related Proxy Statement, and are hereinafter collectively referred to as the "Transactions". You have requested our opinion with respect to the fairness, from a financial point of view, of the Transactions to the holders of the Common Stock of the Company.

  In rendering our opinion, we have reviewed:

    Certain publicly available business and financial information relating to the Company that we deemed relevant;

    1) Certain information, including financial forecasts, relating to the business and prospects of the Company;

    2) Selected financial and stock market data for certain other publicly traded companies that we deemed relevant;

    3) The financial terms of certain other business combinations that we deemed relevant;

    4) The recent trading history of the Company's Common Stock;

    5) Various agreements, including, among others, the Series D Stock Purchase Agreement, the Series E Stock Purchase Agreement, the Consulting Agreement, the First Union Agreement and the ValueVision Agreement; and

    6) Other financial studies and analyses as we deemed necessary.

  In addition, we held discussions with members of management of the Company regarding the Company's business, financial condition and prospects.

  In preparing our opinion, we have assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to us, discussed with or reviewed by or for us, or publicly available, and we have not assumed any responsibility for independently verifying such information or undertaken any independent evaluation or appraisal of any of the assets or liabilities of the Company or been furnished with any such evaluation or appraisal. With respect to the financial forecast information furnished to or discussed with us by the Company, we have assumed that they have been reasonably prepared and reflect the best currently available estimates and judgment of the Company's management as to the expected future financial performance of the Company. We express no view with respect to the obtainability of such projections or the assumptions on which they were based. Further, we have relied upon the assurances of management of the Company that they are not aware of any facts or circumstances that would make such information inaccurate or misleading.

  Our opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated on, and on the information made available to us as of, the date hereof.

  This opinion is for the use and benefit of the Board of Directors of the Company. Our opinion does not address the merits of the underlying decision by the Company to proceed with the Transactions and does not constitute a recommendation to any shareholder as to how such shareholder should vote or as to any other action such shareholder should take in connection with the proposed Transactions. In addition, we express no opinion as the price or range of prices at which shares of Common Stock of the Company may trade following consummation of the Transaction.

  Based upon and subject to the foregoing, we are of the opinion as of the date hereof that, from a financial point of view, the Transactions are fair to the holders of the Company's Common Stock.

  We have acted as financial advisor to the Company in connection with the Transactions and will receive a fee for our services, a significant portion of which is contingent upon the consummation of the Transactions. In addition, the Company has agreed to indemnify us for certain liabilities that may arise out of the rendering of this opinion. In the ordinary course of our business, we may trade in the equity securities of the Company for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

                                          Very Truly Yours,

                                          /s/ Janney Montgomery Scott Inc.

                                          JANNEY MONTGOMERY SCOTT INC.

                                                                        ANNEX C

                          NATIONAL MEDIA CORPORATION
                    AMENDED AND RESTATED STOCK OPTION PLAN
 (as last amended effective August 11, 1998, to eliminate Section 2(b) hereof)

  The purpose of the Amended and Restated Stock Option Plan (the "Plan") of National Media Corporation (the "Company") is to promote the interests of the Company by providing incentives to (i) designated officers and other employees of the Company or a Subsidiary Corporation (as defined herein), (ii) non-employee members of the Company's Board of Directors (the "Board") and (iii) independent contractors and consultants (who may be individuals or entities) who perform services for the Company, to enable the Company to attract and retain them and to encourage them to acquire a proprietary interest, or to increase their proprietary interest, in the Company. The Company believes that the Plan will cause participants to contribute materially to the growth of the Company, thereby benefiting the Company's stockholders. For purposes of the Plan, the terms "Parent Corporation" and "Subsidiary Corporation" shall have the meanings set forth in subsections (e) and (f) of Section 424 of the Internal Revenue Code of 1986, as amended (the "Code").

1. ADMINISTRATION

  (a) The Plan shall be administered and interpreted by a committee of the Board (the "Committee") consisting of not less than two persons, all of whom shall be "disinterested persons" as defined under Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act") or any successor provisions and "outside directors" for purposes of Section 162(m) of the Code. The Committee shall have the sole authority to determine (i) who is eligible to receive Grants (as defined in Section 2 below) under the Plan, (ii) the type, size and terms of each Grant under the Plan (subject to Section 4 below), (iii) the time when each Grant will be made and the duration of any exercise or restriction period; (iv) any restrictions on resale applicable to the shares to be issued or transferred pursuant to the Grant; and (v) any other matters arising under the Plan. The Committee may, if it so desires, base any of the foregoing determinations upon the recommendations of management of the Company. The Committee shall have full power and authority to administer and interpret the Plan and to adopt or amend such rules, regulations, agreements and instruments as it may deem appropriate for the proper administration of the Plan. The Committee's interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interests in the Plan or in any Grants under the Plan. No person acting under this subsection shall be held liable for any action or determination made in good faith with respect to the Plan or any Grant under the Plan.

  (b) Each member of the Committee shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees) reasonably incurred by him or her, or liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the Plan, unless arising out of such member's own fraud or bad faith, to the extent permitted by applicable law. Such indemnification shall be in addition to any rights of indemnification the members may have as directors or otherwise under the Certificate of Incorporation or By-Laws of the Company, any agreement of stockholders or disinterested directors or otherwise.

2. GRANTS

  Incentives under the Plan shall consist of Incentive Stock Options (as defined in Section 5(b) below), Nonqualified Stock Options (as defined in
Section 5(b) below), Restricted Stock Grants (as defined in Section 6 below) or SARs (as defined in Section 7 below) (hereinafter collectively referred to as "Grants"). All Grants shall be subject to the terms and conditions set forth herein and to such other terms and conditions of any nature as long as they are not inconsistent with the Plan as the Committee deems appropriate and specifies in writing to the participant (the "Grant Letter"). The Committee shall approve the form and provisions of each Grant Letter. Grants under any section of the Plan need not be uniform as among the participants receiving the same type of Grant, and Grants under two or more sections of the Plan may be combined in one Grant Letter.

3. SHARES SUBJECT TO THE PLAN

  (a) The aggregate number of shares of the Common Stock, par value $.01 ("Common Stock"), of the Company that may be issued or transferred under the Plan is 6,565,000, subject to adjustment pursuant to Section 3(b) below. Such shares may be authorized but unissued shares or reacquired shares. If and to the extent that options granted under the Plan terminate, expire or are canceled without having been exercised (including shares cancelled as part of an exchange of Grants), or if any shares of restricted stock are forfeited, the shares subject to such Grant shall again be available for subsequent Grants under the Plan.

  (b) If any change is made to the Common Stock (whether by reason of merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination of shares, or exchange of shares or any other change in capital structure made without receipt of consideration), then unless such event or change results in the termination of all outstanding Grants under the Plan, the Committee shall preserve the value of the outstanding Grants by adjusting the maximum number and class of shares issuable under the Plan to reflect the effect of such event or change in the Company's capital structure, and by making appropriate adjustments to the number and class of shares, the exercise price of each outstanding option and otherwise, except that any fractional shares resulting from such adjustments shall be eliminated by rounding any portion of a share equal to .500 or greater up, and any portion of a share equal to less than .500 down, in each case to the nearest whole number.

4. ELIGIBILITY FOR PARTICIPATION

  Officers and other employees of the Company or a Subsidiary Corporation, non-employee members of the Board, and independent contractors and consultants who perform services for the Company shall be eligible to participate in the Plan (hereinafter referred to individually as an "Eligible Participant", and collectively as the "Eligible Participants"). Only Eligible Participants who are officers or other employees of the Company or a Subsidiary Corporation shall be eligible to receive Incentive Stock Options. All Eligible Participants shall be eligible to receive Nonqualified Stock Options, Restricted Stock Grants and SARs. The Committee shall select from among the Eligible Participants those who will receive Grants (the "Grantees") and shall determine the number of shares of Common Stock subject to each Grant. The maximum number of shares of Common Stock for which any Grantee may be granted options under this Plan in any one taxable year of the Company shall not exceed 1,000,000 shares. The Committee may, if it so desires, base any such selections or determinations upon the recommendations of management of the Company. Nothing contained in the Plan shall be construed to limit in any manner whatsoever the right of the Company to grant rights or options to acquire Common Stock or awards of Common Stock otherwise than pursuant to the Plan.

5. STOCK OPTIONS

  (a) Number of Shares. The Committee, in its sole discretion, shall determine the number of shares of Common Stock that will be subject to each option.

  (b) Type of Option and Option Price.

    (1) The Committee may grant options qualifying as incentive stock options within the meaning of Section 422 of the Code ("Incentive Stock Options") and other stock options ("Nonqualified Stock Options") in accordance with the terms and conditions set forth herein, or may grant any combination of Incentive Stock Options and Nonqualified Stock Options (hereinafter referred to collectively as "Stock Options"). The option price per share of an Incentive Stock Option shall be the fair market value (as defined herein) of a share of Common Stock on the date of grant. If the Grantee of an Incentive Stock Option is the owner of Common Stock (as determined under section 424(d) of the Code) who possesses more than 10% of the total combined voting power of all classes of stock of the Company or a Parent Corporation or Subsidiary Corporation, the option price per share in the case of an Incentive Stock Option shall not be less than 110% of the fair market value of a share of Common Stock on the date of grant.

    (2) For all valuation purposes under the Plan, the fair market value of a share of Common Stock shall be determined in accordance with the following provisions.

      (A) If the Common Stock is not at the time listed or admitted to trading on any stock exchange but is traded in the over-the-counter market (but not on the Nasdaq National Market segment of The Nasdaq Stock Market), the fair market value shall be the mean between the last reported bid and asked prices of one share of Common Stock on the date in question in the over-the-counter market, as such prices are reported by the National Association of Securities Dealers through its Nasdaq system or any successor system. If there are no reported bid and asked prices on the date in questions, then the mean between the last reported bid and asked prices on the next preceding date for which such quotations exist shall be determinative of fair market value. If the Common Stock is traded over-the-counter on the Nasdaq National Market segment of The Nasdaq Stock Market, the fair market value shall be the closing selling price of one share of Common Stock on the date in question as such price is reported by the National Association of Securities Dealers through such system or any successor system. If there is no reported closing selling price for the Common Stock on the date in question, then the closing selling price on the next preceding date for which such quotation exists shall be determinative of fair market value.

      (B) If the Common Stock is at the time listed or admitted to trading on any stock exchange, then the fair market value shall be the closing selling price of one share of Common Stock on the date in question on the stock exchange determined by the Committee to be the primary market for the Common Stock, as such prices are officially quoted on such exchange. If there is no reported closing selling price of Common Stock on such exchange on the date in question, then the fair market value shall be the closing selling price on the next preceding date for which such quotation exists.

      (C) If the Common Stock is at the time neither listed nor admitted to trading on any stock exchange nor traded in the over-the-counter market (or, if the Committee determines that the value as determined pursuant to Section 5(b)(2)(A) or (B) above does not reflect fair market value), then the Committee shall determine fair market value after taking into account such factors as it deems appropriate.

  (c) Exercise Period. The Committee shall determine the option exercise period of each Stock Option. The exercise period shall not exceed ten years from the date of grant. Notwithstanding any determinations by the Committee regarding the exercise period of any Stock Option, all outstanding Stock Options shall become immediately exercisable upon a Change of Control of the Company (as defined in Section 9 below).

  (d) Vesting of Options and Restrictions on Shares. The vesting period for Stock Options shall commence on the date of grant and shall end on the date or dates, or upon the happening of the events or events, as determined by the Committee, that shall be specified in the Grant Letter. The Committee may impose upon the shares of Common Stock issuable upon the exercise of a Stock Option such restrictions as it deems appropriate and specifies in the Grant Letter. During any period in which such restrictions apply, the provisions of
Section 6(d) below shall be applicable to such shares, and the Committee, in such circumstances as it deems equitable, may determine that all such restrictions shall lapse. Notwithstanding any other provision of the Plan, all outstanding Stock Options shall become immediately exercisable upon a Change of Control of the Company (as defined in Section 9 below).

  (e) Manner of Exercise. A Grantee may exercise a Stock Option by delivering a duly completed notice of exercise to the Committee, together with payment of the option price. Such notice may include instructions authorizing the Company to deliver the certificates representing the shares of Common Stock issuable upon the exercise of such Stock Option to any designated registered broker or dealer ("Designated Broker"). Such instructions shall designate the account into which the shares are to be deposited. The Grantee may tender such notice of exercise, which has been properly executed by the Grantee, and the aforementioned delivery instructions to any Designated Broker.

  (f) Termination of Employment, Disability or Death.

    (1) If a Grantee ceases to be an Eligible Participant for any reason (other than, in the case of an individual, the death of such individual) any Stock Option which is otherwise exercisable by the Grantee shall terminate unless exercised within three months after the date on which the Grantee ceases to be an Eligible Participant (or within such other period of time, which may be longer or shorter than three months, as may be specified in the Grant Letter), but in any event no later than the date of expiration of the option exercise period, except that in the case of an individual Grantee who is disabled within the meaning of section 105(d)(4) of the Code, such period shall be one year rather than three months (except as otherwise provided in the Grant Letter).

    (2) Except to the extent more liberal terms are set forth in a Grant Letter, in the event of the death of an individual Grantee while he or she is an Eligible Participant or within not more than three months after the date on which the Grantee ceases to be an Eligible Participant (or within such other period of time, which may be longer or shorter than three months, as may be specified in the Grant Letter), any Stock Option which was otherwise exercisable by the Grantee at the date of death may be exercised by the Grantee's personal representative at any time prior to the expiration of one year from the date of death, but in any event no later than the date of expiration of the option exercise period.

  (g) Satisfaction of Option Price. The Grantee shall pay the option price in full at the time of exercise in cash, or, with the consent of the Committee in its sole discretion, by delivering shares of Common Stock already owned by the Grantee and having a fair market value on the date of exercise equal to the option price or a combination of cash and shares of Common Stock; provided, however, that in lieu of payment in full in such manner, a Grantee may with the approval of the Board in its sole discretion, be entitled to pay for the shares purchased upon exercise of the Stock Option by payment to the Company in cash or by certified or bank check a sum equal at least to the par value of the Common Stock, with the remainder of the purchase price satisfied by the issuance of an interest bearing promissory note or notes, in a form and having terms, including rate of interest, satisfactory to the Board in its sole discretion. The Grantee shall also pay the amount of withholding tax due, if any, at the time of exercise. Shares of Common Stock shall not be issued or transferred upon any purported exercise of a Stock Option until the option price and the withholding obligation are fully paid.

  (h) Limits on Incentive Stock Options. Each Grant of an Incentive Stock Option shall provide that:

    (1) the Stock Option is not transferable by the Grantee, except, in the case of an individual Grantee, by will or the laws of descent and distribution;

    (2) the Stock Option is exercisable only by the Grantee, except as otherwise provided herein or in the Grant Letter in the event of the death of an individual Grantee;

    (3) the aggregate fair market value of the Common Stock on the date of the Grant with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year under the Plan and under any other stock option plan of the Company shall not exceed $100,000; and

    (4) unless the Grantee could otherwise transfer Common Stock issued pursuant to the Stock Option without incurring liability under Section 16(b) of the Exchange Act, at least six months must elapse from the date of acquisition of the Stock Option until the date of disposition of the Common Stock issued upon exercise thereof.

6. RESTRICTED STOCK GRANTS

  The Committee may issue shares of Common Stock to an Eligible Participant pursuant to an incentive or long range compensation plan, program or contract approved by the Committee (a "Restricted Stock Grant"). The following provisions are applicable to Restricted Stock Grants:

    (a) General Requirements. Shares of Common Stock issued pursuant to Restricted Stock Grants will be issued in consideration for cash or services rendered having a value, as determined by the Board, at least equal to the par value thereof. All conditions and restrictions imposed under each Restricted Stock Grant, and the period of years during which the Restricted Stock Grant will remain subject to such restrictions, shall be set forth in the Grant Letter and designated therein as the "Restriction Period." All restrictions imposed under any Restricted Stock Grant shall lapse on such date or dates as the Committee may approve until the restrictions have lapsed as to 100% of the shares, except that upon a Change of Control of the Company, all restrictions on the transfer of the shares which have not been forfeited prior to such date shall immediately lapse. In addition, the Committee, in circumstances that it deems equitable, may determine as to any or all Restricted Stock Grants, that all the restrictions shall lapse, notwithstanding any Restriction Period.

    (b) Number of Shares. The Committee, in its sole discretion, shall determine the number of shares of Common Stock that will be granted in each Restricted Stock Grant.

    (c) Requirement of Relationship with Company. If the Grantee's relationship with the Company (as an employee, non-employee member of the Board, independent contractor or consultant, as the case may be) terminates during the period designated in the Grant Letter as the Restriction Period, the Restricted Stock Grant shall terminate as to all shares covered by the Grant as to which restrictions on transfer have not lapsed, and such shares shall be immediately returned to the Company. The Committee may, in its sole discretion, provide for complete or partial exceptions to the provisions of this Section 6(c).

    (d) Restrictions on Transfer and Legend on Stock Certificate. During the Restriction Period, a Grantee may not sell, assign, transfer, pledge or otherwise dispose of the shares of Common Stock to which such Restriction Period applies except to a Successor Grantee pursuant to Section 8 below.

  Each certificate representing a share of Common Stock issued or transferred under a Restricted Stock Grant shall contain a legend giving appropriate notice of the restrictions in the Grant. The Grantee shall be entitled to have the legend removed from the stock certificate or certificates representing any such shares as to which all restrictions have lapsed.

7. STOCK APPRECIATION RIGHTS

  (a) General Provisions. The Committee may grant stock appreciation rights ("SARs") to any Grantee in tandem with any Stock Option, for all or a portion of the applicable Stock Option, either at the time the Stock Option is granted or at any time thereafter while the Stock Option remains outstanding.

  (b) Number of SARs. The number of SARs granted to a Grantee which shall be exercisable during any given period of time shall not exceed the number of shares of Common Stock which the Grantee may purchase upon the exercise of the related Stock Option during such period. Upon the exercise of a Stock Option, the SARs relating to the Common Stock covered by the Stock Option shall terminate. Upon the exercise of any SARs, the related Stock Option shall terminate to the extent of an equal number of shares of Common Stock.

  (c) Settlement Amount. Upon a Grantee's exercise of some or all of the Grantee's SARs, the Grantee shall receive in settlement of such SARs an amount equal to the stock appreciation (as defined herein) for the number of SARs exercised, payable in cash, Common Stock or a combination thereof. The "stock appreciation" for an SAR is the difference between the option price specified for the related Stock Option and the fair market value of the underlying Common Stock on the date of exercise of the SAR.

  (d) Settlement Election. Upon the exercise of any SARs, the Grantee shall have the right to elect the portions of the settlement amount that the Grantee desires to receive in cash and shares of Common Stock, respectively. For purposes of calculating the number of shares of Common Stock to be received upon settlement, shares of Common Stock shall be valued at their fair market value on the date of exercise of the SARs. Notwithstanding the foregoing, the Committee shall have the right (i) to disapprove a Grantee's election to receive such settlement in whole or in part in cash, and to require that shares of Common Stock be delivered in lieu of cash or (ii) to require that settlement be made in cash if the Company does not or may not in the future have sufficient shares authorized for issuance. If shares of Common Stock are to be received upon exercise of an SAR, cash shall be delivered in lieu of any fractional share.

  (e) Exercise. An SAR is exercisable only during the period when the Stock Option to which it is related is also exercisable. No SAR may be exercised, in whole or in part, by any person who is subject to Section 16 of the Exchange Act except in accordance with Rule 16b-3(e) under the Exchange Act.

8. TRANSFERABILITY OF OPTIONS AND GRANTS

  Only a Grantee (or, in the case of an individual Grantee, his or her authorized legal representative) may exercise rights under a Grant. No individual Grantee may transfer those rights except by will or by the laws of descent and distribution or, if permitted under Rule 16b-3 of the Exchange Act and by the Committee in its sole discretion, pursuant to a qualified domestic relations order as defined under the Code or Title I of ERISA or the rules thereunder. Upon the death of an individual Grantee, the personal representative or other person entitled to succeed to the rights of the Grantee ("Successor Grantee") may exercise such rights. A Successor Grantee shall furnish proof satisfactory to the Company of such person's right to receive the Grant under the Grantee's will or under the applicable laws of descent and distribution.

9. CHANGE OF CONTROL OF THE COMPANY

  As used herein, a "Change of Control" shall be deemed to have taken place if: (i) any Person (including any individual, firm, corporation, partnership or other entity except the Company or any employee benefit plan of the Company or of any Affiliate or Associate (each as defined in Rule 12b-2 under the Exchange Act), any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such employee benefit plan), together with all Affiliates and Associates of such Person, shall become the beneficial owner in the aggregate of 20% or more of the Common Stock of the Company then outstanding, except that no "Change of Control" shall be deemed to occur during any period in which any such Person, and its Affiliates and Associates, are bound by the terms of a standstill agreement under which such parties have agreed not to acquire more than 30% of the Common Stock of the Company then outstanding or to solicit proxies; or (ii) during any 24 month period, individuals who at the beginning of such period constituted the Board cease for any reason to constitute a majority thereof, unless the election, or the nomination for election by the Company's stockholders, of at least 75% of the directors who were not directors at the beginning of such period was approved by a vote of at least 75% of the directors in office at the time of such election or nomination who were directors at the beginning of such period.

10. CERTAIN CORPORATE CHANGES

  (a) Sale or Exchange of Assets, Dissolution or Liquidation or Merger or Consolidation Where the Company Does Not Survive. If all or substantially all of the assets of the Company are to be sold or exchanged, the Company is to be dissolved or liquidated, or the Company is a party to a merger or consolidation with another corporation in which the Company will not be the surviving corporation, then, at least ten days prior to the effective date of such event, the Company shall give each Grantee with any outstanding Grants written notice of such event. Each such Grantee shall thereupon have the right to exercise in full any installments of such Grants not previously exercised (whether or not the right to exercise such installments has accrued pursuant to such Grants), within ten days after such written notice is sent by the Company. Any installments of such Grants not so exercised shall thereafter lapse and be of no further force or effect.

  (b) Merger or Consolidation Where the Company Survives. If the Company is a party to a merger or consolidation in which the Company will be the surviving corporation, then the Committee may, in its sole discretion, elect to give each Grantee with any outstanding Grants written notice of such event. If such notice is given, each such Grantee shall thereupon have the right to exercise in full any installments of such Grants not previously exercised (whether or not the right to exercise such installments has accrued pursuant to such Grants), within ten days after such written notice is sent by the Company. Any installments of such Grants not so exercised shall thereafter lapse and be of no further force or effect.

11. STOCKHOLDER APPROVAL

  This Plan is subject to and no Options shall be exercisable hereunder until after approval by holders of a majority of the shares of the stock of the Company present or represented by a proxy in a separate vote at a duly held meeting of the stockholders of the Company within twelve months after the date of the adoption of the Plan by the Board. If the Plan, as herein amended, is not so approved by stockholders, the Plan as previously approved shall continue in effect.

12. APPROVAL BY OUTSIDE DIRECTORS

  This Plan is subject to and no Options shall be exercisable hereunder until after approval by a compensation committee (the "Compensation Committee") of the Board of Directors which is comprised solely of two or more directors ("Outside Directors") who are (i) not presently employees of the Company (or related entities); (ii) not former employees still receiving compensation for prior services (other than benefits under a tax-qualified pension plan); (iii) not officers of the Company (or related entities) at any time; and (iv) not currently receiving compensation for personal services in any capacity other than as a director.

13. AMENDMENT AND TERMINATION OF THE PLAN

  (a) Amendment. The Board may amend or terminate the Plan at any time, subject to the following limitations:

    (1) the approval by the stockholders of the Company and approval by the Compensation Committee shall be required in respect of any amendment that
  (A) materially increases the benefits accruing to Eligible Participants under the Plan, (B) increases the aggregate number of shares of Common Stock that may be issued or transferred under the Plan (other than by operation of Section 3(b) above), (C) increases the maximum number of shares of Common Stock for which any Grantee may be granted options under this Plan; (D) materially modifies the requirements as to eligibility for participation in the Plan; or (E) modifies the provisions for determining the fair market value of a share of Common Stock; and

    (2) the Board shall not amend the Plan if such amendment would cause the Plan, any Grant or the exercise of any right under the Plan to fail to comply with the requirements of Rule 16b-3 under the Exchange Act, or if such amendment would cause the Plan or the Grant or exercise of an Incentive Stock Option to fail to comply with the requirements of Section 422 of the Code including, without limitation, a reduction of the option price set forth in Section 5(b) above or an extension of the period during which an Incentive Stock Option may be exercised as set forth in Section 5(c) above.

  (b) Termination of Plan. The Plan shall terminate on the tenth anniversary of its effective date (as set forth in Section 20 below) unless earlier terminated by the Board or unless extended by the Board with the approval of the stockholders.

  (c) Termination and Amendment of Outstanding Grants. A termination or amendment of the Plan that occurs after a Grant is made shall not result in the termination or amendment of the Grant unless the Grantee consents or unless the Committee acts under Section 21(b) below. The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant. Whether or not the Plan has terminated, an outstanding Grant may be terminated or amended under Section 21(b) below or may be amended by agreement of the Company and the Grantee which is consistent with the Plan.

  (d) Employees in Foreign Countries. The Board shall have the authority to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or its Subsidiaries may operate to assure the viability of benefits from Grants made to participants employed in such countries and to meet the objectives of the Plan.

14. FUNDING OF THE PLAN

  The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under the Plan. In no event shall interest be paid or accrued on any Grant, including unpaid installments of Grants.

15. RIGHTS OF ELIGIBLE PARTICIPANTS

  Nothing in the Plan shall entitle any Eligible Participant or other person to any claim or right to any Grant under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any Eligible Participant or Grantee any rights to be retained by the Company in any capacity, whether as an employee, non-employee member of the Board, independent contractor, consultant or otherwise.

16. WITHHOLDING OF TAXES

  The Company shall have the right to deduct from all Grants paid in cash any federal, state or local taxes required by law to be withheld with respect to such Grants paid in cash. In the case of Grants paid in Common Stock, the Company shall have the right to require the Grantee to pay to the Company the amount of any taxes which the Company is required to withhold in respect of such Grants or to take whatever action it deems necessary to protect the interests of the Company in respect of such tax liabilities, including, without limitation, withholding a portion of the shares of Common Stock otherwise deliverable pursuant to the Plan. The Company's obligation to issue or transfer shares of Common Stock upon the exercise of a Stock Option or SAR or the acceptance of a Restricted Stock Grant shall be conditioned upon the Grantee's compliance with the requirements of this section to the satisfaction of the Committee.

17. AGREEMENTS WITH GRANTEES

  Each Grant made under the Plan shall be evidenced by a Grant Letter containing such terms and conditions as the Committee shall approve.

18. REQUIREMENTS FOR ISSUANCE OF SHARES

  No Common Stock shall be issued or transferred under the Plan unless and until all applicable legal requirements have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Stock Option, Restricted Stock Grant or SAR on the Grantee's undertaking in writing to comply with such restrictions on any subsequent disposition of the shares of Common Stock issued or transferred thereunder as the Committee shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof, and certificates representing such shares may be legended to reflect any such restrictions.

19. HEADINGS

  The section headings of the Plan are for reference only. In the event of a conflict between a section heading and the content of a section of the Plan, the content of the section shall control.

20. EFFECTIVE DATES

  (a) Effective Date of the Plan. The Plan shall be effective as of April 25, 1996, subject to the approval of the Company's stockholders within 12 months after such effective date.

  (b) Effectiveness of Section 16 Provisions. The provisions of the Plan that refer to, or are applicable to persons subject to, Section 16 of the Exchange Act shall be effective, if at all, upon the registration of the Common Stock under the Exchange Act, and shall remain in effect thereafter for so long as the Common Stock is registered under the Exchange Act.

21. MISCELLANEOUS

  (a) Substitute Grants. The Committee may make a Grant to an employee, a non-employee director, or an independent contractor or consultant of another corporation, if such person shall become an Eligible Participant by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company or a Subsidiary Corporation and such other corporation. Any such Grant shall be made in substitution for a stock option or restricted stock grant granted by the other corporation ("Substituted Stock Incentives"), but the terms and conditions of the substitute Grant may vary from the terms and conditions required by the Plan and from those of the Substituted Stock Incentives. The Committee shall prescribe the provisions of the substitute Grants.

  (b) Compliance with Law. The Plan, the exercise of Grants and the obligations of the Company to issue or transfer shares of Common Stock under Grants shall be subject to all applicable laws and required approvals by any governmental or regulatory agencies. With respect to persons subject to
Section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan shall comply with all applicable conditions of Rule 16b-3 or any successor provisions under the Exchange Act. The Committee may revoke any Grant if it is contrary to law or modify any Grant to bring it into compliance with any valid and mandatory government regulations. The Committee may also adopt rules regarding the withholding of taxes on payments to Grantees. The Committee may, in its sole discretion, agree to limit its authority under this section.

  (c) Ownership of Stock. A Grantee or Successor Grantee shall have no rights as a stockholder with respect to any shares of Common Stock covered by a Grant until the shares are issued or transferred to the Grantee or Successor Grantee on the stock transfer records of the Company.

                           NATIONAL MEDIA CORPORATION

                               COMMON STOCK PROXY

           This Proxy is solicited on behalf of the Board of Directors

     I hereby constitute and appoint Brian J. Sisko, Esq. and James M. Gallagher, and each of them acting individually, my true and lawful agents and proxies, with full power of substitution in each, to vote all shares of Common Stock held of record by me at the Meeting of Stockholders of National Media Corporation to be held on October __, 1998 and any adjournments or postponements thereof. I direct said proxies to vote as specified on the reverse side.

     Unless otherwise specified, all shares will be voted for the election of all nominees listed and for each of the proposal to be acted upon at the Meeting. This Proxy also delegated discretionary authority to vote with respect to any other business which may properly come before the Meeting or any adjournment or postponement thereof.

     Please mark, sign, date and return the Proxy Card promptly.
                     [Reverse Side]

1. Proposal I, to approve and adopt the Transactions contemplated by the Stock Purchase Agreement, dated as of August 11, 1998, by and between National Media and NM Acquisition Co., LLC ("ACO"), including among other things,
     (i) the issuance of a minimum of 20,000 and, at the option of the Company, a maximum of 22,000 shares of the Company's Series E Convertible Preferred Stock; (ii) the amendment of National Media's Certificate of Incorporation increasing the authorized number of shares of common stock of the Company ("Common Stock") to 150,000,000 shares; (iii) an agreement with ValueVision International, Inc. ("ValueVision") amending, among other things, certain terms of a $10,000,000 promissory note, payable to ValueVision and certain warrants of the Company held by ValueVision; and (iv) the grant to Temporary Media Co., LLC ("TMC"), an affiliate of ACO, of options to purchase up to 212,500 shares of Common Stock and warrants to purchase up to 3,762,500 shares of Common Stock, 2,612,500 of which may be exercised by TMC.

FOR                                 AGAINST                          ABSTAIN
/ /                                   / /                              / /


2. Proposal II, Election of Directors

  FOR all nominees listed            WITHHOLD         To withhold authority
(except through as indicated         AUTHORITY          to vote for any
  to the contrary below)                               individual nominee,
                                                   strike a line  the nominee's
                                                       name listed below:
/ /                                   / /

Albert R. Dowden                        Andrew M. Schuon

William M. Goldstein, Esq.              Robert N. Verratti

Frederick S. Hammer                     Eric R. Weiss

John W. Kirby                           Jon W. Yoskin, II

Stephen C. Lehman


3. Proposal III, to approve an amendment to the Company's 1991 Stock Option Plan to increase the number of shares of Common Stock available for awards by 800,000 shares.

FOR                                 AGAINST                          ABSTAIN
/ /                                   / /                              / /

4. Proposal IV, to ratify the Board of Directors' appointment of Ernst & Young LLP, independent certified public accountants, as auditors for the Company for the fiscal year ending March 31, 1999.

FOR                                 AGAINST                          ABSTAIN
/ /                                   / /                              / /

The undersigned hereby revokes all previous proxies for the Meeting and acknowledges receipt of the Notice of Meeting and Proxy Statement of National Media Corporation.


                  Date:                                  , 1998
                       ----------------------------------

                  ---------------------------------------------

                  ---------------------------------------------

                  By:
                     ------------------------------------------

       NOTE: Please sign this proxy exactly as name(s) appear in address.
           When signing as attorney-in-fact, executor, administrator, trustee or guardian, please add your title as such.

                           NATIONAL MEDIA CORPORATION

                   SERIES B CONVERTIBLE PREFERRED STOCK PROXY

           This Proxy is Solicited on Behalf of the Board of Directors

     I hereby constitute and appoint Brian J. Sisko, Esq. and James M. Gallagher, and each of them acting individually, my true and lawful agents and proxies, with full power of substitution in each, to vote all shares of Series B Convertible Preferred Stock held of record by me at the Meeting of Stockholders of National Media Corporation to be held on October ___, 1998 and any adjournments or postponements thereof. I direct said proxies to vote as specified on the reverse side.

     Unless otherwise specified, all shares will be voted for the election of all nominees listed and for each of the proposal to be acted upon at the Meeting. This Proxy delegates discretionary authority to vote with respect to any other business which may properly come before the Meeting or any adjournment or postponement thereof.

     Please mark, sign, date and return the Proxy Card promptly.
                      [Reverse Side]

1. Proposal I, to approve and adopt the Transactions contemplated by the Stock Purchase Agreement dated as of August 11, 1998, by and between National Media and NM Acquisition Co., LLC ("ACO"), including among other things,
     (i) the issuance of a minimum of 20,000 and, at the option of the Company, a maximum of 22,000 shares of the Company's Series E Convertible Preferred Stock; (ii) the amendment of National Media's Certificate of Incorporation increasing the authorized number of shares of common stock of the Company ("Common Stock") to 150,000,000 shares; (iii) an agreement with ValueVision International, Inc. ("ValueVision") amending, among other things, certain terms of a $10,000,000 promissory note, payable to ValueVision and certain warrants of the Company held by ValueVision; and (iv) the grant to Temporary Media Co., LLC ("TMC"), an affiliate of ACO, of options to purchase up to 212,500 shares of Common Stock and warrants to purchase up to 3,762,500 shares of Common Stock, 2,612,500 of which may be exercised by TMC.

     FOR                             AGAINST                          ABSTAIN
     / /                               / /                              / /

2. Proposal III, to approve an amendment to the Company's 1991 Stock Option Plan to increase the number of shares of Common Stock available for awards by 800,000 shares.

     FOR                             AGAINST                          ABSTAIN
     / /                               / /                              / /

3. Proposal IV, to ratify the Board of Directors' appointment of Ernst & Young LLP, independent certified public accountants, as auditors for the Company for the fiscal year ending March 31, 1999.

    FOR                              AGAINST                          ABSTAIN
    / /                                / /                              / /

           The undersigned hereby revokes all previous proxies for the
                Meeting and acknowledges receipt of the Notice of
            Meeting and Proxy Statement of National Media Corporation


                  Date:                                  , 1998
                       ----------------------------------

                  ---------------------------------------------

                  ---------------------------------------------

                  By:
                     ------------------------------------------

       NOTE: Please sign this proxy exactly as name(s) appear in address.
           When signing as attorney-in-fact, executor, administrator, trustee or guardian, please add your title as such.